EXHIBIT 4.1

                        POOLING AND SERVICING AGREEMENT


                                   Relating to

                        IMC HOME EQUITY LOAN TRUST 1996-2

                                      Among

                       CONTISECURITIES ASSET FUNDING CORP.
                                  as Depositor,

                        INDUSTRY MORTGAGE COMPANY, L.P.,
                                   as Seller,

                        INDUSTRY MORTGAGE COMPANY, L.P.,
                                   as Servicer



                                       and


                                  CHEMICAL BANK
                                   as Trustee


                            Dated as of April 1, 1996


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                                    CONTENTS
                                                                            Page

CONVEYANCE..................................................................  1

ARTICLE I
                           DEFINITIONS; RULES OF CONSTRUCTION...............  2
         Section 1.01      Definitions......................................  2
         Section 1.02      Use of Words and Phrases......................... 32
         Section 1.03      Captions; Table of Contents...................... 32
         Section 1.04      Opinions......................................... 33

ARTICLE II
                           ESTABLISHMENT AND ORGANIZATION OF THE TRUST...... 34
         Section 2.01      Establishment of the Trust....................... 34
         Section 2.02      Office........................................... 34
         Section 2.03      Purposes and Powers.............................. 34
         Section 2.04      Appointment of the Trustee; Declaration of Trust. 34
         Section 2.05      Expenses of the Trust............................ 34
         Section 2.06      Ownership of the Trust........................... 34
         Section 2.07      Situs of the Trust............................... 35
         Section 2.08      Miscellaneous REMIC Provisions................... 35

ARTICLE III
                           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR, THE SERVICER AND THE SELLER; COVENANT
                           OF SELLER TO CONVEY HOME EQUITY LOANS............ 37
         Section 3.01      Representations and Warranties of the Depositor.. 37
         Section 3.02      Representations and Warranties of the Servicer... 39
         Section 3.03      Representations and Warranties of the Seller..... 41
         Section 3.04 Covenants of Seller to Take Certain Actions with Respect to the Home Equity Loans in
                           Certain Situations............................... 43
         Section 3.05      Conveyance of the Initial Home Equity Loans and
                           Qualified Replacement Mortgages.................. 50
         Section 3.06      Acceptance by Trustee; Certain Substitutions of
                           Home Equity Loans; Certification by Trustee...... 54
         Section 3.07      Conveyance of the Subsequent Home Equity Loans... 55
         Section 3.08      Custodian........................................ 57

ARTICLE IV
                           ISSUANCE AND SALE OF CERTIFICATES.................58
         Section 4.01      Issuance of Certificates..........................58
         Section 4.02      Sale of Certificates..............................58

ARTICLE V
                           CERTIFICATES AND TRANSFER OF INTERESTS............59
         Section 5.01      Terms.............................................59
         Section 5.02      Forms.............................................59

                                      i

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         Section 5.03      Execution, Authentication and Delivery...........59
         Section 5.04      Registration and Transfer of Certificates........60
         Section 5.05      Mutilated, Destroyed, Lost or Stolen
                           Certificates.....................................62
         Section 5.06      Persons Deemed Owners............................62
         Section 5.07      Cancellation.....................................63
         Section 5.08      Limitation on Transfer of Ownership Rights.......63
         Section 5.09      Assignment of Rights.............................64

ARTICLE VI
                           COVENANTS....................................... 65
         Section 6.01      Distributions................................... 65
         Section 6.02      Money for Distributions to be Held in Trust;
                           Withholding..................................... 65
         Section 6.03      Protection of Trust Estate.......................66
         Section 6.04      Performance of Obligations.......................67
         Section 6.05      Negative Covenants...............................67
         Section 6.06      No Other Powers..................................67
         Section 6.07      Limitation of Suits..............................67
         Section 6.08      Unconditional Rights of Owners to Receive
                           Distributions................................... 68
         Section 6.09      Rights and Remedies Cumulative.................. 68
         Section 6.10      Delay or Omission Not Waiver.................... 69
         Section 6.11      Control by Owners............................... 69
         Section 6.12      Indemnification by the Seller....................69

ARTICLE VII
                           ACCOUNTS, DISBURSEMENTS AND RELEASES.............70
         Section 7.01      Collection of Money..............................70
         Section 7.02      Establishment of Accounts........................70
         Section 7.03      Flow of Funds....................................71
         Section 7.04      Pre-Funding Account and Capitalized Interest
                           Account......................................... 74
         Section 7.05      Investment of Accounts.......................... 75
         Section 7.06      Payment of Trust Expenses....................... 76
         Section 7.07      Eligible Investments............................ 76
         Section 7.08      Accounting and Directions by Trustee............ 77
         Section 7.09      Reports by Trustee to Owners and Certificate
                           Insurer......................................... 78
         Section 7.10      Reports by Trustee.............................. 80

ARTICLE VIII
                           SERVICING AND ADMINISTRATION OF HOME EQUITY
                           LOANS........................................... 81
         Section 8.01      Servicer and Sub-Servicers...................... 81
         Section 8.02      Collection of Certain Home Equity Loan Payments. 82
         Section 8.03      Sub-Servicing Agreements Between Servicer and
                           Sub-Servicers................................... 82
         Section 8.04      Successor Sub-Servicers......................... 83
         Section 8.05      Liability of Servicer; Indemnification.......... 83
         Section 8.06      No Contractual Relationship Between Sub-Servicer,
                           Trustee or the Owners........................... 83
         Section 8.07      Assumption or Termination of Sub-Servicing
                           Agreement by Trustee............................ 84
         Section 8.08      Principal and Interest Account.................. 84

                                     ii
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         Section 8.09      Delinquency Advances and Servicing Advances..... 86
         Section 8.10      Compensating Interest; Repurchase of Home
                           Equity Loans.................................... 86
         Section 8.11      Maintenance of Insurance........................ 87
         Section 8.12      Due-on-Sale Clauses; Assumption and Substitution
                           Agreements...................................... 88
         Section 8.13      Realization Upon Defaulted Home Equity Loans;
                           Workout of Home Equity Loans.................... 88
         Section 8.14      Trustee to Cooperate; Release of Files.......... 90
         Section 8.15      Servicing Compensation.......................... 91
         Section 8.16      Annual Statement as to Compliance............... 91
         Section 8.17      Annual Independent Certified Public Accountants'
                           Reports......................................... 91
         Section 8.18      Access to Certain Documentation and Information
                           Regarding the Home Equity Loans................. 91
         Section 8.19      Assignment of Agreement......................... 92
         Section 8.20      Removal of Servicer; Retention of Servicer;
                           Resignation of Servicer......................... 92
         Section 8.21      Inspections by Certificate Insurer; Errors and
                           Omissions Insurance............................. 95
         Section 8.22      Additional Servicing Responsibilities for Second
                           Mortgage Loans.................................. 96

ARTICLE IX
                           TERMINATION OF TRUST............................ 97
         Section 9.01      Termination of Trust............................ 97
         Section 9.02      Termination Upon Option of Owners of Class R
                           Certificates.................................... 97
         Section 9.03      Termination Upon Loss of REMIC Status........... 98
         Section 9.04      Disposition of Proceeds.........................100

ARTICLE X
                           THE TRUSTEE.....................................101
         Section 10.01     Certain Duties and Responsibilities.............101
         Section 10.02     Removal of Trustee for Cause....................103
         Section 10.03     Certain Rights of the Trustee...................104
         Section 10.04     Not Responsible for Recitals or Issuance of
                           Certificates....................................105
         Section 10.05     May Hold Certificates...........................105
         Section 10.06     Money Held in Trust.............................105
         Section 10.07     Compensation and Reimbursement..................106
         Section 10.08     Corporate Trustee Required; Eligibility.........106
         Section 10.09     Resignation and Removal; Appointment of
                           Successor.......................................106
         Section 10.10     Acceptance of Appointment by Successor Trustee..108
         Section 10.11     Merger, Conversion, Consolidation or Succession
                           to Business of the Trustee......................108
         Section 10.12     Reporting; Withholding..........................108
         Section 10.13     Liability of the Trustee........................109
         Section 10.14     Appointment of Co-Trustee or Separate Trustee...109

ARTICLE XI                 MISCELLANEOUS...................................111
         Section 11.01     Compliance Certificates and Opinions............111
         Section 11.02     Form of Documents Delivered to the Trustee......111
         Section 11.03     Acts of Owners..................................112

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         Section 11.04     Notices, etc. to Trustee........................112
         Section 11.05     Notices and Reports to Owners; Waiver of
                           Notices.........................................113
         Section 11.06     Rules by Trustee and Seller.....................113
         Section 11.07     Successors and Assigns..........................113
         Section 11.08     Severability....................................113
         Section 11.09     Benefits of Agreement...........................113
         Section 11.10     Legal Holidays..................................114
         Section 11.11     Governing Law; Submission to Jurisdiction.......114
         Section 11.12     Counterparts....................................115
         Section 11.13     Usury...........................................115
         Section 11.14     Amendment.......................................115
         Section 11.15     Paying Agent; Appointment and Acceptance of
                           Duties..........................................116
         Section 11.16     REMIC Status....................................116
         Section 11.17     Additional Limitation on Action and Imposition
                           of Tax..........................................118
         Section 11.18     Appointment of Tax Matters Person...............119
         Section 11.19     The Certificate Insurer.........................119
         Section 11.20     Maintenance of Security Interest................119
         Section 11.21     Third Party Rights..............................120
         Section 11.22     Notices.........................................120
         Section 11.23     Rule 144A Information...........................122


ARTICLE XII

               CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

         Section 12.01     Trust Estate and Accounts Held for Benefit of
                           the Certificate Insurer.........................123
         Section 12.02     Claims Upon the Policy; Policy Payments
                           Account.........................................123
         Section 12.03     Effect of Payments by the Certificate Insurer;
                           Subrogation.....................................124
         Section 12.04     Notices to the Certificate Insurer..............125
         Section 12.05     Third-Party Beneficiary.........................125
         Section 12.06     Rights to the Certificate Insurer To Exercise
                           Rights of Owners................................125

SCHEDULE I-A               SCHEDULE OF GROUP I HOME EQUITY LOANS - GROUP I
SCHEDULE I-B               SCHEDULE OF GROUP II HOME EQUITY LOANS
                           - GROUP II
SCHEDULE II                SCHEDULE OF ARM LOANS
EXHIBIT A-1                FORM OF CLASS A-1 CERTIFICATE
EXHIBIT A-2                FORM OF CLASS A-2 CERTIFICATE
EXHIBIT A-3                FORM OF CLASS A-3 CERTIFICATE
EXHIBIT A-4                FORM OF CLASS A-4 CERTIFICATE
EXHIBIT A-5                FORM OF CLASS A-5 CERTIFICATE
EXHIBIT A-6                FORM OF CLASS A-6 CERTIFICATE
EXHIBIT A-7                FORM OF CLASS A-7 CERTIFICATE
EXHIBIT A-8                FORM OF CLASS A-8 CERTIFICATE
EXHIBIT B                  FORM OF CLASS S-I CERTIFICATE
EXHIBIT C                  FORM OF CLASS R CERTIFICATE
EXHIBIT D                  FORM OF SUBSEQUENT TRANSFER AGREEMENT

                                       iv
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EXHIBIT E                  FORM OF CERTIFICATE RE:  HOME EQUITY LOANS
                           PREPAID IN FULL AFTER CUT-OFF DATE
EXHIBIT F-1                FORM OF TRUSTEE'S RECEIPT
EXHIBIT F-2                FORM OF CUSTODIAN'S RECEIPT
EXHIBIT G                  FORM OF POOL CERTIFICATION
EXHIBIT H                  FORM OF DELIVERY ORDER
EXHIBIT I                  FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE
EXHIBIT J-1                FORM OF CERTIFICATE REGARDING TRANSFER
                           (ACCREDITED INVESTOR)
EXHIBIT J-2                FORM OF CERTIFICATE REGARDING TRANSFER (RULE 144A)
EXHIBIT K                  HOME EQUITY LOANS WITH DOCUMENT EXCEPTIONS

                                       v

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         POOLING AND SERVICING AGREEMENT, relating to IMC HOME EQUITY LOAN TRUST
1996-2, dated as of April 1, 1996 by and among CONTISECURITIES ASSET FUNDING CORP., a Delaware corporation, in its capacity as Depositor (the "Depositor"),
INDUSTRY  MORTGAGE  COMPANY,   L.P.,  a  Delaware  limited  partnership  in  its
capacities as the Seller (in such capacity, the "Seller") and as the Servicer (in such capacity, the "Servicer"), and CHEMICAL BANK, a New York banking corporation, in its capacity as the trustee (the "Trustee").

         WHEREAS, the Seller wishes to establish a trust and two subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the trust estate;

         WHEREAS, the Servicer has agreed to service the Home Equity Loans, which constitute the principal assets of the trust estate;

         WHEREAS, all things necessary to make the Certificates, when executed and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

         WHEREAS, Chemical Bank, is willing to serve in the capacity of Trustee hereunder; and

         WHEREAS, Financial Security Assurance Inc. (the "Certificate Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Seller, the Servicer, and the Trustee hereby agree as follows:

                                   CONVEYANCE

         To provide for the distribution of the principal of and/or interest on the Class A Certificates, the Class S-I Certificates and the Class R Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, the Seller hereby bargains, sells, conveys, assigns and transfers to the Depositor and the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Owners of the Certificates, all of the Seller's right, title and interest in and to any and all benefits accruing to the Seller from (a) the Initial Home Equity Loans (other than any principal and interest payments due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A and I-B to this Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee herewith and the Subsequent Home Equity Loans (other than any principal and interest payments due thereon on or prior to the related Subsequent Cut-Off Date whether or not received) listed in Schedule I to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions for such Home Equity Loans as provided by Sections 3.03, 3.04 and 3.06), together with the related Home Equity Loan documents and the Seller's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account, the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein ((a)-(c) above shall be collectively referred to herein as the "Trust Estate"). In addition to the foregoing, the Seller shall cause the Certificate Insurer to deliver the Insurance Policy to the Trustee for the benefit of the Owners of the Class A Certificates and the Class S-I Certificates.

         The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and the Trustee agrees to perform the duties herein to the best of its ability to the end that the interests of the Owners may be adequately and effectively protected.

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

         Section 1.01      Definitions.

         For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

         "Account":  Any account  established in accordance with Section 7.02 or
8.08 hereof.

         "Accrual Period": The calendar month immediately preceding the month in which the Payment Date occurs. All calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30 day months.

         "Addition Notice": With respect to the transfer of Subsequent Home Equity Loans to the Trust for inclusion in Group I or Group II pursuant to
Section 3.07 hereof, notice given notless than ten Business Days prior to the related Subsequent Transfer Date of the Depositor's designation of Subsequent Home Equity Loans to be sold to the Trust for inclusion in Group I or Group II and the aggregate Loan Balance of such Subsequent Home Equity Loans with respect to each such Home Equity Loan Group.

         "Adjusted Pass-Through Rate": As of any date of determination thereof, a rate equal to the sum of (a) the Weighted Average Pass-Through Rate, (b) the Class S-I Distribution Amount (calculated as a percentage of the outstanding Class A Certificate Principal Balance) and (c) any portion of the Premium Amount and the Trustee Fee (calculated as a percentage of the outstanding principal amount of the Certificates) then accrued and outstanding.

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

         "Agreement of Limited Partnership": The Third Amended and Restated Agreement of Limited Partnership of the Seller, dated as of November 1, 1995, as at any time amended or modified.

         "Annual Loss Percentage (Rolling Six Month)": As of any date of determination thereof, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses as of the last day of the calendar month of each Remittance Period for the six immediately preceding Remittance Periods and the denominator of which is the Group I Maximum Collateral Amount.

         "Annual Loss Percentage (Rolling Twelve Month)": For a Home Equity Loan Group and as of any date of determination thereof, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses with respect to such Group as of the last day of the calendar month of each Remittance Period for the twelve immediately preceding Remittance Periods and the denominator of which is the related Maximum Collateral Amount.

         "Appraised Value": The appraised value of any Property based upon the appraisal made at the time of the origination of the related Home Equity Loan, or, in the case of a Home Equity Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

         "Authorized Officer": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon, such Person; with respect to the Depositor, the Seller and the Servicer, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

         "Available Funds": Group I Available Funds or Group II Available Funds, as the case may be.

         "Backup Servicer": The Trustee shall initially serve as Backup Servicer hereunder in the event of the termination of the Servicer, subject to the right of the Trustee to assign such duties to a party acceptable to the Certificate Insurer and the Owners of the majority of the Percentage Interests of the Class R Certificates.

         "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in The City of New York, Tampa, Florida or the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

         "Capitalized  Interest  Account":   The  Capitalized  Interest  Account
established in accordance with Section 7.02(a) hereof and maintained by the Trustee.

         "Carry-Forward Amount": With respect to any Class of the Class A Certificates and any Payment Date, the sum of (x) the amount, if any, by which
(i) the Current Interest for such Class for the immediately preceding Payment Date exceeded (ii) the amount of the actual distribution made to the Owners of the Class A Certificates on such immediately preceding Payment Date pursuant to
Section 7.03(b)(iv)(B) hereof plus (y) 30 days' interest on such excess at the Pass-Through Rate for the related Class of Class A Certificate.

         "Certificate": Any one of the Class A Certificates, the Class S-I Certificates or the Class R Certificates, each representing the interests and the rights described in this Agreement.

         "Certificate Account": The segregated certificate account established in accordance with Section 7.02(a) hereof and maintained at the Corporate Trust Office entitled "Chemical Bank as Trustee on behalf of the Owners of the IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates."

         "Certificate Insurance Policy": The Certificate Guaranty Insurance Policy (number 50455-N) dated April 24, 1996 issued by the Certificate Insurer for the benefit of the Owners of the Class A Certificates and the Class S-I Certificates pursuant to which the Certificate Insurer guarantees Insured Payments.

         "Certificate Insurer": Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York and any successor thereto, as issuer of the Certificate Insurance Policy.

         "Certificate Insurer Default": The existence and continuance of any of the following:

                  (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

                  (b)(i) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganizing, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the failure of the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

         "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Class A Certificates, the Certificate Principal Balances thereof, as follows:

         Class A-1 Certificates             -               $62,442,000
         Class A-2 Certificates             -               $28,489,000
         Class A-3 Certificates             -               $26,630,000
         Class A-4 Certificates             -               $10,730,000
         Class A-5 Certificates             -               $24,786,000
         Class A-6 Certificates             -               $15,882,000
         Class A-7 Certificates             -               $16,041,000
         Class A-8 Certificates             -               $15,000,000

                  The Class R Certificates and the Class S-I Certificates do not have a Certificate Principal Balance.

         "Class": Any Class of the Class A Certificates, the Class S-I Certificates or the Class R Certificates.

         "Class A Certificate": Any one of the Fixed Rate Certificates or Class A-8 Certificates.

         "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A Certificates less the aggregate of all amounts actually distributed on account of the Class A Distribution Amount pursuant to Section 7.03(b)(iv) hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for purposes of determining the Certificate Insurer's rights, as subrogee, the Class A Certificate Principal Balance shall not be reduced by any principal amount paid to the Owner thereof from Insured Payments.

         "Class A Certificate Termination Date": With respect to the Class A-1 Certificates, the Class A-1 Certificate Termination Date, with respect to the Class A-2 Certificates, the Class A-2 Certificate Termination Date, with respect to the Class A-3 Certificates, the Class A-3 Certificate Termination Date, with respect to the Class A-4 Certificates, the Class A-4 Certificate Termination Date, with respect to the Class A-5 Certificates, the Class A-5 Certificate Termination Date, with respect to the Class A-6 Certificates, the Class A-6 Certificate Termination Date, with respect to the Class A-7 Certificates, the
Class A-7 Certificate Termination Date and with respect to the Class A-8 Certificates, the Class A-8 Certificate Termination Date.

         "Class A Distribution Amount": The Class A-1 Distribution Amount, the Class A-2 Distribution Amount, the Class A-3 Distribution Amount, the Class A-4 Distribution Amount, the Class A-5 Distribution Amount, the Class A-6 Distribution Amount, the Class A-7 Distribution Amount and the Class A-8 Distribution Amount.


         "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

         "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-1 Certificates less the aggregate of all amounts actually distributed
with  respect  to  the  Class  A-1  Distribution   Amount  pursuant  to  Section
7.03(b)(iv)
hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-1 Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

         "Class A-1 Certificate Termination Date": The Payment Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

         "Class A-1 Current Interest": With respect to any Payment Date, 30 days' interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-1 Certificates as it relates to interest previously paid on the Class A-1 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-1 Certificates.

         "Class A-1 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-1 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-1 Certificates pursuant to Section 7.03(b)(iv)(C) for such Payment Date.

         "Class A-1 Pass-Through Rate":  6.61% per annum.

         "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC provisions.

         "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Certificates less the aggregate of all amounts actually distributed with respect to the Class A-2 Distribution Amount pursuant to Section 7.03(b)(iv) hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-2 Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.


         "Class A-2 Certificate Termination Date": The Payment Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

         "Class A-2 Current Interest": With respect to any Payment Date, 30 days' interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-2 Certificates as it relates to interest previously paid on the Class A-2 Certificates plus the Carry-Forward Amount, if any, with respect to the Class A-2 Certificates.

         "Class A-2 Distribution Amount": With respect to any Payment Date, the sum of (x) Class A-2 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-2 Certificates pursuant to Section 7.03(b)(iv)(C) for such Payment Date.

         "Class A-2 Pass-Through Rate":  6.78% per annum.

         "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC provisions.

         "Class A-3 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-3 Certificates less the aggregate of all amounts actually distributed with respect to the Class A-3 Distribution Amount pursuant to Section 7.03(b)(iv) hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-3 Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

         "Class A-3 Certificate Termination Date": The Payment Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

         "Class A-3 Current Interest": With respect to any Payment Date, 30 days' interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-3 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-3 Certificates as it relates to interest previously paid on the Class A-3 Certificates plus the Carry-Forward Amount, if any, with respect to the Class A-3 Certificates.

         "Class A-3 Distribution Amount": With respect to any Payment Date, the sum of (x) Class A-3 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-3 Certificates pursuant to Section 7.03(b)(iv)(C) for such Payment Date.

         "Class A-3 Pass-Through Rate":  6.98% per annum.

         "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC provisions.

         "Class A-4 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-4 Certificates less the aggregate of all amounts actually distributed with respect to the Class A-4 Distribution Amount pursuant to Section 7.03(b)(iv) hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-4 Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

         "Class A-4 Certificate Termination Date": The Payment Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

         "Class A-4 Current Interest": With respect to any Payment Date, 30 days' interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-4 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-4 Certificates as it relates to interest previously paid on the Class A-4 Certificates plus the Carry-Forward Amount, if any, with respect to the Class A-4 Certificates.

         "Class A-4 Distribution Amount": With respect to any Payment Date, the sum of (x) Class A-4 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-4 Certificates pursuant to Section 7.03(b)(iv)(C) for such Payment Date.

         "Class A-4 Pass-Through Rate":  7.10% per annum.

         "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC provisions.

         "Class A-5 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-5 Certificates less the aggregate of all amounts actually distributed with respect to the Class A-5 Distribution Amount pursuant to Section 7.03(b)(iv) hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-5 Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

         "Class A-5 Certificate Termination Date": The Payment Date on which the Class A-5 Certificate Principal Balance is reduced to zero.

         "Class A-5 Current Interest": With respect to any Payment Date, 30 days' interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-5 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-5 Certificates as it relates to interest previously paid on the Class A-5 Certificates plus the Carry-Forward Amount, if any, with respect to the Class A-5 Certificates.

         "Class A-5 Distribution Amount": With respect to any Payment Date, the sum of (x) Class A-5 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-5 Certificates pursuant to Section 7.03(b)(iv)(C) for such Payment Date.

         "Class A-5 Pass-Through Rate":  7.34% per annum.

         "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC provisions.

         "Class A-6 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-6 Certificates less the aggregate of all amounts actually distributed with respect to the Class A-6 Distribution Amount pursuant to Section 7.03(b)(iv) hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-6 Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

         "Class A-6 Certificate Termination Date": The Payment Date on which the Class A-6 Certificate Principal Balance is reduced to zero.

         "Class A-6 Current Interest": With respect to any Payment Date, 30 days' interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-6 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-6 Certificates as it relates to interest previously paid on the Class A-6 Certificates plus the Carry-Forward Amount, if any, with respect to the Class A-6 Certificates.

         "Class A-6 Distribution Amount": With respect to any Payment Date, the sum of (x) Class A-6 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-6 Certificates pursuant to Section 7.03(b)(iv)(C) for such Payment Date.

         "Class A-6 Pass-Through Rate":  7.75% per annum.

         "Class A-7 Certificate": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A-7 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC provisions.

         "Class A-7 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-7 Certificates less the aggregate of all amounts actually distributed with respect to the Class A-7 Distribution Amount pursuant to Section 7.03(b)(iv) hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-7 Certificate Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

         "Class A-7 Certificate Termination Date": The Payment Date on which the Class A-7 Certificate Principal Balance is reduced to zero.

         "Class A-7 Current Interest": With respect to any Payment Date, 30 days' interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-7 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-7 Certificates as it relates to interest previously paid on the Class A-7 Certificates plus the Carry-Forward Amount, if any, with respect to the Class A-7 Certificates.

         "Class A-7 Distribution Amount": With respect to any Payment Date, the sum of (x) Class A-7 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-7 Certificates pursuant to Section 7.03(b)(iv)(C) for such Payment Date.

         "Class A-7 Pass-Through Rate":  7.95% per annum.

         "Class A-8 Certificate": Any one of the Certificates designated on the face thereof as a Class A-8 Certificate, substantially in the form annexed hereto as Exhibit A-8 authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and each evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC provisions.


         "Class A-8 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-8 Certificates less the aggregate of all amounts actually distributed with respect to the Class A-8 Distribution Amount pursuant to Section 7.03(b)(iv) hereof with respect to principal thereon on all prior Payment Dates; provided, however, that solely for the purposes of determining the Certificate Insurer's rights, as subrogee, the Class A-8 Certificate

Principal Balance shall not be reduced by any principal amounts paid to the Owners thereof from Insured Payments.

         "Class A-8 Certificate Termination Date": The Payment Date on which the Class A-8 Certificate Principal Balance is reduced to zero.

         "Class A-8 Current Interest": With respect to any Payment Date, 30 days' interest accrued on the Class A-8 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-8 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-8 Certificates as it relates to interest previously paid on the Class A-8 Certificates plus the Carry-Forward Amount, if any, with respect to the Class A-8 Certificates.

         "Class A-8 Distribution Amount": With respect to any Payment Date, the sum of (x) Class A-8 Current Interest and (y) the Group II Principal Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.03(b)(iv)(D) for such Payment Date.

         "Class A-8  Pass-Through  Rate":  As of any Payment Date, the lesser of
(i) 13.26% per annum and (ii) the weighted average of the Remittance Rates of the Home Equity Loans in Group II.

         "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit C, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the REMIC for the purposes of the REMIC Provisions.

         "Class S-I Carry Forward Amount": With respect to any Payment Date, the sum of the amount, if any, by which (x) the Class S-I Distribution Amount as of the immediately preceding Payment Date exceeds (y) the amount of the actual distribution made to the Owners of the Class S-I Certificates on such immediately preceding Payment Date.

         "Class S-I Certificate": Any one of the Certificates designated on the face thereof as a Class S-I Certificate, substantially in the form annexed hereto as Exhibit B, authenticated and delivered by the Trustee representing the right to distributions as set forth herein. The Class S-I Certificates are a "regular interest" in the REMIC.


         "Class S-I Distribution Amount": With respect to any Payment Date, the sum of the following (determined with respect to each Home Equity Loan listed on Schedule II hereto): (a) one-twelfth of the product of (x) the outstanding Loan Balance of each such Home Equity Loan on such immediately first day of the related Remittance Period and (y) the excess, if any, of (i) the Coupon Rate of each Home Equity Loan listed on Schedule II hereto on the first day of the related Remittance Period over (ii) the Coupon Rate (determined as of the Startup Day) of each Home Equity Loan listed on Schedule II hereto, (b) the Preference Amount, if any, for the Class S-I Certificates and (c) the Class S-I Carry Forward Amount, if any. The Class S-I Distribution Amount shall be calculated on a loan by loan basis.

         "Clean-Up Call Date": The first Monthly Remittance Date on which the aggregate Loan Balances of the Home Equity Loans has declined to $20,000,000 or less.

         "Closing":  As defined in Section 4.02 hereof.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Compensating Interest":  As defined in Section 8.10(a) hereof.

         "Corporate Trust Office": The principal office of the Trustee at Chemical Bank, 450 W. 33rd Street, 15th Floor, New York, NY 10001, Attention:
Structured Finance Services (MBS).

         "Co-Trustee":  Chemical Bank New Jersey, N.A. or any successor thereto.

         "Co-Trustee Agreement": The Co-Trustee Agreement dated as of April 1, 1996 between the Trustee and the Co-Trustee.

         "Coupon Rate":  The rate of interest borne by each Note.

         "Cram Down Loss": With respect to a Home Equity Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance or the Coupon Rate of such Home Equity Loan, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

         "Cumulative Loss Percentage": With respect to a Home Equity Loan Group and as of any date of determination thereof, the aggregate of all Realized Losses with respect to such Home Equity Loan Group since the Startup Day as a percentage of the related Maximum Collateral Amount.

         "Cumulative Loss Test": The Cumulative Loss Test for each period indicated below is satisfied for a Home Equity Loan Group if the Cumulative Loss Percentage for such Group for such period does not exceed the percentage set out for such period below:


                                                            Cumulative Loss
                  Period                                       Percentage

April 2, 1996            -    April 1, 1998                      1.00%
April 2, 1998            -    April 1, 1999                      1.50%
April 2, 1999            -    April 1, 2000                      1.75%
April 2, 2000            -    and thereafter                     2.00%

         "Current Interest": With respect to any Payment Date, the sum of (a) the Class A-1 Current Interest, (b) the Class A-2 Current Interest, (c) the Class A-3 Current Interest, (d) the Class A-4 Current Interest, (e) the Class A-5 Current Interest, (f) the Class A-6 Current Interest, (g) the Class A-7 Current Interest, (h) the Class A-8 Current Interest and (i) the Class S-I Distribution Amount for such Payment Date.

         "Custodial  Agreement":  The Custodial  Agreement  dated as of April 1,
1996 among the Custodian, the Trustee, the Depositor, the Seller and the Servicer.

         "Custodian": The First National Bank of Boston, as Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

         "Cut-Off Date":  As of the close of business on April 1, 1996.

         "Daily Collections":  As defined in Section 8.08(c) hereof.

         "Delinquency Advance":  As defined in Section 8.09(a) hereof.

         "Delinquent": A Home Equity Loan is "Delinquent" if any payment due thereon is not made by the Mortgagor by the close of business on the related Due Date. A Home Equity Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         "Delivery Order": The delivery order in the form set forth as Exhibit H hereto and delivered by the Depositor to the Trustee on the Startup Day pursuant to Section 4.01 hereof.

         "Depositor":   ContiSecurities   Asset   Funding   Corp.,   a  Delaware
corporation, or any successor thereto.

         "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York, 10004, and any successor Depository named herein.

         "Designated Depository Institution": With respect to the Principal and Interest Account, a trust account maintained by the trust department of a federal or state chartered depository institution acceptable to the Certificate Insurer, acting in its fiduciary capacity, having combined capital and surplus of at least $50,000,000; provided, however, that if the Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least "A" by Standard & Poor's and "A2" by Moody's and (ii) the Servicer shall provide the Trustee and the Certificate Insurer with a statement, which the Trustee will send to the Owners, identifying the location and account information of the Principal and Interest Account upon a change in the location of such account.

         "Determination Date": With respect to each Payment Date, the fifth Business Day next preceding such Payment Date.

         "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

         "Disqualified Organization": "Disqualified Organization" shall have the meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Due Date": With respect to any Home Equity Loan, the date on which the Monthly Payment with respect to such Home Equity Loan is required to be paid pursuant to the related Note exclusive of any days of grace.

         "Eligible  Investments":  Those  investments so designated  pursuant to
Section 7.07 hereof.

         "Excess Spread Rate": For each Home Equity Loan in Group II is equal to the excess of (x) the gross margin on such Home Equity Loan less the sum of the rates of which the Group II Servicing Fee, Trustee Fee, Trustee Reimbursable Expenses and Premium Amount are calculated over (y) 1.445%.

         "Excess Subordinated Amount": With respect to any Home Equity Loan Group and Payment Date, the excess, if any, of (x) the Subordinated Amount that would apply to the related Home Equity Loan Group on such Payment Date after taking into account the payment of the related Class A Distribution Amount on such Payment Date (except for any distributions of related Subordination

Reduction Amounts on such Payment Date), over (y) the related Specified Subordinated Amount for such Payment Date; provided, however, that the Excess Subordinated Amount for the period beginning with the Payment Date in May 1998 and ending on the Payment Date in October 1998 shall be limited to the amount obtained using the following formula:

                                 n-24
                                 ----     X    E.S.A.
                                  6

Where "n" is equal to the number of Payment Dates that have occurred since the Startup Day (i.e., in May 1998, n=25) and "E.S.A." is equal to the amount of Excess Subordinated Amount that would otherwise be obtained for such Payment Date without regard to the provisions of this proviso.

         "FDIC":  The  Federal  Deposit  Insurance   Corporation,   a  corporate
instrumentality of the United States, or any successor thereto.

         "FHLMC": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

         "File": The documents delivered to the Trustee pursuant to Section 3.06 hereof pertaining to a particular Home Equity Loan and any additional documents required to be added to the File pursuant to this Agreement.

         "Final Certification":  As defined in Section 3.06(c) hereof.

         "Final Determination":  As defined in Section 9.03(a) hereof.

         "Final Recovery Determination": With respect to any defaulted Home Equity Loan or REO Property (other than a Home Equity Loan purchased by the Seller, the Depositor or the Servicer), a determination made by the Servicer that all Liquidation Proceeds which the Servicer, in its reasonable business judgment expects to be finally recoverable in respect thereof have been so recovered or that the Servicer believes in its reasonable business judgment the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries. The Servicer shall maintain records of each Final Recovery Determination.

         "Final Scheduled Payment Date":  As set out in Section 2.08(k) hereof.

         "First Mortgage Loan": A Home Equity Loan which constitutes a first priority mortgage lien with respect to any Property.

         "Fixed Rate Certificates": Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates or Class A-7 Certificates.

         "FNMA": The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

         "FNMA Guide": FNMA's Servicing Guide, as the same may be amended by FNMA from time to time, and the Servicer shall elect to apply such amendments in accordance with Section 8.01 hereof.

         "Funding Period": With respect to either Group I or Group II, the period commencing on the Startup Day and ending on the earliest to occur of (i) the date on which the amount on deposit with respect to such Group in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000, (ii) the date on which the Servicer may be removed pursuant to Section 8.20(a) hereof and (iii) May 31, 1996.

         "Group I": The pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group I in Schedule I-A hereto, including any Qualified Replacement Mortgage delivered in replacement thereof.

         "Group I Available Funds":  As defined in Section 7.02(b) hereof.

         "Group  I   Available   Funds   Shortfall":   As   defined  in  Section
7.03(b)(ii)(A).

         "Group I Capitalized Interest Requirement": With respect to the May and June 1996 Payment Dates, the difference, if any, between (x) the interest due on the Fixed Rate Certificates on such Payment Date plus the Premium Amount (such fee and amount expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans in Group I) and (y) the sum of (i) one month's interest on the aggregate Loan Balances of the Home Equity Loans in Group I as of the close of business on the last day of the immediately preceding Remittance Period, calculated at the weighted average of the Pass-Through Rates of the Fixed Rate Certificates as of such Payment Date and (ii) any Group I Pre-Funding Account Earnings to be transferred to the Certificate Account on such Payment Date pursuant to Section 7.4(d).

         "Group I Initial Specified Subordinated Amount":  $4,440,000.

         "Group I Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest due during the related Remittance Period with respect to the Home Equity Loans in Group I, (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Group I and (iii) the portion of the Substitution Amount relating to interest on the Home Equity Loans in Group I.

         "Group I Monthly Remittance Amount": As of any Monthly Remittance Date, the sum of (i) the Group I Interest Remittance Amount for such Monthly Remittance Date and (ii) the Group I Principal Remittance Amount for such Monthly Remittance Date.

         "Group I Maximum Collateral Amount":  $185,000,000.

         "Group I Pre-Funding Account Earnings": With respect to the May 28, 1996 Payment Date, the actual investment earnings earned during the period from the Startup Day through May 18, 1996 (inclusive) on that portion of the Pre-Funding Account allocated to Group I during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof; and with respect to the June 25, 1996 Payment Date, the actual investment earnings earned during the period from May 19, 1996 through June 18, 1996 (inclusive) on that portion of the Pre-Funding Account allocated to Group I during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof.

         "Group I Principal Distribution Amount": With respect to the Fixed Rate Certificates for any Payment Date, the lesser of:

         (a) the Group I Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Current Interest for such Payment Date with respect to the Fixed Rate Certificates; and

         (b)
         the excess, if any, of (i) the sum of:


                  (A) the Preference Amount with respect to principal owed to the Owners of the related Fixed Rate Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group I that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                 on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group I for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group I, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during such Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose,

                                      over

                 (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

         "Group I Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Servicer with respect to Home Equity Loans in Group I during the related Remittance Period, (ii) the Loan Balance of each such Home Equity Loan in Group I that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan in Group I, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and (iv) the principal portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to such Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).


         "Group I Servicing Fee": With respect to any Home Equity Loan in Group I, an amount retained by the Servicer as compensation for servicing and administration duties relating to such Home Equity Loan pursuant to Section 8.15 and equal to one month's interest at 0.50% per annum of the then outstanding principal balance of such Home Equity Loan as of the first day of each Remittance Period payable on a monthly basis; provided, however, that with respect to any Group I Underwater Loan, as of any Payment Date (i) the sum of
(x) the weighted average  Pass-Through  Rate of the Fixed Rate  Certificates and
(y) the annualized rate at which the Servicing Fee, Premium Amount and Trustee Fee related to Group I would otherwise be calculated exceeds (ii) the weighted average Coupon Rate of the Group I Underwater Loans for the related Remittance Period, then the Group I Servicing Fee for such Payment Date shall be reduced by an amount equal to the product of (a) one-twelfth of such excess (not to exceed 25 basis points on a per annum basis) and (b) the aggregate Loan Balance of the Group I Underwater Loans as of the opening of business of the first day of such Remittance Period divided by the aggregate Loan Balance of the Home Equity Loans in Group I; provided, however, that if a successor Servicer is appointed pursuant to Section 8.20 hereof, the Group I Servicing Fee shall be the amount as agreed upon by the Trustee, the Certificate Insurer, the successor Servicer and the Owners of a majority of the Percentage Interests of the Class R Certificates, such amount not to exceed 0.50% per annum.

         "Group I Specified Subordinated Amount": With respect to a Payment Date
(x) prior to the Stepdown Date, the amount which is equal to 2.40% of the Group I Maximum Collateral Amount and (y) after the Stepdown Date (i) if the Stepdown Requirement for Group I is satisfied, the lesser of (A) the greater of (i) an amount equal to 4.80% of the then outstanding aggregate Loan Balance of the Home

Equity Loans in Group I and (ii) 0.50% of the Group I Maximum Collateral Amount or (B) the Group I Initial Specified Subordinated Amount or (ii) if the Stepdown Requirement for Group I is not satisfied, the amount which is equal to 2.40% of the Group I Maximum Collateral Amount; provided, however, that if on any Payment Date, the Spread Squeeze Test is not satisfied and the Spread Squeeze Rate is less than 3.00% the Group I Specified Subordinated Amount shall be increased by an amount equal to (x) three times (y) the excess of (i) 3.00% per annum over
(ii) the Spread Squeeze Rate multiplied by (z) the then outstanding aggregate Loan Balance of the Home Equity Loans in Group I; provided, further however, that if on any Payment Date the Mortgage Portfolio Performance Test for Group I is not satisfied, then the Group I Specified Subordinated Amount will be unlimited during the period that such Mortgage Portfolio Performance Test is not satisfied; provided, further, however, that on the Payment Date in June, 1996, the Certificate Insurer may in a written notice provided to the Trustee, the Seller, the Depositor and the Owners increase the amounts provided for in this definition to maintain the rating assigned to the Class A Certificates by the Rating Agencies without regard to the Certificate Insurance Policy as of the Startup Day.

         "Group I Subordinated Amount": As of any Payment Date, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Home Equity Loans in Group I as of the close of business on the last day of the immediately proceeding Remittance Period and (ii) any amount on deposit in the Pre-Funding Account relating to Group I at such time exclusive of any GroupI Pre-Funding Account Earnings over (y) the Certificate Principal Balance of the Fixed Rate Certificates for such Payment Date (after taking into account the payment of the Group I Principal Distribution Amount thereon (except for any Subordination Deficit relating to Group I and Subordination Increase Amount relating to Group
I) on such Payment Date).

         "Group I Total Monthly Excess Spread": With respect to Group I and any Payment Date, the excess of (i) the aggregate of all interest which is collected on the Home Equity Loans in Group I during the related Remittance Period (net of the Servicing Fee, the Trustee Fee and the Trustee Reimbursable Expenses with respect to Group I) plus (x) any Delinquency Advances and (y) Compensating Interest paid by the Servicer with respect to Group I for such Remittance Period over (ii) the sum of the Current Interest on the Fixed Rate Certificates and the Premium Amount relating to Group I for such Payment Date; provided, however, that for any Payment Date during the Funding Period, the sum obtained in (ii) hereof shall be multiplied by a fraction (A) the numerator of which is the weighted average of the aggregate Loan Balances of the Home Equity Loans in Group I (weighted by the number of days from the first day of the related Accrual Period in the case of the Initial Home Equity Loans (or Subsequent Home Equity Loans during any month after the month in which such Subsequent Home Equity Loan was transferred to the Trust) or Subsequent Cut-Off Date in the case of Subsequent Home Equity Loans that such Loan Balances were held by the Trust) during the preceding Remittance Period minus all Subordination Increase Amounts relating to Group I paid prior to such Payment Date and (B) the denominator of which is the Original Group I Pre-Funded Amount plus the Loan Balances of the Initial Home Equity Loans in Group I as reduced by the sum of (i) any actual payments of principal received on the Home Equity Loans in Group I prior to the related Remittance Date and (ii) all Subordination Increase Amounts relating to Group I paid prior to such Payment Date.

         "Group I Underwater Loans": Any Home Equity Loan in Group I having a Coupon Rate as of the Startup Day or a minimum lifetime Coupon Rate that is less than 8.68%.

         "Group II": The pool of Home Equity Loans identified in the related Schedule of Home Equity Loans as having been assigned to Group II in Schedule I-B hereto, including any Qualified Replacement Mortgage delivered in replacement thereof.

         "Group II Available Funds":  As defined in Section 7.02(c) hereof.

         "Group  II   Available   Funds   Shortfall":   As  defined  in  Section
7.03(b)(ii)(A).

         "Group II Capitalized Interest Requirement": With respect to the May and June 1996 Payment Dates, the difference, if any, between (x) the interest due on the Class A-8 Certificates on such Payment Date plus the Premium Amount (such fee and amount expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans in Group II) and (y) the sum of (i) one month's interest on the aggregate Loan Balances of the Home Equity Loans in Group II as of the close of business on the last day of the immediately preceding Remittance Period, calculated at the Class A-8 Pass-Through Rate as of such Payment Date and (ii) any Group II Pre-Funding Account Earnings to be transferred to the Certificate Account on such Payment Date pursuant to Section 7.4(d).

         "Group II Initial Specified Subordinated Amount":  $360,000.

         "Group II Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest due during the related Remittance Period with respect to the Home Equity Loans in Group II, (ii) all Compensating Interest paid by the Servicer on such Monthly Remittance Date with respect to Group II and (iii) the portion of the Substitution Amount relating to interest on the Home Equity Loans in Group II.

         "Group II Maximum Collateral Amount":  $15,000,000.

         "Group II Monthly Remittance Amount": As of any Monthly Remittance Date, the sum of (i) the Group II Interest Remittance Amount for such Monthly Remittance Date and (ii) the Group II Principal Remittance Amount for such Monthly Remittance Date.

         "Group II Pre-Funding Account Earnings": With respect to the May 28, 1996 Payment Date, the actual investment earnings earned during the period from the Startup Day through May 18, 1996 (inclusive) on that portion of the Pre-Funding Account allocated to Group II during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof; and with respect to the June 25, 1996 Payment Date, the actual investment earnings earned during the period from May 19, 1996 through June 18, 1996 (inclusive) on that portion of the Pre-Funding Account allocated to Group II during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof.

         "Group II Principal Distribution Amount": With respect to the Class A-8 Certificates for any Payment Date, the lesser of:

         (a) the Group II Total Available Funds plus any Insured Payment with respect to the Class A-8 Certificates minus the Class A-8 Current Interest for such Payment Date; and

         (b)
         the excess, if any, of (i) the sum of:


                           (A) the  Preference  Amount with respect to principal
                  owed to the Owners of the Class A-8 Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group II due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any

                  Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group II that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                  on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group II (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group II for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group II from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group II, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group II during such Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group II for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose,

                                      over

                  (ii) the amount of any Subordination Reduction Amount with respect to Group II for such Payment Date.

         "Group II Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal actually collected by the Servicer with respect to Home Equity Loans in Group II during the related Remittance Period, (ii) the Loan Balance of eachsuch Home Equity Loan in Group II that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered by the Seller in connection with a substitution of a Home Equity Loan in Group II, to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and (iv) the principal portion of all Net Liquidation Proceeds actually collected by the Servicer with respect to such Home Equity Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

         "Group II Servicing Fee": With respect to any Home Equity Loan in Group II, an amount retained by the Servicer as compensation for servicing and administration duties relating to such Home Equity Loan pursuant to Section 8.15 and equal to one month's interest at 0.50% per annum of the then outstanding principal balance of such Home Equity Loan as of the first day of each Remittance Period payable on a monthly basis; provided, however, that if a successor Servicer is appointed pursuant to Section 8.20 hereof, the Group II Servicing Fee shall be such amount as agreed upon by the Trustee, the Certificate Insurer, the successor Servicer and the Owners of a majority of the Percentage Interests of the Class R Certificates, such amount not to exceed 0.50% per annum.

         "Group II Specified Subordinated Amount": With respect to a Payment Date (x) prior to the Stepdown Date, the amount which is equal to 2.40% of the Group II Maximum Collateral Amount and (y) after the Stepdown Date (i) if the Stepdown Requirement with respect to Group II is satisfied, the lesser of (A) the greater of (i) an amount equal to 4.80% of the then outstanding aggregate Loan Balances of the Home Equity Loans in Group II and (ii) 0.50% of the Group II Maximum Collateral Amount or (B) the Group II Initial Specified Subordinated Amount or (ii) if the Stepdown Requirement with respect to Group II is not satisfied, the amount which is equal to 2.40% of the Group II Maximum Collateral Amount; provided, however, that if on any Payment Date, the Mortgage Portfolio Performance Test with respect to Group II is not satisfied, then the Group II Specified Subordinated Amount will be unlimited during the period that such Mortgage Portfolio Performance Test is not satisfied; provided, further, however, that on the Payment Date in June, 1996, the Certificate Insurer may in a written notice provided to the Trustee, the Seller, the Depositor and the Owners increase the amounts provided for in this definition to maintain the rating assigned to the Class A Certificates by the Rating Agencies without regard to the Certificate Insurance Policy as of the Startup Day.

         "Group II Subordinated Amount": As of any Payment Date, the excess, if any, of (x) the sum of (i) the aggregate Loan Balances of the Home Equity Loans in Group II as of the close of business on the last day of the immediately proceeding Remittance Period and (ii) any amount on deposit in the Pre-Funding Account relating to Group II at such time exclusive of any Group II Pre-Funding Account Earnings over (y) the Certificate Principal Balance of the Class A-8 Certificates for such Payment Date (after taking into account the payment of the Group IIPrincipal Distribution Amount thereon (except for any Subordination Deficit relating to Group II and Subordination Increase Amount relating to Group
II) on such Payment Date).

         "Group II Total Monthly Excess Spread": With respect to Group II and any Payment Date, the excess of (i) the aggregate of all interest which is collected on the Home Equity Loans in Group II during the related Remittance Period (net of the Servicing Fee, the Trustee Fee and the Trustee Reimbursable Expenses with respect to Group II) plus (x) any Delinquency Advances and (y) Compensating Interest paid by the Servicer with respect to Group II for such Remittance Period over (ii) the sum of the Class A-8 Current Interest and the Premium Amount relating to Group II for such Payment Date; provided, however, that for any Payment Date during the Funding Period, the sum obtained in (ii) hereof shall be multiplied by a fraction (A) the numerator of which is the weighted average of the aggregate Loan Balances of the Home Equity Loans in Group II (weighted by the number of days from the first day of the related Accrual Period in the case of the Initial Home Equity Loans (or Subsequent Home Equity Loans during any month after the month in which such Subsequent Home Equity Loan was transferred to the Trust) or Subsequent Cut-Off Date in the case of Subsequent Home Equity Loans that such Loan Balances were held by the Trust) during the preceding Remittance Period minus all Subordination Increase Amounts relating to Group II paid prior to such Payment Date and (B) the denominator of which is the Original Group II Pre-Funded Amount plus the Loan Balances of the Initial Home Equity Loans in Group II as reduced by the sum of (i) any actual payments of principal received on the Home Equity

Loans  in  Group  II  prior  to  the  related   Remittance  Date  and  (ii)  all
Subordination Increase Amounts relating to Group II paid prior to such Payment Date.

         "Highest Lawful Rate":  As defined in Section 12.13 hereof.

         "Home Equity Loan Group" or "Group": Group I or Group II, as the case may be. References herein to the related Class of Class A Certificates, when used with respect to a Home Equity Loan Group, shall mean (A) in the case of Group I, the Fixed Rate Certificates and (B) in the case of Group II, the Class A-8 Certificates.

         "Home Equity Loans": Such home equity loans (including Initial Home Equity Loans and Subsequent Home Equity Loans) transferred and assigned to the Trust pursuant to Section 3.05(a) and 3.07(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Home Equity Loans originally so held being identified in the Schedules of Home Equity Loans. The term "Home Equity Loan" includes the terms "First Mortgage Loan" and "Second Mortgage Loan". The term "Home Equity Loan" includes any Home Equity Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any home equity loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.04(b)(x) hereof with respect to such home equity loan, shall nevertheless be considered a "Home Equity Loan" for all purposes of this Agreement.

         "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

         "Initial Home Equity Loans": The Home Equity Loans to be conveyed to the Trust by the Depositor on the Startup Day.

         "Initial Specified Subordinated Amount": The Group I Initial Specified Subordinated Amount or the Group II Initial Specified Subordinated Amount.

         "Insurance Agreement": The Insurance and Indemnity Agreement dated as of April 1, 1996, among the Depositor, the Seller, the Servicer and the Certificate Insurer, as it may be amended from time to time.

         "Insurance Policy": Any hazard, flood, title or primary mortgage insurance policy relating to a Home Equity Loan plus any amount remitted under
Section 8.11 hereof.

         "Insured Payment": With respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay the related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         "Interest   Remittance  Amount":  The  sum  of  the  Group  I  Interest
Remittance Amount and the Group II Interest Remittance Amount.

         "Late Payment Rate": With respect to any Payment Date, the sum of (a) the Weighted Average Pass-Through Rate and (b) any Class S-I Distribution Amount (calculated as a percentage of the outstanding aggregate Class A Certificate Principal Balance) for such Payment Date. The Late Payment Rate shall be computed on the basis of a year of 360 days calculating the actual number of days elapsed.

         "Liquidated Loan": A Home Equity Loan as to which a Final Recovery Determination has been made.

         "Liquidation Proceeds": With respect to any Liquidated Loan, all amounts (including the proceeds of any Insurance Policy) recovered by the Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise.

         "Loan Balance": With respect to each Home Equity Loan and as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date with respect to the Initial Home Equity Loans or relevant Subsequent Cut-Off Date with respect to the Subsequent Home Equity Loans, less any principal payments relating to such Home Equity Loan included in previous Monthly Remittance Amounts, provided, however, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Home Equity Loan becomes a Liquidated Loan, and at all times thereafter.

         "Loan Purchase Price": With respect to any Home Equity Loan purchased from the Trust on or prior to a Monthly Remittance Date pursuant to Section 3.03, 3.04, 3.06(b) or 8.10(b) hereof, an amount equal to the Loan Balance of such Home Equity Loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to but not including the date of such purchase together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, (ii) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and (iii) all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.

         "Loan-to-Value Ratio": As of any particular date (i) with respect to any First Mortgage Loan, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note relating to such First Mortgage Loan and (ii) with respect to any Second Mortgage Loan, the percentage obtained by dividing the Appraised Value as of the date of origination of such Second Mortgage Loan into an amount equal to the sum of (a) the remaining principal balance of the Senior Lien note relating to such First Mortgage Loan as of the date of origination of the related Second Mortgage Loan and (b) the original principal balance of the Note relating to such Second Mortgage Loan.

         "Maximum Collateral Amount": The Group I Maximum Collateral Amount or the Group II Maximum Collateral Amount, as the case may be.

         "Monthly Payment": With respect to any Home Equity Loan and any Remittance Period, the payment of principal, if any, and interest due on the Due Date in such Remittance Period pursuant to the related Note.

         "Monthly Remittance Amount": The sum of the Group I Monthly Remittance Amount and the Group II Monthly Remittance Amount.

         "Monthly Remittance Date": The 18th day of each month, or if such day is not a Business Day, on the next succeeding Business Day, commencing in May 1996.

         "Moody's":  Moody's Investors Service Inc. or any successor thereto.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Note.

         "Mortgage Portfolio Performance Test": The Mortgage Portfolio Performance Test is satisfied for a Home Equity Loan Group and any date of determination thereof if (x) the 60+ Delinquency Percentage (Rolling Six Month) for such Group is less than 13.5%, (y) the O/C Loss Test for such Group is satisfied and (z) the Annual Loss Percentage (Rolling Twelve Month) for such Group for the twelve month period immediately preceding the date of determination thereof is not greater than or equal to 1.25%.

         "Mortgagor":  The obligor on a Note.

         "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of expenses incurred by the Servicer (including unreimbursed Servicing Advances) in connection with the liquidation of any defaulted Home Equity Loan and unreimbursed Delinquency Advances relating to such Home Equity Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

         "Net Monthly Excess Cashflow": As defined in Section 7.03(b)(iii) hereof.

         "Note": The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Home Equity Loan.

         "O/C Loss Test": The O/C Loss Test for a Home Equity Loan Group and any period set out below is satisfied if the Cumulative Loss Percentage for such Group during such period does not exceed the percentage set out for such period below:

                                                         Cumulative Loss
                           Period                          Percentage

        April 2, 1996 - April 1, 1997                       0.75%
        April 2, 1997 - April 1, 1998                       1.25%
        April 2, 1998 - April 1, 1999                       1.75%
        April 2, 1999 - April 1, 2000                       2.00%
        April 2, 2000 - and thereafter                      2.50%

         "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

         "Operative Documents": Collectively, this Agreement, the Certificate Insurance Policy, the Certificates and the Insurance Agreement.

         "Original Aggregate Loan Balance": The aggregate Loan Balances of all Initial Home Equity Loans as of the Cut-Off Date, which is $180,259,437.53.

         "Original Aggregate Pre-Funded Amount": The amount deposited in the Pre-Funding Account on the Startup Day from the proceeds of the sale of the Certificates, which amount is equal to $19,740,562.47.

         "Original Group I Pre-Funded Amount":  $19,461,145.60.

         "Original Group II Pre-Funded Amount":  $279,416.87.

         "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

                  (i) Certificates theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

                  (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

                  (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

                  (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section 5.05 hereof; and

                  (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

         "Overfunded Interest Amount": With respect to each Subsequent Transfer Date, the sum, if any of (x) with respect to the Fixed Rate Certificates the difference between (i) interest accruing from the Subsequent Cut-Off Date to May 31, 1996 on the aggregate Loan Balances of the Subsequent Home Equity Loans in Group I acquired by the Trust on such Subsequent Transfer Date, calculated at a rate equal to the sum of (a) the weighted average Pass-Through Rate of the Fixed Rate Certificates and (b) the rate at which the Premium Amount is determined and
(ii) interest accruing from the Subsequent Cut-Off Date to May 31, 1996 on the aggregate Loan Balances of the Subsequent Home Equity Loans in Group I acquired by the Trust on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date and
(y) with respect to the Class A-8 Certificates, the difference between (i) interest accruing from the Subsequent Cut-Off Date to May 31, 1996 on the aggregate Loan Balances of the Subsequent Home Equity Loans in Group II acquired by the Trust on such Subsequent Transfer Date, calculated at a rate equal to the sum of (a) the Class A-8 Pass-Through Rate and (b) the rate at which the Premium Amount is determined and (ii) interest accruing from the Subsequent Cut-Off Date to May 31, 1996 on the aggregate Loan Balances of the Subsequent Home Equity Loans in Group II acquired by the Trust on such Subsequent Transfer Date, calculated at the rate of which Pre-Funded Amounts are invested as of such Subsequent Transfer Date.

         "Owner": The Person in whose name a Certificate is registered in the Register, and the Certificate Insurer, to the extent described in Section 5.06 and Section 7.03(e) hereof, respectively.

         "Paying Agent": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 12.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

         "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the Startup Day. The first Payment Date will be May 28, 1996.

         "Percentage Interest": With respect to a Class of Class A Certificate, a fraction, expressed as a decimal, the numerator of which is the initial Class A Certificate Principal Balance represented by such Class A Certificate and the denominator of which is the aggregate initial Class A Certificate Principal Balance represented by all the Class A Certificates of such Class. With respect to the Class R Certificates and the Class S-I Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

         "Person":  Any  individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

         "Preference Amount": With respect to the Class A Certificates and the Class S-I Certificates, as the case may be, means any amounts of Current Interest and principal included in previous distributions of the Class A Distribution Amount to the Owners of the Class A Certificates or the Class S-I Distribution Amount included in previous distributions to the Owners of the Class S-I Certificates which are recovered from such Owners as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Owners and for which there has been full compliance with the provisions of Section 13.02.

         "Pre-Funded Amount": With respect to any Determination Date, the amount remaining on deposit in the Pre-Funding Account.

         "Pre-Funding   Account":   The  Pre-Funding   Account   established  in
accordance with Section 7.02(a) hereof and maintained by the Trustee.

         "Pre-Funding  Account  Earnings":   The  Group  I  Pre-Funding  Account
Earnings or the Group II Pre-Funding Account Earnings, as the case may be.

         "Premium Amount": The amount payable monthly to the Certificate Insurer on each Payment Date in an amount equal to 0.21% per annum, on the Certificate Principal Balance as of the related Determination Date.

         "Prepayment": Any payment of principal of a Home Equity Loan which is received by the Servicer in advance of the scheduled due date for the payment of such principal and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment, Substitution Amounts, the portion of the purchase price of any Home Equity Loan purchased from the Trust pursuant to Section 3.03, 3.04, 3.06(b) or 8.10(b) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Home Equity Loan shall be deemed to be Prepayments for all purposes of this Agreement.

         "Preservation Expenses": Expenditures made by the Servicer in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

         "Principal and Interest Account": The principal and interest account created by the Servicer pursuant to Section 8.08(a) hereof.

         "Principal Remittance Amount": The sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

         "Prohibited Transaction": "Prohibited Transaction" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Property":  The underlying property securing a Home Equity Loan.

         "Prospectus":   The  Depositor's   Prospectus   dated  April  17,  1996
constituting part of the Registration Statement.

         "Prospectus  Supplement":   The  IMC  Home  Equity  Loan  Trust  1996-2
Prospectus Supplement dated April 17, 1996 to the Prospectus.

         "Purchase Option Period":  As defined in Section 9.03(a) hereof.

         "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Qualified Mortgage": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

         "Qualified Replacement Mortgage": A Home Equity Loan substituted for another pursuant to Section 3.03, 3.04 and 3.06(b) hereof, which (i) has a Coupon Rate at least equal to the Coupon Rate of the Home Equity Loan being replaced; provided, however, that if the Home Equity Loan being replaced is a Group I Underwater Loan, such Qualified Replacement Mortgage will not have a Coupon Rate less than 8.68%, (ii) is of the same property type or is a single family dwelling and the same occupancy status or is a primary residence as the Home Equity Loan being replaced, (iii) shall mature no later than June 1, 2026
(iv) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Home Equity Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with the Seller's credit underwriting guidelines set forth in the Seller's underwriting manual) as the Home Equity Loan which such Qualified Replacement Mortgage replaces, (vi) shall be a First Mortgage Loan if the Home Equity Loan which such Qualified Replacement Mortgage replaces was a First Mortgage Loan,
(vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Home Equity Loan as of such Replacement Cut-Off Date, (viii) shall not provide for a "balloon" payment if the related Home Equity Loan did not provide for a "balloon" payment (and if such related Home Equity Loan provided for a "balloon" payment, such Qualified Replacement Mortgage shall have an original maturity of not less than the original maturity of such related Home Equity Loan), (ix) shall be a fixed rate Home Equity Loan if the Home Equity Loan being replaced is in Group I and shall be a first lien "CMT Loan" (as defined in the Prospectus Supplement) if the Home Equity Loan being replaced is in Group II and (x) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code
                                       26

(or any successor statute thereto) and applicable to the Trust. In the event that one or more home equity loans are proposed to be substituted for one or more Home Equity Loans, the Certificate Insurer may allow the foregoing tests to be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, as evidenced by a written approval delivered to the Trustee by the Certificate Insurer, except that the requirements of clauses (i), (iv),
(ix) and (x) hereof must be satisfied as to each Qualified Replacement Mortgage.

         "Rating Agencies": Collectively, Moody's and Standard & Poor's or any successors thereto.

         "Realized Loss": As to any Liquidated Loan (or, in the case of a Cram Down Loss a Home Equity Loan that is not a Liquidated Loan), the amount (not less than zero), if any, by which (A) the sum of (x) the Loan Balance thereof as of the date of liquidation, (y) the amount of accrued but unpaid interest thereon (to the extent that there are no outstanding advances for such interest by the Servicer) and (z) the amount of any Cram Down Loss with respect thereto is in excess of (B) the Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance.

         "Record Date": With respect to each Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

         "Register": The register maintained by the Registrar in accordance with
Section 5.04 hereof, in which the names of the Owners are set forth.

         "Registrar": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

         "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 33-99340), including all amendments thereto and including the Prospectus relating to the Class A Certificates.

         "Reimbursement Amount": As of any Payment Date, the sum of (x)(i) all Insured Payments previously paid to the Trustee by the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to Section 7.03(b)(ii) hereof plus (ii) interest accrued on each such Insured Payment not previously repaid calculated pursuant to the terms of the Insurance Agreement and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement (including, without limitation, any unpaid Premium Amount relating to such Payment Date) plus (ii) interest on such amounts at the Late Payment Rate. The Certificate Insurer shall notify the Trustee, the Depositor and the Seller of the amount of any Reimbursement Amount.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC Opinion":  As defined in Section 3.03 hereof.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.
                                       27

         "Remittance Period": With respect to each Monthly Remittance Date, the period commencing the second day of the calendar month immediately preceding such Monthly Remittance Date and ending the first day of the calendar month in which such Monthly Remittance Date occurs.

         "Remittance Rate": With respect to each Home Equity Loan in Group II, is equal to the Coupon Rate of such Home Equity Loan at the beginning of the related Remittance Period minus the sum of (a) the sum of the rates at which the Group II Servicing Fee, Trustee Fee, Trustee Reimbursable Expenses and the Premium Amount are calculated and (b) the Excess Spread Rate.

         "REO Property": A Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Home Equity Loan.

         "Replacement Cut-Off Date": With respect to any Qualified Replacement Mortgage, the first day of the calendar month in which such Qualified Replacement Mortgage is conveyed to the Trust.

         "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Register under the nominee name of the Depository.

         "Residual Net Monthly Excess Cashflow": With respect to any Payment Date, the aggregate Net Monthly Excess Cashflow, if any, remaining after the making of all applications, transfers and disbursements described in Sections 7.03(b)(i), (ii) and (iii) and 7.03(b)(iv) hereof.

         "Schedule of Home Equity Loans": The schedules of Home Equity Loans with respect to the Initial Home Equity Loans listing each Initial Home Equity Loan to be conveyed on the Startup Day and with respect to Subsequent Home Equity Loans listing each Subsequent Home Equity Loan conveyed to the Trust as of each Subsequent Transfer Date. Such Schedules of Home Equity Loans shall identify each Home Equity Loan by the Servicer's loan number, borrower's name and address (including the state and zip code) of the Property and shall set forth as to each Home Equity Loan the lien status thereof, the Loan-to-Value Ratio and the Loan Balance as of the Cut-Off Date, the Coupon Rate thereof, the original Loan Balance thereof, the current scheduled monthly payment of principal and interest and the maturity date of the related Note, the property type, occupancy status, Appraised Value and the original term-to-maturity thereof and whether or not such Home Equity Loan (including related Note) has been modified.

         "Scheduled Principal Payment": As of any date of calculation, with respect to a Home Equity Loan, the then stated scheduled monthly installment of principal payable thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date), without taking into account any Prepayment made on such Home Equity Loan during the then-current Remittance Period.

         "Second Mortgage Loan": A Home Equity Loan which constitutes a second priority mortgage lien with respect to the related Property.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Seller":   Industry  Mortgage   Company,   L.P.,  a  Delaware  limited
partnership.

         "Senior Lien": With respect to any Second Mortgage Loan, the home equity loan relating to the corresponding Property having a first priority lien.

         "Servicer":   Industry  Mortgage  Company,  L.P.,  a  Delaware  limited
partnership, and its permitted successors and assigns.

         "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential home equity loans.

         "Servicer Loss Test": The Servicer Loss Test for any period set out below is satisfied, if the Cumulative Loss Percentage for such period does not exceed the percentage set out for such period below (provided, that for purposes of the calculation of the Servicer Loss Test, Realized Losses attributable solely to Cram Down Losses should be excluded from the calculation of Cumulative Loss Percentage):

                                                            Cumulative Loss
                           Period                             Percentage

        April 2, 1996 - April 1, 1997                            1.00%
        April 2, 1997 - April 1, 1998                            1.50%
        April 2, 1998 - April 1, 1999                            2.25%
        April 2, 1999 - April 1, 2000                            3.00%
        April 2, 2000 - and thereafter                           3.75%

         "Servicer Termination Event":  As defined in Section 8.20(a) hereof.

         "Servicer Termination Test": The Servicer Termination Test is satisfied for any date of determination thereof, if (x) the 60+ Delinquency Percentage (Rolling Six Month) is less than 15.75%, (y) the Servicer Loss Test is satisfied and (z) the Annual Loss Percentage (Rolling Twelve Month) for the twelve month period immediately preceding the date of determination thereof is not greater than 1.75%.

         "Servicing Advance": As defined in Section 8.09(b) and Section 8.13(a) hereof.

         "Servicing Fee": The Group I Servicing Fee or the Group II Servicing Fee or the Group I Servicing Fee and the Group II Servicing Fee, as the context may require.

         "60-Day Delinquent Loan": With respect to any Determination Date, all REO Properties and each Home Equity Loan, with respect to which any portion of a Monthly Payment is, as of the last day of the prior Remittance Period, two months (calculated from Due Date with respect to such Home Equity Loan to Due
Date) or more past due (without giving effect to any grace period).

         "60+ Delinquency Percentage (Rolling Six Month)": With respect to any Home Equity Loan Group and Determination Date, the average of the percentage equivalents of the fractions determined for each of the six immediately preceding Remittance Periods the numerator of each of which is equal to the aggregate Loan Balance of 60-Day Delinquent Loans in such Group as of the end of such Remittance Period and the denominator of which is the Loan Balance of all of the Home Equity Loans in such Group as of the end of such Remittance Period.

         "Spread Squeeze Rate": On any date of determination thereof is equal to the excess of (x) the weighted average Coupon Rate of the Home Equity Loans in Group I over (y) the sum of (i) the rates at which the Group I Servicing Fee, Trustee Fee, Trustee Reimbursable Expenses and Premium Amount are calculated and
(ii) the weighted average Pass-Through Rate of the Fixed Rate Certificates.

         "Spread Squeeze Test": The Spread Squeeze Test is satisfied for any date of determination thereof with respect to Group I if (x) the 60+ Delinquency Percentage (Rolling Six Month) with respect to Group I is less than 9.50% and
(y) the Annual Loss Percentage (Rolling Six Month) for the six-month period immediately preceding the date of determination thereof is not greater than or equal to 1.75%.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw- Hill Companies or any successor thereto.

         "Startup Day":  April 24, 1996.

         "Stepdown Date":  The Determination Date occurring in May, 1998.

         "Stepdown Requirement": The Stepdown Requirement is satisfied for a Home Equity Loan Group on any date of determination thereof if, as of such date of determination, (x) the 60+ Delinquency Percentage (Rolling Six Month) for such Group is less than 11.25%, (y) the Cumulative Loss Test is satisfied for such Group and (z) the Annual Loss Percentage (Rolling Twelve Month) for such Group for the twelve month period immediately preceding the date of determination thereof is not greater than or equal to 0.75%.

         "Subordinated Amount": The Group I Subordinated Amount or the Group II Subordinated Amount, as the case may be.

         "Subordination Deficiency Amount": With respect to any Home Equity Loan Group and Payment Date, the excess, if any, of (i) the Specified Subordinated Amount applicable to such Home Equity Loan Group and Payment Date over (ii) the Subordinated Amount applicable to such Home Equity Loan Group and Payment Date prior to taking into account the payment of any related Subordination Increase Amounts on such Payment Date.

         "Subordination Deficit": With respect to any Home Equity Loan Group and Payment Date, the amount, if any, by which (x) the Class A Certificate Principal Balances, after taking into account the payment of the related Class A Distribution Amount with respect to such Group on such Payment Date (except for any Subordination Deficit with respect to such Home Equity Loan Group and Subordination Increase Amount with respect to such Group), exceeds (y) the sum of (a) the aggregate Loan Balances of the Home Equity Loans in the related Group as of the close of business on the last day of the related Remittance Period and
(b) the amount, if any, on deposit in the Pre-Funding Account with respect to such Group on such Payment Date exclusive of any Pre-Funding Account Earnings with respect to such Group.

         "Subordination Increase Amount": With respect to any Home Equity Loan Group and Payment Date, the lesser of (i) the related Subordination Deficiency Amount as of such Payment Date (after taking into account the payment of the related Class A Distribution Amount on such Payment Date (except for any Subordination Increase Amount with respect to such Home Equity Loan Group)) and
(ii) the aggregate amount of Net Monthly Excess Cashflow allocated to such Home Equity Loan Group pursuant to Section 7.03(b)(iii)(A) or (B) on such Payment Date.

         "Subordination Reduction Amount": With respect to any Home Equity Loan Group and Payment Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Home Equity Loan Group and Payment Date and (y) the Principal Remittance Amount with respect to such Home Equity Loan Group for the related Remittance Period.

         "Subsequent Cut-Off Date": The beginning of business on the date specified in a Subsequent Transfer Agreement with respect to those Subsequent Home Equity Loans which are transferred and assigned to the Trust pursuant to the related Subsequent Transfer Agreement.

         "Subsequent Home Equity Loans": The Home Equity Loans sold to the Trust pursuant to Section 3.07 hereof, which shall be listed on the Schedule of Home Equity Loans attached to a Subsequent Transfer Agreement.

         "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee, the Depositor and the Seller substantially in the form of Exhibit D hereto, by which Subsequent Home Equity Loans are sold and assigned to the Trust.

         "Subsequent Transfer Date": The date specified in each Subsequent Transfer Agreement.

         "Sub-Servicer": Any Person with whom the Servicer has entered into a Sub-Servicing Agreement and who satisfies any requirements set forth in Section
8.03 hereof in respect of the qualification of a Sub-Servicer.

         "Sub-Servicing Agreement": The written contract between the Servicer and any Sub-Servicer relating to servicing and/or administration of certain Home Equity Loans as permitted by Section 8.03.

         "Substitution Amount":  As defined in Section 3.03 hereof.

         "Tax Matters Certificate": The certificate issued to Chemical Bank, as Tax Matters Person representing the Tax Matters Person Residual Interest.

         "Tax Matters Person": The Person designated pursuant to Section 11.18 hereof to act as the Tax Matters Person under the Code.

         "Tax Matters  Person  Residual  Interest":  The 0.001%  interest in the
Class R Certificates which shall be issued to and held by Chemical Bank throughout the term hereof unless another person shall accept an assignment of either such interest and the designation of Tax Matters Person pursuant to
Section 11.18 hereof.

         "Termination Notice":  As defined in Section 9.03(a) hereof.

         "Total Available Funds": The sum of the Group I Total Available Funds and the Group II Total Available Funds.

         "Total Monthly Excess Cashflow": As defined in Section 7.03(b)(ii) hereof.

         "Total Monthly Excess Spread": The Group I Total Monthly Excess Spread or the Group II Total Monthly Excess Spread, as the case may be.

         "Trust": IMC Home Equity Loan Trust 1996-2, the trust created under this Agreement.

         "Trust Estate": As defined in the conveyance clause under this Agreement.

         "Trustee": Chemical Bank, a New York banking corporation, the Corporate Trust Department of which is located on the date of execution of this Agreement at 450 W. 33rd Street, 15th Floor, New York, NY 10001, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

         "Trustee Fee": The fee payable monthly to the Trustee on each Payment Date in an amount equal to 0.015% per annum, on the outstanding aggregate Loan Balances of the Home Equity Loans as of the related Determination Date.

         "Trustee Reimbursable Expenses": Any amounts payable (i) pursuant to Sections 11.16(a)(v) and Section 11.16(g), and (ii) pursuant to the second sentence of Section 10.07, provided that the aggregate amounts payable pursuant to this clause (ii) shall not exceed $50,000.

         "Underwriters":   Bear,   Stearns  &  Co.   Inc.,   Nomura   Securities
International, Inc. and ContiFinancial Services Corporation.

         "Weighted Average Pass-Through Rate": As to the Class A Certificates and any Payment Date, the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass- Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate, the Class A-7 Pass-Through Rate and the Class A-8 Pass-Through Rate, weighted by, respectively, the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class A-3 Certificate Principal Balance, the Class A-4 Certificate Principal Balance, the Class A-5 Certificate Principal Balance, the Class A-6 Certificate Principal Balance, the Class A-7 Certificate Principal Balance and the Class A-8 Certificate Principal Balance as of such Payment Date prior to taking into account any distributions to be made on such Payment Date.

         Section 1.02      Use of Words and Phrases.

         "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

         Section 1.03      Captions; Table of Contents.

         The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

         Section 1.04 Opinions.

         Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction. Any opinion delivered hereunder shall be addressed to the Rating Agencies, the Certificate Insurer and the Trustee.


                                END OF ARTICLE I

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

         Section 2.01      Establishment of the Trust.

         The parties hereto do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "IMC Home Equity Loan Trust 1996-2".

         Section 2.02      Office.

         The office of the Trust shall be in care of the Trustee, addressed to Chemical Bank, 450 W. 33rd Street, 15th Floor, New York, NY 10001, Attention:
Structured Finance Services (MBS), or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Servicer, the Owners and the Certificate Insurer.

         Section 2.03      Purposes and Powers.

         The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of Home Equity Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the status of the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) as a REMIC.

         Section 2.04      Appointment of the Trustee; Declaration of Trust.

         The Seller and the Depositor hereby appoint the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

         Section 2.05      Expenses of the Trust.

         All expenses of the Trust, including (i) the fees of the Trustee (including any portion of the Trustee Fee not paid pursuant to Section
7.03(b)(i) hereof) and (ii) to the extent not paid pursuant to Section 10.07, any other expenses of the Trustee that have been reviewed and approved by the Seller, which review shall not be required in connection with the enforcement of a remedy by the Trustee resulting from a default under this Agreement, shall be paid directly by the Seller. Failure by the Seller to pay any such fees or other expenses shall not relieve the Trustee of its obligations hereunder.

         Section 2.06      Ownership of the Trust.

         On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

         Section 2.07      Situs of the Trust.

         It is the intention of the parties hereto that the Trust constitute a trust under the laws of the State of New York. The Trust will be created and administered in, and all Accounts maintained by the Trustee on behalf of the Trust will be located in, the State of New York (except that certain agents of the Trustee may be located in the State of Texas). The Trust will not have any employees and will not have any real or personal property (other than property acquired pursuant to Section 8.13 hereof and Home Equity Loan Files and certain other documents) located in any state other than in the State of New York. Payments will be received by the Trust only in the State of New York and payments from the Trust will be made only from the State of New York. The Trust's only office will be at the office of the Trustee as set forth in Section
2.02 hereof.

         Section 2.08      Miscellaneous REMIC Provisions.

         (a) The Startup Day is hereby designated as the "startup day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

         (b) The Class A Certificates and the Class S-I Certificates are hereby designated as "regular interests" in the REMIC and the Class R Certificates are hereby designated as the "residual interest" in the REMIC, as defined in Section 860G(a) of the Code.

         (c) The Owner of the Tax Matters Person Residual Interest in the REMIC is hereby designated as "tax matters person" as defined in the REMIC Provisions with respect to the REMIC.

         (d) The Trust and the REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

         (e) The Trustee shall cause the Trust (other than the Pre-Funding Account and the Capitalized Interest Account) to elect to be treated as a REMIC under Section 860D of the Code.Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC. The Trustee shall report all expenses of the Trust Estate to the REMIC.

         (f) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to REMIC. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

         (g) For federal income tax purposes, the Final Scheduled Payment Date for each Class of the Class A Certificates in the REMIC is hereby set to be the Payment Date indicated below:

                                                       Final Scheduled
                Class                                   Payment Date

         Class A-1 Certificates                        August 25, 2010
         Class A-2 Certificates                        February 25, 2011
         Class A-3 Certificates                        February 25, 2011
         Class A-4 Certificates                        February 25, 2011
         Class A-5 Certificates                        March 25, 2013
         Class A-6 Certificates                        November 25, 2019
         Class A-7 Certificates                        July 25, 2026
         Class A-8 Certificates                        July 25, 2026

         For federal income tax purposes, the Final Scheduled Payment Date for the Class S-I Certificates is July 25, 2026.


                                END OF ARTICLE II

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF THE DEPOSITOR, THE SERVICER AND THE SELLER;
                 COVENANT OF SELLER TO CONVEY HOME EQUITY LOANS

         Section 3.01      Representations and Warranties of the Depositor.

         The Depositor hereby represents, warrants and covenants to the Trustee, the Seller, the Certificate Insurer and the Owners that as of the Startup Day:

         (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

         (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's Certificate of Incorporation, or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

         (c) This Agreement and the other Operative Documents to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

         (e) No litigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

         (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Depositor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

         (g) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Depositor required to be stated therein or necessary to make the statements contained therein with respect to the Depositor, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Depositor that materially adversely affects or in the future may (so far as the Depositor can now reasonably foresee) materially adversely affect the Depositor or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

         (h) Neither the Trustee nor the Depositor has any obligation to register the Trust as an investment company under the Investment Company Act of 1940, as amended.

         (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state or federal securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part ofthe Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (j) The transactions contemplated by this Agreement are in the ordinary course of business of the Depositor.

         (k) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is the Depositor aware of any pending insolvency.

         It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Home Equity Loans to the Trustee.

         Upon discovery by any of the Depositor, the Seller, the Servicer, any Sub-Servicer, the Certificate Insurer, any Owner or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.01 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. As promptly as practicable, but in any event, within 60 days of its discovery or its receipt of notice of breach, the Depositor shall cure such breach in all material respects; provided, however, that if the Depositor can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended for an additional 90 days with the written approval of the Certificate Insurer.

         Section 3.02      Representations and Warranties of the Servicer.

         The  Servicer  hereby   represents,   warrants  and  covenants  to  the
Depositor, the Trustee, the Certificate Insurer and the Owners that as of the Startup Day:


(a) The Servicer is a limited partnership duly formed and validly existing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Servicer and each Sub- Servicer has all requisite partnership or corporate, as the case may be, power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

         (b) The execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary action on the part of the Servicer and will not violate the Servicer's Agreement of Limited Partnership or constitute a default (or an event which, with notice or lapse of time, or both,would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which the Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Servicer or any of its properties.

         (c) This Agreement and the Operative Documents to which the Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder.

         (e) No litigation is pending with respect to which the Servicer has received service of process or, to the best of the Servicer's knowledge, threatened against the Servicer which litigation might have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and the other Operative Documents to which the Servicer is a party.

         (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

         (g) The statements contained in the Registration Statement which describe the Servicer or matters or activities for which the Servicer is responsible or which are attributed to the Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Servicer, in light of the circumstances under which they were made, not misleading.

         (h) The Servicing Fee is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standards No. 65 issued by the Financial Accounting Standards Board. Neither the Servicer nor any affiliate thereof will report on any financial statements any part of the Servicing Fee as an adjustment to the sales price of the Home Equity Loans.

         (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Servicer and the performance by the Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (j) The collection practices used by the Servicer with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage servicing business and in conformity with relevant FNMA guidelines.

         (k) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer.

         It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Home Equity Loans to the Trustee.

         Upon discovery by any of the Depositor, the Seller, the Servicer, any Sub-Servicer, the Certificate Insurer, any Owner or the Trustee (each, for purposes of this paragraph, a party) of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners or of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. As promptly as practicable, but in any event, within 60 days of its discovery or its receipt of notice of breach, the Servicer shall cure such breach in all material respects and, upon the Servicer's continued failure to cure such breach, may thereafter be removed by the Trustee with the written consent of the Certificate Insurer pursuant to Section 8.20 hereof; provided, however, that if the Servicer can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended for an additional 90 days with the written approval of the Certificate Insurer.

         Section 3.03      Representations and Warranties of the Seller.

         The Seller hereby represents, warrants and covenants to the Depositor, the Trustee, the Certificate Insurer and the Owners that as of the Startup Day:

         (a) The Seller is a limited partnership duly formed and validly existing under the laws governing its creation and existence and is in good standing in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Seller has all requisite authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

         (b) The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller and will not violate the Seller's Agreement of Limited Partnership or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its properties.

         (c) This Agreement and the other Operative Documents to which the Seller is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

         (d) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Seller is a party.

         (e) No litigation is pending with respect to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Seller is a party.

         (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

         (g) The statements contained in the Prospectus Supplement which describe the Seller or matters or activities for which the Seller is responsible in accordance with the Operative Documents or which are attributable to the Seller therein are true and correct in all material respects, and the Prospectus Settlement does not contain any untrue statement of a material fact with respect to the Seller required to be stated therein or necessary to make the statements contained therein with respect to the Seller, in light of the circumstances under which they were made, not misleading. The Prospectus Supplement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Seller that materially adversely affects or in the future may (so far as the Seller can now reasonably foresee) materially adversely affect the Seller or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Prospectus Supplement.

         (h) Upon the receipt of each Home Equity  Loan  (including  the related
Note) and other items of the Trust Estate by the Trustee under this Agreement, the Trust will have good title to such Home Equity Loan (including the related
Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others, except as set forth in
Section 3.04 (b) (ix) (other than liens which will be simultaneously released).

         (i) Neither the Seller nor any affiliate thereof will report on any financial statement any part of the Servicing Fee as an adjustment to the sales price of the Home Equity Loans.

         (j) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by the Seller of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

         (k) The origination practices used by the Seller with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the mortgage lending business.

         (l) The transactions contemplated by this Agreement are in the ordinary course of business of the Seller.

         (m) Neither the Trustee nor the Seller has any obligation to register the Trust as an investment company under the Investment Company Act of 1940, as amended.

         (n) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Home Equity Loans, nor is the Seller aware of any pending insolvency.

         It is understood and agreed that the representations and warranties set forth in this Section 3.03 shall survive delivery of the respective Home Equity Loans to the Trustee.

         Upon discovery by any of the Depositor, the Servicer, the Custodian, any Sub-Servicer, any Owner, the Seller, the Certificate Insurer or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners or the interests of the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties. The Seller hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, the Seller may (or may cause an affiliate of the Seller to) on or prior to the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) substitute in lieu of any Home Equity Loan not in compliance with clause (h) a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Replacement Cut-Off Date is less than the Loan Balance of such Home Equity Loan as of such Replacement Cut-Off Date, deliver an amount (a "Substitution Amount") equal to such difference together with the aggregate amount of (A) all Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan and (B) all Delinquency Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Section 3.03, 3.04 or 3.06 shall be made unless the Seller obtains for the Trustee and the Certificate Insurer at the Seller's expense an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or the REMIC therein or otherwise subject the Trust or the REMIC therein to tax and would not jeopardize the status of the REMIC as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Certificate Insurer and the Trustee. The Seller shall also deliver an Officer's Certificate to the Trustee and the Certificate Insurer concurrently with the delivery of a Qualified Replacement Mortgage pursuant to Sections 3.03, 3.04 and 3.06 stating that such Home Equity Loan meets the requirements of the definition of a Qualified Replacement Mortgage and that all other conditions to the substitution thereof have been satisfied. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to this Section shall be repurchased or substituted for (subject to compliance with Section 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion.

         Section 3.04      Covenants of Seller to Take Certain Actions with
                           Respect   to  the  Home   Equity   Loans  in  Certain
                           Situations.

         (a) Upon the discovery by the Depositor, the Seller, the Servicer, the Certificate Insurer, any Sub-Servicer, any Owner, the Custodian or the Trustee that the representations and warranties set forth in clause (b) below were untrue in any material respect as of the Startup Day (or in the case of the Subsequent Home Equity Loans, as of the respective Subsequent Transfer Date) with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, the party discovering such breach shall give prompt written notice to the other parties. Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any one of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or of the Certificate Insurer, the Seller hereby covenants and warrants that it shall promptly cure such breach in all material respects or subject to the last two sentences of Section 3.03 it shall on the second Monthly Remittance Date next succeeding such discovery, receipt of notice or such time (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account; provided, however, that if the Seller can establish to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, the period of time in which the Seller must substitute a Qualified Replacement Mortgage or purchase such Home Equity Loan may be extended for an additional 30 days with the written approval of the Certificate Insurer. It is understood and agreed that the obligation of the Seller so to substitute or purchase any Home Equity Loan as to which such a statement set forth below is untrue in any material respect and has not been remedied shall constitute the sole remedy respecting a discovery of any such statement which is untrue in any material respect in this
Section 3.04 available to the Owners, the Trustee and the Certificate Insurer.

         (b) The Seller hereby represents, warrants and covenants to the Trustee, the Depositor, the Servicer, the Certificate Insurer and the Owners that as of the Startup Day (with respect to the Initial Home Equity Loans) and as of the respective Subsequent Transfer Date (with respect to the Subsequent Home Equity Loans):

                  (i) The  information  with respect to each Initial Home Equity
            Loan and Subsequent Home Equity Loan set forth in the related Schedule of Home Equity Loans is true and correct as of the Cut-Off Date (or in the case of the Subsequent Home Equity Loans, on the related Subsequent Transfer Date);

                  (ii) All the original or certified  documentation set forth in
            Section 3.05 (including all material documents related thereto) with respect to each Initial Home Equity Loan has been or will be delivered to the Trustee on the Startup Day (or in the case of the Subsequent Home Equity Loans, on the related Subsequent Transfer
            Date) or as otherwise provided in Section 3.05;

                  (iii) Each Home Equity Loan being  transferred to the Trust is a Qualified Mortgage and is a Mortgage;

                  (iv) Each Property is improved by a single (one-to-four) family residential dwelling (except for 79 and 8 Initial Home Equity Loans in Group I and Group II, respectively, in the amount of $4,452,955.40 and $737,322.34, respectively, that are condominiums, planned unit developments, townhouses, manufactured housing, mixed use properties, multifamily residential, or cooperative, provided that no more than 0.15% of the Properties in Group I and none of the Properties in Group II are secured by manufactured homes;

                  (v) As of the Cut-Off  Date, no Initial Home Equity Loan has a
            Loan-to-Value Ratio in excess of 85%, except for 76 Initial Home Equity Loans in the amount of $6,389,282.25 that had a Loan-to-Value Ratio not greater than 100.00%;

                  (vi) Each Home Equity Loan is being  serviced by the  Servicer in accordance with the terms of this Agreement;

                  (vii) The Note  related to each  Initial  Home  Equity Loan in
            Group I bears a current Coupon Rate of at least 8.00% per annum and the Note related to each Initial Home Equity Loan in Group II bears a current Coupon Rate of at least 6.75%;

                  (viii) Each Note with respect to the Initial Home Equity Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Note on or before its maturity date, except for 1,153 Initial Home Equity Loans in Group I in the amount of $87,840,338.14, representing 53.06% of the aggregate Loan Balance of the Initial Home Equity Loans in Group I as of the Cut-Off Date which may provide for a "balloon" payment due at the end of the 15th year (except for 107

Initial Home Equity Loans in Group I in the amount of $2,740,734.08 which provide for "balloon" payments due within 36 months to 120 months);

                  (ix) As of the Startup Day and any  Subsequent  Transfer Date,
            each Mortgage is a valid and subsisting first or second lien of record (or is in the process of being recorded) on the Property subject in the case of any Second Mortgage Loan only to a Senior Lien on such Property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title, with respect to the related Home Equity Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (x) Immediately prior to the transfer and assignment of the Home Equity Loans by the Seller to the Depositor and by the Depositor to the Trust herein contemplated, the Seller and the Depositor, as the case may be, held good and indefeasible title to, and was the sole owner of, each Home Equity Loan (including the related Note) conveyed by the Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (ix) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Home Equity Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (ix) or other liens which will be released simultaneously with such transfer and assignment;

                  (xi) As of the Cut-Off Date, no Initial Home Equity Loan is 30
            days or more Delinquent except that there are 23 Initial Home Equity Loans in Group I with an outstanding aggregate Loan Balance of $1,576,663.64 that are 30 or more days Delinquent but not more than 60 days Delinquent;

                  (xii) There is no  delinquent  tax or  assessment  lien on any
            Property, and each Property is free of substantial damage and is in good repair;

                  (xiii) There is no valid and  enforceable  offset,  defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note;

                  (xiv) There is no mechanics' lien or claim for work,  labor or material affecting any Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xvi) below;

                  (xv) Each Home Equity Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act (as amended by the Riegle Community Development and Regulatory Improvement Act of 1994) and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

                  (xvi) With  respect  to each Home  Equity  Loan  either (a) an attorney's opinion of title has been obtained but no title policy has been obtained (provided that no title policy has been obtained with respect to not more than 2% of the Original Aggregate Loan Balance), or (b) a lender's title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Property is situated, in an amount at least equal to the original balance of such Home Equity Loan together, in the case of a Second Mortgage Loan, with the then-original principal amount of the mortgage note relating to the Senior Lien, insuring the mortgagee's interest under the related Home Equity Loan as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (ix) above, was effective on the date of the origination of such Home Equity Loan, and, as of the Startup Day, such policy is valid and thereafter such policy shall continue in full force and effect;

                  (xvii) The  improvements  upon each  Property are covered by a valid and existing hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Property;

                  (xviii)  If  any  Property  is in an  area  identified  in the
            Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Property with a carrier generally acceptable to the Servicer in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Home Equity Loan (together, in the case of a Second Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                 (xix) Each  Mortgage  and Note is the legal,  valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Home Equity Loan had full legal capacity to execute all documents relating to such Home Equity Loan and convey the estate therein purported to be conveyed;

                  (xx) The Seller has caused and will cause to be performed  any and all acts required to be performed to preserve the rights and remedies of the Trustee in any Insurance Policies applicable to any Home Equity Loans delivered by the Seller including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                  (xxi) As of the Startup Day, no more than 0.54% of the aggregate Loan Balance of the Home Equity Loans will be secured by Properties located within any single zip code area;

                  (xxii) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller (or, subject to Section 3.05 hereof, are in the process of being recorded);

                  (xxiii) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Owners and the Certificate Insurer and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Schedule of Home Equity Loans;

                  (xxiv) The  proceeds  of each Home Equity Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Home Equity Loans were paid;

                  (xxv) The related  Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                 (xxvi) No Home Equity Loan has a shared  appreciation  feature, or other contingent interest feature;

                  (xxvii) Each  Property is located in the state  identified  in the respective Schedule of Home Equity Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

                  (xxviii)   Each   Mortgage   contains  a  provision   for  the
            acceleration of the payment of the unpaid principal balance of the related Home Equity Loan in the event the related Property is sold without the prior consent of the mortgagee thereunder;

                  (xxix) Any advances  made after the date of  origination  of a
            Home Equity Loan but prior to the Cut-Off Date (or the relevant Subsequent Cut-Off Date) have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Schedule of Home Equity Loans. The consolidated principal amount does not exceed the original principal amount of the related Home Equity Loan. No Note permits or obligates the Servicer to make future advances to the related Mortgagor at the option of the Mortgagor;

                  (xxx) There is no  proceeding  pending or  threatened  for the total or partial condemnation of any Property, nor is such a proceeding currently occurring, and each Property is undamaged by waste, fire, water, flood, earthquake or earth movement;

                  (xxxi) All of the  improvements  which were  included  for the purposes of determining the Appraised Value of any Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and are stated in the title insurance policy and affirmatively insured;

                  (xxxii)  No  improvement  located  on or  being  part  of  any
            Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Property is lawfully occupied under the applicable law;

                  (xxxiii) With respect to each Mortgage  constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Owners or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                 (xxxiv)  Each  Mortgage  contains   customary  and  enforceable
            provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption other than any applicable Mortgagor redemption rights available to the related Mortgagor which would materially interfere with the right to sell the related Property at a trustee's sale or the right to foreclose the related Mortgage;

                  (xxxv) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Seller has waived any default, breach, violation or event of acceleration;

                  (xxxvi) No  instrument  of release or waiver has been executed in connection with any Home Equity Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

                  (xxxvii)  The  maturity  date of each Home  Equity  Loan is at least twelve months prior to the maturity date of the related first home equity loan if such first home equity loan provides for a balloon payment;

                  (xxxviii) Each Home Equity Loan was underwritten in accordance with the credit underwriting guidelines of the Seller as set forth in the Seller's Policies and Procedures Manual, as in effect on the date hereof;

                  (xxxix) Each Home Equity Loan was originated based upon a full appraisal, which included an interior inspection of the subject property;

                 (xl) The Home Equity Loans were not  selected for  inclusion in the Trust by the Seller on any basis intended to adversely affect the Trust;

                  (xli) No more  than  7.40%  and  8.45% of the  aggregate  Loan
            Balance of the Home Equity Loans in Group I and Group II, respectively, are secured by Properties that are non-owner occupied Properties (i.e., investor-owned and vacation);

                  (xlii) The Seller has no actual knowledge that there exist any hazardous substances, hazard wastes or solid wastes, as such terms are defined in the Comprehensive Environmental

            Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any Property;

               (xliii)  The  Seller  was   properly   licensed  or  otherwise
            authorized, to the extent required by applicable law, to originate or purchase each Home Equity Loan; and the consummation of the transactions herein contemplated, including, without limitation, the receipt of interest by the Owners and the ownership of the Home Equity Loans by the Trustee as trustee of the Trust will not involve the violation of such laws;

                  (xliv) With respect to each Property subject to a ground lease
            (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid;
            (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Home Equity Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the borrower's monthly payment as an expense item in determining the qualification of the borrower for such Home Equity Loan; (vi) the Trust has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Property. As of the Cut-Off Date, the Loan Balance of the Initial Home Equity Loans with related Properties subject to ground leases does not exceed 1% of the Original Aggregate Loan Balance;

                  (xlv) As of the  Startup  Day,  the Seller has not  received a notice of default of any First Mortgage Loan secured by any Property which has not been cured by a party other than the Seller;

                 (xlvi) No Home  Equity  Loan is  subject  to a  temporary  rate reduction pursuant to a buydown program;

                  (xlvii) No more than 23.05% of the  aggregate  Loan Balance of the Home Equity Loans was originated under the Seller's non-income verification program;

                  (xlviii)   The  Coupon  Rate  on  each  Home  Equity  Loan  is
            calculated on the basis of a year of 360 days with twelve 30-day months;

                  (xlix) Each Home  Equity Loan in Group II is directly  secured by a first lien on a single parcel of real estate and was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development; and

                  (xlx) As of the Startup Day, each  Subsequent Home Equity Loan to be transferred to the Trust during the Funding Period has been originated or purchased and identified by the Seller.

         (c) In the event that any such repurchase pursuant to this Section results in a prohibited transaction tax as specified in the REMIC Opinion delivered pursuant to Section 3.03, the Trustee shall immediately notify the Seller in writing thereof and the Seller will, within 10 days of receiving notice thereof from the Trustee, deposit the amount due from the Trust with the Trustee for the payment thereof, including any interest and penalties, in immediately available funds. In the event that any Qualified Replacement Mortgage is delivered by the Seller to the Trust pursuant to Section 3.03,
Section 3.04 or

Section 3.06 hereof, the Seller shall be obligated to take the actions described in Section 3.04(a) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Seller, the Servicer, the Certificate Insurer, any Sub-Servicer, the Custodian or the Trustee that the statements set forth in subsection (b) above are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners or the Certificate Insurer in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection (c) the statements in subsection (b) above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the date such Qualified Replacement Mortgage is conveyed to the Trust. Notwithstanding the fact that a representation contained in subsection (b) above may be limited to the Seller's knowledge, such limitation shall not relieve the Seller of its repurchase obligation under this Section and Section 3.05 hereof.

         (d) It is  understood  and agreed that the  covenants set forth in this
Section 3.04 shall survive delivery of the respective Home Equity Loans (including Qualified Replacement Mortgage) to the Trustee.

         (e) The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Home Equity Loan pursuant to this Article III or the eligibility of any Home Equity Loan for the purpose of this Agreement.

         Section 3.05 Conveyance of the Initial Home Equity Loans and Qualified Replacement Mortgages.

         (a) On the Startup Day the Seller, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys to the Depositor and the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys without recourse, to the Trustee (or Co-Trustee with respect to Home Equity Loans located in New Jersey) for the benefit of the Owners and the Certificate Insurer, all of their respective right, title and interest in and to the Initial Home Equity Loans (other than payments of principal and interest due on the Home Equity Loans on or before the Cut-Off Date). The transfer by the Depositor of the Initial Home Equity Loans set forth on the Schedule of Home Equity Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

         In the event that either such  conveyance  or a conveyance  pursuant to
Section 3.07 and any Subsequent Transfer Agreement is deemed to be a loan, the parties intend that the Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

         In connection with such sale, transfer, assignment, and conveyance from the Seller to the Depositor, the Seller has filed, in the appropriate office or offices in the States of Delaware and Florida, a UCC-1 financing statement executed by the Seller as debtor, naming the Depositor as secured party and listing the Initial Home Equity Loans and the other property described above as collateral and on or prior to the final Subsequent Transfer Date the Seller will file in such offices a similar UCC-1 financing statement listing the Subsequent Home Equity Loans so transferred as collateral. The characterization of the Seller as a debtor and the Depositor as the secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Seller's entire right, title and interest in the Trust Estate. In connection with such filing, the Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Owners' and the Certificate Insurer's interest in the Trust Estate.

         In connection with such sale, transfer, assignment, and conveyance from the Depositor to the Trustee (or Co-Trustee with respect to Home Equity Loans located in New Jersey), the Depositor has filed, in the appropriate office or offices in the States of Delaware and New York a UCC-1 financing statement executed by the Depositor as debtor, naming the Trustee (or Co- Trustee with respect to Home Equity Loans located in New Jersey) as secured party and listing the Initial Home Equity Loans and the other property described above as collateral and on or prior to the final Subsequent Transfer Date the Depositor will file in such offices a similar UCC- 1 financing statement listing the Subsequent Home Equity Loans so transferred as collateral. The characterization of the Depositor as a debtor and the Trustee as the secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Depositor's entire right, title and interest in the Trust Estate. In connection with such filing, the Depositor agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's, the Owners' and the Certificate Insurer's interest in the Trust Estate.

         (b) In connection with the transfer and assignment of the Initial Home Equity Loans, or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loan, the Seller agrees to:

                 (i) deliver without recourse to the Custodian, on behalf of the Trustee, on the Startup Day with respect to each Initial Home Equity Loan or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans, (A) the original Notes endorsed in blank or to the order of the Trustee, (B) (I) the original title insurance commitment or a copy thereof certified as a true copy by the closing agent or the Seller, and when available, the original title insurance policy or a copy certified by the issuer of the title insurance policy or (II) the attorney's opinion of title, (C) originals or copies of all intervening assignments certified as true copies by the closing agent or the Seller, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, if recorded, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the Seller from the applicable recording office) or a copy of the Mortgage certified as a true copy by the closing agent or the Seller, or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

                  (ii) cause, within 60 days following the Startup Day with respect to the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans, assignments of the Mortgages to "Chemical Bank, as Trustee of IMC Home Equity Loan Trust 1996-2 under the Pooling and Servicing Agreement dated as of April 1, 1996" (except that with respect to any Home Equity Loan with a Property located in New Jersey "Chemical Bank New Jersey, N.A., as Co-Trustee of IMC Home Equity Loan Trust 1996-2 under Pooling and Servicing Agreement dated as of April 1, 1996") to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare an assignment for any Mortgage described in subsection (b)(i)(E)(2) above with respect to which the original recording information has not yet been received from the recording office; provided, further, that the Seller shall not be required to record an assignment of a Mortgage if the Seller furnishes to the Trustee and the Certificate Insurer, on or before the Startup Day, with respect to the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to the Subsequent Home

         Equity Loans, at the Seller's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not necessary to perfect the Trustee's interest in the related Home Equity Loans (in form and substance satisfactory to the Certificate Insurer and the Rating Agencies);

                  (iii) deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Custodian, on behalf of the Trustee, within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller, within one year after the Startup Day with respect to the Initial Home Equity Loans or on each Subsequent Transfer Date with respect to the Subsequent Home Equity Loans); and

                  (iv) furnish to the Trustee, the Certificate Insurer and the Rating Agencies at the Seller's expense, an opinion of counsel with respect to the sale and perfection of the Subsequent Home Equity Loans delivered to the Trust in form and substance satisfactory to the Certificate Insurer.

         Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian, on behalf of the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

         Not later than ten days following the end of the 60-day period referred in clause (ii) of the preceding paragraph, the Seller shall deliver to the Custodian, on behalf of the Trustee a list of all Mortgages for which no Mortgage assignment has yet been submitted for recording by the Seller, which list shall state the reason why the Seller has not yet submitted such Mortgage assignments for recording. With respect to any Mortgage assignment disclosed on such list as not yet submitted for recording for a reason other than a lack of original recording information, the Custodian, on behalf of the Trustee shall make an immediate demand on the Seller to prepare such Mortgage assignments, and shall inform the Certificate Insurer of the Seller's failure to prepare such Mortgage assignments. Thereafter, the Custodian, on behalf of the Trustee shall cooperate in executing any documents prepared by the Certificate Insurer and submitted to the Custodian, on behalf of the Trustee in connection with this provision. Following the expiration of the 60-day period referred to in clause
(ii) of the preceding paragraph, the Seller shall promptly prepare a Mortgage assignment for any Mortgage for which original recording information is subsequently received by the Seller, and shall promptly deliver a copy of such Mortgage assignment to the Custodian, on behalf of the Trustee. The Seller agrees that it will follow its normal servicing procedures and attempt to obtain the original recording information necessary to complete a Mortgage assignment. In the event that the Seller is unable to obtain such recording information with respect to any Mortgage prior to the end of the 18th calendar month following the Startup Day with respect to the Initial Home Equity Loans and the relevant Subsequent Transfer Date with respect to Subsequent Home Equity Loans and has not provided to the Custodian, on behalf of the Trustee a Mortgage assignment with evidence of recording thereon relating to the assignment of such Mortgage to the Trustee, the Custodian, on behalf of the Trustee shall notify the Seller of the Seller's obligation to provide a completed assignment (with evidence of recording thereon) on or before the end of the 20th calendar month following the Startup Day with respect to the Initial Home Equity Loans and the relevant Subsequent Transfer Date with respect to Subsequent Home Equity Loans. A copy of such notice shall be sent by the Custodian, on behalf of the Trustee to the Certificate Insurer. If no such completed assignment (with evidence of recording thereon) is provided before the end of such 20th calendar month, the related Home Equity Loan shall be deemed to have breached the representation contained in clause (xxii) of Section 3.04(b) hereof; provided, however, that if as of the end of such 20th calendar month the Seller demonstrates to the satisfaction of the Certificate Insurer that it is exercising its best efforts to obtain such completed assignment and, during each month thereafter until such completed assignment is delivered to the Custodian, on behalf of the Trustee, the Seller continues to demonstrate to the satisfaction of the Certificate Insurer that it is exercising its best efforts to obtain such completed assignment, the related Home Equity Loan will not be deemed to have breached such representation. The requirement to deliver a completed assignment with evidence of recording thereon will be deemed satisfied upon delivery of a copy of the completed assignment certified by the applicable public recording office.

         Copies of all Mortgage assignments received by the Custodian, on behalf of the Trustee shall be retained in the related File.

         All  recording   required  pursuant  to  this  Section  3.05  shall  be
accomplished at the expense of the Seller.

         (c) In the case of Initial Home Equity Loans which have been prepaid in full on or after the Cut-Off Date and prior to the Startup Day, the Seller, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit E.

         (d) The Seller shall transfer, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of the Seller in and to any Qualified Replacement Mortgage delivered to the Custodian, on behalf of the Trustee on behalf of the Trust by the Seller pursuant to Section 3.03,
3.04 or 3.06 hereof and all its right, title and interest to principal and interest due on such Qualified Replacement Mortgage after the applicable Replacement Cut-Off Date; provided, however, that the Seller shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage on or prior to the applicable Replacement Cut-Off Date.

         (e) As to each Home Equity Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, on the Seller's order, all of its right, title and interest in and to such released Home Equity Loan and all the Trust's right, title and interest to principal and interest due on such released Home Equity Loan after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest due on such released Home Equity Loan on or prior to the applicable Replacement Cut-Off Date.

         (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Trustee on behalf of the Trust, the Seller agrees to
(i) deliver without recourse to the Custodian, on behalf of the Trustee on the date of delivery of such Qualified Replacement Mortgage the original Note relating thereto, endorsed in blank or to the order of the Trustee, (ii) cause promptly to be recorded an assignment in the appropriate jurisdictions, (iii) deliver the original Qualified Replacement Mortgage and such recorded assignment, together with original or duly certified copies of any and all prior assignments, to the Custodian, on behalf of the Trustee within 15 days of receipt thereof by the Seller (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage) and (iv) deliver the title insurance policy, or where no such policy is required to be provided under
Section 3.05(b)(i)(B), the other evidence of title in same required in Section 3.05(b)(i)(B).

         (g) As to each Home Equity Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Custodian, on behalf of the Trustee shall deliver on the date of conveyance of such Qualified Replacement Mortgage and on the order of the Seller (i) the original Note relating thereto, endorsed without recourse or representation, to the Seller,
(ii) the original Mortgage so released and all assignments  relating thereto and
(iii) such other documents as constituted the File with respect thereto.

         (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Seller shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

         Section 3.06 Acceptance by Trustee; Certain Substitutions of Home Equity Loans; Certification by Trustee.

         (a) The Trustee agrees to execute and deliver and to cause the Custodian to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by the Seller or the Depositor in the forms attached as Exhibit F-1 and Exhibit F-2 hereto, and declares through the Custodian that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Custodian, on behalf of the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee agrees, for the benefit of the Owners, to cause the Custodian to review such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Subsequent Home Equity Loan or Qualified Replacement Mortgage, within 45 days after the assignment thereof) and to deliver to the Depositor, the Seller, the Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit G (a "Pool Certification") to the effect that, as to each Home Equity Loan listed in the Schedule of Home Equity Loans (other than any Home Equity Loan paid in full or any Home Equity Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to
Section 3.05(b)(i) of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Home Equity Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Home Equity Loans accurately reflects the information set forth in the File. The Trustee shall have no responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. The Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall the Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Home Equity Loan.

         (b) If the Custodian, on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Home Equity Loans identified in the Schedule of Home Equity Loans, or that any Home Equity Loan does not conform to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian, on behalf of the Trustee shall promptly so notify the Depositor, the Seller, the Owners and the Certificate Insurer. In performing any such review, the Custodian, on behalf of the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the review of the items delivered by the Seller pursuant to Section 3.05(b)(i) is limited solely to confirming that the documents listed in Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedule of Home Equity Loans and conform to the description thereof in the Schedule of Home Equity Loans. The Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Custodian, on behalf of the Trustee. If, however, within 90 days after such notice to it respecting such defect the Seller has not remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners or the Certificate Insurer, the Seller will (or will cause an affiliate of the Seller to) on the next succeeding Monthly Remittance Date (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Servicer for deposit in the Principal and Interest Account or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Servicer for deposit in the Principal and Interest Account.

         (c) In addition to the foregoing, the Custodian, on behalf of the Trustee also agrees to make a review during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Custodian, on behalf of the Trustee and the Servicer shall provide to the Certificate Insurer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

         Section 3.07      Conveyance of the Subsequent Home Equity Loans.

         (a) Subject to the  satisfaction of the conditions set forth in Section
3.05 and paragraph (b) below (based on the Custodian's review of such conditions) in consideration of the Trustee's delivery on the relevant Subsequent Transfer Dates to or upon the order of the Seller of all or a portion of the balance of funds in the Pre-Funding Account, the Seller shall indirectly (through the Depositor) on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, and the Trustee shall purchase on behalf of the Trust all of the Seller's right, title and interest in and to any and all benefits accruing to the Seller from the Subsequent Home Equity Loans (other than any principal and interest due on or prior to the relevant Subsequent Cut-Off Date) which the Seller (through the Depositor) is causing to be delivered to the Custodian, on behalf of the Trustee herewith (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06), together with the related Subsequent Home Equity Loan documents and the Seller's interest in any Property which secured a Subsequent Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing and proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Subsequent Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). Notwithstanding anything to the contrary herein, there shall be no more than three Subsequent Transfer Dates during the Funding Period.

         The transfer by the Seller (through the Depositor) of the Subsequent Home Equity Loans set forth on the Schedule of Home Equity Loans to the Trustee shall be absolute and shall be intended by the Owners and all parties hereto to be treated as a sale by the Seller. The amount released from the Pre-

Funding Account shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Home Equity Loans so transferred. Upon the transfer by the Seller of the Subsequent Home Equity Loans hereunder, such Subsequent Home Equity Loans (and all principal and interest due thereon subsequent to the Subsequent Cut-Off Date) and all other rights and interests with respect to such Subsequent Home Equity Loans transferred pursuant to a Subsequent Transfer Agreement shall be deemed for all purposes hereunder to be part of the Trust Estate.

         (b) The obligation of the Trustee to accept the transfer of the Subsequent Home Equity Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

         (i) the Seller shall have provided the Trustee and the Certificate Insurer with an Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Home Equity Loans;

        (ii) the Seller shall have delivered to the Trustee a duly executed written Subsequent Transfer Agreement (including an acceptance by the Trustee) in substantially the form of Exhibit D hereto, which shall indicate whether such Subsequent Home Equity Loan is to be assigned to Group I or Group II and which shall include a Schedule of Home Equity Loans, listing the Subsequent Home Equity Loans and any other exhibits listed thereon;

       (iii) the Seller shall have delivered to the Servicer for deposit in the Principal and Interest Account all principal and interest due in respect of such Subsequent Home Equity Loans after the related Subsequent Cut-Off Date;

        (iv) as of each Subsequent Transfer Date, neither the Seller nor the Depositor was insolvent, nor will either of them be made insolvent by such transfer, nor is either of them aware of any pending insolvency;

        (v) the Funding Period with respect to the related Group shall not have ended; and

        (vi) the Seller and the Depositor each shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement and the Certificate Insurer shall have consented to such transfer.

         (c) The obligation of the Trust to purchase a Subsequent Home Equity Loan for addition to Group I on any Subsequent Transfer Date is subject to the following requirements any of which may, at the Seller's request, be waived or modified by the Certificate Insurer by a written waiver, (a copy of which waiver shall be delivered to Standard & Poor's and Moody's): (i) such Subsequent Home Equity Loan will be a fixed-rate Home Equity Loan; (ii) the original term to maturity of such Subsequent Home Equity Loan may not exceed 30 years; (iii) such Subsequent Home Equity Loan will have a Coupon Rate of not less than 8.90%; (iv) such Subsequent Home Equity Loan is not secured by a Property that is a manufactured home; and (v) following the purchase of such Subsequent Home Equity Loan by the Trust, the Home Equity Loans (including the Subsequent Home Equity Loans) in Group I (a) will not be 30 days or more contractually Delinquent as of the Cut-Off Date or the related Subsequent Cut-Off Date (except that not more than 2% of the aggregate Loan Balances of the Home Equity Loans in such Group may be not more than 60 days Delinquent as of the related Subsequent Cut-Off
Date), (b) will have a weighted average Coupon Rate of at least 11.62%; (c) will have a weighted average combined Loan-to-Value Ratio of not more than 72%, (d) will not have Balloon Loans representing more than 55% by aggregate Loan

Balance and no such Subsequent Home Equity Loan which is a Balloon Loan shall have an original term to maturity of less than 15 years; and (e) will have no Subsequent Home Equity Loan with a Loan Balance in excess of $525,000.

         (d) The obligation of the Trust to purchase a Subsequent Home Equity Loan for addition to Group II on any Subsequent Transfer Date is subject to the following requirements any of which may, at the Seller's request, be waived or modified by the Certificate Insurer by a written waiver, (a copy of which waiver shall be delivered to Standard & Poor's and Moody's): (i) such Subsequent Home Equity Loan will be a CMT Loan; (ii) the original term to maturity of such Subsequent Home Equity Loan may not exceed 30 years; (iii) such Subsequent Home Equity Loan will have a Coupon Rate of not less than 8.75%; (iv) such Subsequent Home Equity Loan is not secured by a Property that is a manufactured home; (v) such Subsequent Home Equity Loan will be in a first lien position; and (vi) following the purchase of such Subsequent Home Equity Loan by the Trust, the Home Equity Loans (including the Subsequent Home Equity Loans) in Group II (a) will not be 30 days or more contractually Delinquent as of the Cut-Off Date or the related Subsequent Cut-Off Date (except that not more than 2% of the aggregate Loan Balances of the Home Equity Loans in such Group may be not more than 60 days Delinquent as of the related Subsequent Cut-Off Date) (b) will have a weighted average Coupon Rate of at least 10.35%; (c) will have a weighted average combined Loan-to-Value Ratio of not more than 71%, (d) will not have any Balloon Loans; and (e) will have no Subsequent Home Equity Loan with a Loan Balance in excess of $500,000.

         (e) In connection with each Subsequent Transfer Date and on the Payment Dates occurring in May and June 1996, the Trustee shall determine: (i) the amount and correct dispositions of the Group I and Group II Capitalized Interest Requirements, Overfunded Interest Amounts, Pre-Funding Account Earnings and the Pre-Funded Amount and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. In the event that any amounts are released as a result of an error in calculation to the Owners or Depositor from the Pre-Funding Account or from the Capitalized Interest Account, such Owners or the Depositor shall immediately repay such amounts to the Trustee or the Trustee shall have the right to withhold such amounts from future distributions on such Certificates.

         On the Payment Date in June, 1996, if the Subsequent Home Equity Loans, in the aggregate, do not comply in all material respects with the conditions specified in Section 3.07(c) above, or there is a proposed change in the Certificate Insurer credit risk exposure by the Rating Agencies, the Certificate Insurer may increase the Specified Subordinated Amount by an amount necessary to cause such rating, without regard to the Certificate Insurance Policy, to be maintained at the level assigned on the Startup Day.

         Section 3.08      Custodian.

         Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Files pursuant to Sections 3.05, 3.06, 3.07 and 8.14 and the related Pool Certification and Final Certification shall be performed by the Custodian pursuant to the Custodial Agreement. The fees and expenses of the Custodian will be paid by the Seller.

                               END OF ARTICLE III

                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

         Section 4.01      Issuance of Certificates.

         On the Startup Day, upon the Trustee's receipt from the Seller of an executed Delivery Order in the form set forth as Exhibit H hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

         Section 4.02      Sale of Certificates.

         At 11 a.m. New York City time on the Startup Day, at the offices of Brown & Wood, One World Trade Center, 58th Floor, New York, New York 10048 (or at such other location acceptable to the Seller), the Seller will sell and convey the Initial Home Equity Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will sell and convey the Initial Home Equity Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver (i) to the Underwriters, the Class A Certificates with an aggregate Percentage Interest in each Class equal to 100% registered in the name of Cede & Co. or in such other names as the Underwriters shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee, (ii) to the initial purchasers thereof, the Class S-I Certificates with a cumulative Percentage Interest of 100% and (iii) to the respective registered owners thereof, Class R Certificates with a Percentage Interest equal to 99.999%, registered in the name of the initial purchasers thereof and a Class R Certificate with a Percentage Interest equal to 0.001%, registered in the name of the Tax Matters Person (all such events shall be referred to herein as the "Closing").

         Upon the Trustee's receipt of the entire net proceeds of the sale of the Class A Certificates, the Seller shall instruct the Trustee to deposit (a) an amount equal to the Original Aggregate Pre-Funded Amount in the Pre-Funding Account and (b) an amount equal to $187,404.25 in the Capitalized Interest Account contributed out of such proceeds or otherwise. The Trustee shall then remit the entire balance of such net proceeds in accordance with instructions delivered by the Seller.



                                END OF ARTICLE IV

                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

         Section 5.01      Terms.

         (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" thereof, no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law and the terms of the related Note and except for the rights of the Trustee on behalf of the Owners of the Class A Certificate and the Class S-I Certificates with respect to the Certificate Insurance Policy). The Class A Certificates are payable solely from payments received on or with respect to the Home Equity Loans (other than the Servicing Fees), moneys in the Principal and Interest Account, except as otherwise provided herein, moneys in the Pre-Funding Account and the Capitalized Interest Account, from earnings on moneys and the proceeds of property held as a part of the Trust Estate and, with respect to the Class A Certificates and the Class S-I Certificates upon the occurrence of certain events, from Insured Payments. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Home Equity Loans, certain related Insured Payments, pro rata in accordance with such Owner's Percentage Interest and certain amounts payable from the Capitalized Interest Account and from the Pre-Funding Account.

         (b) Each Owner is required, and hereby agrees, to return to the Trustee, any Certificate with respect to which the Trustee has made the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

         Section 5.02      Forms.

         The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class S-I Certificates and the Class R Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, B and C hereof, respectively.

         Section 5.03      Execution, Authentication and Delivery.

         Each Certificate shall be executed on behalf of the Trust, by the manual signature of one of the Trustee's Authorized Officers. In addition, each Certificate shall be authenticated by the manual signature of one of the Trustee's Authorized Officers.

         Certificates bearing the manual signature of individuals who were at any time the proper officers of the Trustee shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

         The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

         No Certificate shall be valid until executed and authenticated as set forth above.

         Section 5.04      Registration and Transfer of Certificates.


(a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer, the Owners and the Trustee shall have the right to inspect the Register during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

         If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or if there are no longer any Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, such Owners shall give the Trustee, the Certificate Insurer and the Owners prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register. In connection with any such appointment the reasonable fees of the Registrar shall be paid, as expenses of the Trust, pursuant to Section 7.06 hereof.

         (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or percentage interest of the Certificate so surrendered.

         (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

         (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

         (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

         (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

         (g) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Class A Certificate of such Class. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

         On the Startup Day, no Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 or Class A-8 Certificates shall be issued in denominations of less than $1,000 and integral multiples thereof.

         The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository in the form provided to the Trustee by the Depositor.

         With respect to the Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicer, the Seller and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicer, the Seller and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates,
(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any notice with respect to the Class A Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Owner of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

         Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Class A Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

         (h) In the event that (i) the Depository or the Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Seller or the Trustee is unable to locate a qualified successor or (ii) the Seller at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Seller may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Seller and at the Seller's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name

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or  names  registered  Owners  of  Class  A  Certificates  transferring  Class A
Certificates shall designate, in accordance with the provisions hereof.

         (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates and all notices with respect to such Class A Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

         Section 5.05      Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee and the Certificate Insurer harmless (provided, that with respect to an Owner which is an institutional investor, a letter of indemnity furnished by it shall be sufficient for this purpose), then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Seller shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

         Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment from the transferor or transferee of the related Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

         Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

         Section 5.06      Persons Deemed Owners.

         Prior to due presentment for registration of transfer of any Certificate, the Certificate Insurer, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Certificate Insurer, the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.
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         Section 5.07      Cancellation.

         All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

         Section 5.08      Limitation on Transfer of Ownership Rights.

         (a) No sale or other transfer of record or beneficial ownership of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a).

         (b) No other sale or other transfer of record or beneficial ownership of a Class R Certificate or Class S-I Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act, and any applicable state securities laws or is made in accordance with said Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) in the case of transfers for which an investment letter in the form of Exhibit J-1 is provided by the transferee, the Trustee or the Seller shall require a written opinion of counsel acceptable to and in form and substance satisfactory to the Seller, the Trustee and the Certificate Insurer in the event that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of counsel shall not be an expense of the Seller, the Depositor, the Trustee, the Trust Estate or the Certificate Insurer; and (ii) in the form of Exhibit J-1 or J-2, which investment letter shall not be an expense of the Seller, the Depositor, the Trustee, the Trust Estate or the Certificate Insurer. The Owner of a Class R Certificate or Class S-I Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) No transfer of a Class R Certificate or Class S-I Certificate shall be made unless the Trustee shall have received either: (i) a representation letter from the transferee of such Class R Certificate or Class S-I Certificate, acceptable to and in form and substance satisfactory to the Trustee (which may be combined with the investment letter required by subsection (b) above), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer or (ii) in the event that any Class R Certificates or Class S-I Certificate is purchased by a Plan, or by a person or entity acting on behalf of any Plan or using the assets of any Plan to effect such transfer (including the assets of any Plan held in an insurance company separate or general
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account),  an  Opinion  of  Counsel,  acceptable  to and in form  and  substance satisfactory to the Trustee, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust, to the effect that the purchase or holding of any Class R Certificates or Class S-I Certificate will not result in the assets of the Trust being deemed to be "plan assets," will not cause the Trust to be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code, and will not subject the Trustee to any obligation or liability in addition to those expressly undertaken under this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate to or on behalf of any Plan without the delivery to the Trustee of an Opinion of Counsel as described above shall be null and void and of no effect.

         (d) No sale or other transfer of any Class A Certificate may be made to the Depositor, the Seller, the Servicer or any of their respective Affiliates.

         Section 5.09      Assignment of Rights.

         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.

                                END OF ARTICLE V





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                                   ARTICLE VI
                                    COVENANTS

         Section 6.01      Distributions.

         On each Payment Date, the Trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) in the case of the Class A Certificates registered in the name of the Depository, by wire transfer to the Depository or
(ii) by check or draft mailed on each Payment Date or (iii) if requested by any Owner (other than the Depository) of (A) a Class A Certificate having an original principal balance of not less than $1,000,000 or (B) a Class R Certificate or Class S-I Certificate having a Percentage Interest of not less than 10% in writing not later than one Business Day prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date.

         Section 6.02 Money for Distributions to be Held in Trust; Withholding.

         (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account or from Insured Payments shall be made by and on behalf of the Trustee or by a Paying Agent, and no amounts so withdrawn from the Certificate Account for payments of Certificates and no Insured Payment shall be paid over to the Trustee except as provided in this Section.

         (b) If the Seller has  appointed  a Paying  Agent  pursuant  to Section
11.15 hereof, the Trustee will, on the Business Day immediately preceding each Payment Date, deposit with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

         (c) The Seller may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (d) The Seller shall require the Paying Agent, including the Trustee on behalf of the Trust to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         (e) Any money held by the Trustee or a Paying Agent in trust for the payment of any amount due with respect to any Class A Certificate and Class S-I Certificate remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R Certificates subject to the Certificate Insurer's right of subrogation; and the Owner of such Class A Certificate or Class S-I Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates for payment thereof (but only to the extent of the amounts so paid to the Owners of the Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying

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
Agent before being required to make any such payment, may at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the Class R Certificates. The Trustee shall, at the direction of the Seller, also adopt and employ, at the expense of the Seller, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

         Section 6.03      Protection of Trust Estate.

         (a) Subject to Sections 10.01(e) and 10.01(g), the Trustee will hold the Trust Estate in trust for the benefit of the Owners and the Certificate Insurer and, upon request of the Certificate Insurer or, with the consent of the Certificate Insurer, at the request of the Seller, will from time to time execute and deliver all such supplements and amendments hereto pursuant to
Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor (with the consent of the Certificate Insurer) or the Certificate Insurer, to:

                    (i) more effectively hold in trust all or any portion of the Trust Estate;

                    (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

                    (iii) enforce any of the Home Equity Loans; or

                    (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in such Trust Estate against the claims of all Persons and parties.

         To the extent not covered by the indemnity or other security contemplated by 10.01(e) and 10.01(g), the Trustee shall be reimbursed for any costs or expenses associated with this section pursuant to Section 7.03(b)(iv)(F) hereof.

         (b) The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement, and of the Certificate Insurer or the Owners, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Certificate Insurer as such rights are set forth in this Agreement; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates then outstanding, by such majority of the Percentage Interests represented by the Class R Certificates; provided, further, however, that if there is a dispute with respect to payments under the Certificate Insurance Policy the Trustee's sole responsibility is to the Owners.

         (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

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

         Section 6.04      Performance of Obligations.

         The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

         The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g); provided, that the Trustee shall remain liable for the performance of any such duties notwithstanding any such contractual arrangement.

         Section 6.05      Negative Covenants.

         The Trustee will not:

                    (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

                    (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

                    (iii) incur, assume or guaranty, on behalf of the Trust, any indebtedness of any Person except pursuant to this Agreement;

                    (iv) dissolve or liquidate the Trust in whole or in part, except pursuant to Article IX hereof; or

                    (v)  (A)  permit  the  validity  or  effectiveness  of  this
          Agreement to be impaired, or permit any Person to be released from any covenant or obligation with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

          Section 6.06 No Other Powers.

         The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

         Section 6.07      Limitation of Suits.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or the Certificate Insurance Policy, or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

          (1) such Owner has previously given written notice to the Seller and the Trustee of such Owner's intention to institute such proceeding;

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

          (2) the Owners of not less than 25% of the Percentage Interests represented by the Class A Certificates then Outstanding or, if there are no Class A Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

         (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

         (5) as long as any Class A Certificates or Class S-I Certificates are Outstanding, the Certificate Insurer consented in writing thereto (unless the Certificate Insurer is the party against whom the proceeding is directed); and

         (6) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

         In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Owners, each representing less than a majority of the applicable Class of Certificates and each conforming to paragraphs (1)-(6) of this Section 6.07, the Certificate Insurer in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Agreement (unless the Certificate Insurer is the party against whom the proceeding is directed and in such case the Servicer shall determine what action if any shall be taken).

          Section 6.08      Unconditional   Rights  of  Owners  to   Receive
                            Distributions.

         Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         Section 6.09      Rights and Remedies Cumulative.

         Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee, the Certificate Insurer or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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         Section 6.10      Delay or Omission Not Waiver.

         No delay of the Trustee, the Certificate Insurer or any Owner of any Certificate to exercise any right or remedy under this Agreement shall impair any such right or remedy or constitute a waiver of such right or remedy. Every right and remedy given by this Article VI or by law to the Trustee, the Certificate Insurer or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Certificate Insurer, or by the Owners, as the case may be.

         Section 6.11      Control by Owners.

         The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer or, if there are no longer any Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and
Section 8.20 hereof, provided that:

         (1) such direction shall not be in conflict with any rule of law or with this Agreement;

         (2)      the  Trustee   shall  have  been   provided   with   indemnity
                  satisfactory to it; and

         (3) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

         Section 6.12      Indemnification by the Seller.

         The Seller agrees to indemnify and hold the Trustee, the Depositor, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer and any Owner sustain in any way related to the failure of Seller to perform its duties in compliance with the terms of this Agreement. The Seller shall immediately notify the Trustee, the Depositor, the Certificate Insurer and each Owner if a claim is made by a third party that the Servicer has failed to perform its obligations to service and administer the Home Equity Loans in compliance with the terms of this Agreement, and the Seller shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor, the Servicer, the Seller, the Trustee, the Certificate Insurer and/or Owner in
respect of such claim.  The  Trustee  shall,  in  accordance  with  instructions received from the Seller, reimburse the Seller only from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Seller to perform its duties in compliance with the terms of this Agreement. The provisions of this Section 6.12 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                                END OF ARTICLE VI

                                   ARTICLE VII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 7.01      Collection of Money.

         Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement or the Certificate Insurance Policy, including (a) all payments due on the Home Equity Loans in accordance with the respective terms and conditions of such Home Equity Loans and required to be paid over to the Trustee by the Servicer or by any Sub-Servicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.02(e) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

         Section 7.02      Establishment of Accounts.

         (a) The Seller shall cause to be established on the Startup Day, and the Trustee shall maintain, at the Corporate Trust Office, the Certificate Account, a Pre-Funding Account and a Capitalized Interest Account each to be held by the Trustee in the name of the Trust on behalf of the Owners of the Certificates and the Certificate Insurer, as their interests may appear. The Pre-Funding Account and the Capitalized Interest Account are not assets of the REMIC.

         (b) On each Determination Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it by the Servicer) with respect to the immediately following Payment Date, the amounts that are expected to be on deposit in the Certificate Account (exclusive of any deposits from the Pre-Funding Account and the Capitalized Interest Account expected to be made and inclusive of any investment earnings on Eligible Investments held in the Certificate Account) as of such date on such Payment Date with respect to Group I (disregarding the amounts of any Insured Payments) and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow from Group I included in such amounts plus (y) any amounts of related Total Monthly Excess Cashflow from either Group to be applied on such Payment Date plus (z) any deposit to the Certificate Account relating to Group I from the Pre-Funding Account and the Capitalized Interest Account expected to be made. The amounts described in clause (x) of the preceding sentence with respect to each Payment Date are the "Group I Available Funds" and the sum of the amounts described in clauses (x), (y) and (z) of the preceding sentence with respect to each Payment Date is the "Group I Total Available Funds."

         (c) On each Determination Date the Trustee shall determine (subject to the terms of Section 10.03(j) hereof, based solely on information provided to it by the Servicer) with respect to the immediately following Payment Date, the amounts that are expected to be on deposit in the Certificate Account (exclusive of any deposits from the Pre-Funding Account and the Capitalized Interest Account expected to be made and inclusive of any investment earnings on Eligible Investments held in the Certificate Account) as of such date on such Payment Date with respect to Group II (disregarding the amounts of any Insured Payments) and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow from Group II included in such amounts plus (y) any amounts of related Total Monthly Excess Cashflow from either Group to be applied on such Payment Date plus (z) any deposit to the Certificate Account relating to Group II from the Pre-Funding Account and the Capitalized Interest Account expected to be made. The amounts described in clause (x) of the preceding sentence with respect to each Payment Date are the "Group II Available Funds" and the sum of the amounts described in clauses (x), (y) and (z) of the preceding sentence with respect to each Payment Date is the "Group II Total Available Funds."

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
         Section 7.03      Flow of Funds.

         (a)(i) The Trustee shall deposit in the Certificate Account without duplication, (i) upon receipt, any Insured Payments, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to Group I, all remittances made to the Trustee pursuant to Section 8.08(d)(ii) with respect to Group I and the Group I Monthly Remittance Amount remitted by the Servicer,
(ii) on the May and June 1996 Payment Dates, the Group I Capitalized Interest Requirement to be transferred on such Payment Dates from the Capitalized Interest Account for the related Payment Date, pursuant to Section 7.04(e) hereof and (iii) on the May and June 1996 Payment Dates, the portion of the amount, if any, to be transferred on such Payment Date from the Pre-Funding Account pursuant to Section 7.04(c) hereof.

                  (ii) The Trustee shall deposit in the Certificate Account without duplication, (i) upon receipt, any Insured Payments, the proceeds of any liquidation of the assets of the Trust insofar as such assets relate to Group II, all remittances made to the Trustee pursuant to Section 8.08(d)(ii) with respect to Group II and the Group II Monthly Remittance Amount remitted by the Servicer, (ii) on the May and June 1996 Payment Dates, the Group II Capitalized Interest Requirement to be transferred on such Payment Dates from the Capitalized Interest Account for the related Payment Date, pursuant to Section 7.04(e) hereof and (iii) on the May and June 1996 Payment Dates, the portion of the amount, if any, to be transferred on such Payment Date from the Pre-Funding Account pursuant to Section 7.04(c) hereof.

         (b) Subject to any superseding provisions of clause (c) below during the continuance of a Certificate Insurer Default, with respect to funds on deposit in the Certificate Account, on each Payment Date, the Trustee shall make the following allocations, disbursements and transfers for each Home Equity Loan Group from amounts deposited therein pursuant to subsection (a) in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

         (i) first, on each Payment Date from amounts then on deposit in the Certificate Account, (A) the Trustee Fee and the Trustee Reimbursable Expenses shall be paid to the Trustee, and (B) provided that no Certificate Insurer Default has occurred and is continuing the Premium Amount for such Payment Date shall be paid to the Certificate Insurer;

         (ii) second, on each Payment Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Home Equity Loan Group and Payment Date plus (y) any Subordination Reduction Amount with respect to such Home Equity Loan Group and Payment Date (such sum being the "Total Monthly Excess Cashflow" with respect to such Home Equity Loan Group and Payment Date) in the following order of priority:

                  (A) first, such Total Monthly Excess Cashflow with respect to each Group shall be allocated to the payment of the related Principal Distribution Amount pursuant to clause (b)(iv) below (excluding any related Subordination Increase Amount) in an amount equal to the amount, if any, by which (x) the related Principal Distribution Amount (excluding any related Subordination Increase Amount) exceeds (y) the Available Funds with respect to such Home Equity Loan Group (net of Trustee Fees, the Premium Amount, the related Servicing Fee, the Trustee Reimbursable Expenses and related Current Interest) (the amount of such

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

                           difference being the "Group I Available Funds Shortfall" with respect to Group I and the "Group II Available Funds Shortfall" with respect to Group II);

                  (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the application described in clause
                           (A) above shall be allocated against any Available Funds Shortfall with respect to either of the other Home Equity Loan Group;

                  (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses
                           (A)  and  (B)  above  shall  be   disbursed   to  the
                           Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount with respect to the related Home Equity Loan Group; and

                  (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses
                           (A), (B) and (C) above shall be disbursed to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Home Equity Loan Group;

         (iii) third, the amount, if any, of the Total Monthly Excess Cashflow with respect to a Home Equity Loan Group on a Payment Date remaining after the allocations and payments described in clause (ii) above (the "Net Monthly Excess Cashflow" for such Home Equity Loan Group and Payment Date) is required to be applied in the following order or priority:

                  (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the payment to the Owners of the related Class A Certificates of a Subordination Increase Amount included in the related Principal Distribution Amount pursuant to clause
                           (iv)(C) and (D) below, any Subordination Deficiency Amount with respect to the Home Equity Loan Group as of such Payment Date;

                  (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the payment to the Owners of the other Home Equity Loan Group of a Subordination Increase Amount included in the other Class A Principal Distribution Amount pursuant to clause (iv) below, any Subordination Deficiency Amount, with respect to any other Home Equity Loan Group as of such Payment Date; and

                  (C) third, any Net Monthly Excess Cashflow remaining after the applications described in clauses (A) and
                           (B) above shall be paid to the Servicer to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances;

         (iv) fourth, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment) then on deposit in the Certificate Account with respect to the related Home Equity Loan Group, the Trustee shall distribute:

                  (A) (I) to the Certificate Insurer the amounts described in clauses (ii)(C) and (D) above and (II) to the Servicer the amounts described in clause (iii)(C) above;


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
                  (B) (i) to the Owners of each of Class A Certificates, the related Current Interest for each Class (including the proceeds of any Insured Payments made by the Certificate Insurer) on a pro rata basis based on each such Class A Certificate's Current Interest without priority among the Class A Certificates and
                           (ii) to the Owners of the Class S-I Certificates, the Class S-I Distribution Amount for such Payment Date on a pro rata basis without priority among such Class S-I Certificates;

                  (C) the Group I Principal Distribution Amount shall be distributed as follows: (i) first, to the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero;
                           (ii) second, to the Owners of the Class A-2 Certificates until the Class A-2 Certificate Principal Balance is reduced to zero; (iii) third, to the Owners of the Class A-3 Certificates until the Class A-3 Certificate Principal Balance is reduced to zero; (iv) fourth, to the Owners of the Class A-4 Certificates until the Class A-4 Certificate Principal Balance is reduced to zero; (v) fifth, to the Owners of the Class A-5 Certificates until the Class A-5 Certificate Principal Balance is reduced to zero; (vi) sixth, to the Owners of the Class A-6 Certificates until the Class A-6 Certificate Principal Balance is reduced to zero; and (vii) seventh, to the Owners of the Class A-7 Certificates until the Class A-7 Certificate Principal Balance is reduced to zero;

                  (D) the Group II Principal Distribution Amount shall be distributed to the Owners of the Class A-8 Certificates until the Class A-8 Certificate Principal Balance is reduced to zero;

                  (E) to the Trustee, for the reimbursement of expenses of the Trustee not reimbursed pursuant to clause (b)(i) above which expenses were incurred in connection with its duties and obligations hereunder; and

         (v) fifth, following the making by the Trustee of all allocations, transfers and disbursements described above, the Trustee shall distribute from the Certificate Account, to the Owners of the Class R Certificates, the Residual Net Monthly Excess Cashflow, if any, for such Payment Date.

         (c) On any Payment Date during the continuance of any Certificate Insurer Default, if there is a Subordination Deficit, then the related Principal Distribution Amount for such Payment Date shall be distributed pro rata to the Owners of any related Outstanding Class A Certificates on such Payment Date.

         (d) Notwithstanding any of the foregoing provisions, the aggregate amounts distributed on all Payment Dates to the Owners of the related Class A Certificates on account of principal pursuant to clause (b)(iv)(C) and (D) shall not exceed the original Certificate Principal Balance of the related Class A Certificates.

         (e) Upon receipt of Insured Payments from the Certificate Insurer on behalf of Owners of the Class A Certificates and Class S-I Certificates, the Trustee shall deposit such Insured Payments in the Certificate Account and shall distribute such Insured Payments, or the proceeds thereof in accordance with
Section 7.03(b), to the Owners of such Certificates.

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

         (f) The Trustee or Paying Agent shall (i) receive for each Owner of the Class A Certificates and Class S-I Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to the Owners of the related Class A Certificates or Class S-I Certificates as set forth in Section 7.03(b). Insured Payments disbursed by the Trustee or Paying Agent from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust, nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificates or Class S-I Certificates and the Certificate Insurer shall be entitled to receive the Reimbursement Amount pursuant to Section 7.03(b)(ii)(C) and (D) hereof. Nothing contained in this paragraph shall be construed so as to impose duties or obligations on the Trustee that are different from or in addition to those expressly set forth in this Agreement.

         The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class R Certificates to receive distributions in respect of the Class R Certificates, and all ownership interests of the Owners of the Class R Certificates, in and to such distributions, shall be subject and subordinate to the preferential rights of the holders of the Class A Certificates and the Class S-I Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, and the Owners of the Class R Certificate shall not be required to refund any amount properly distributed on the Class R Certificates pursuant to this Section 7.03.

         Section 7.04      Pre-Funding Account and Capitalized Interest Account.

         (a) On the Startup Day, the Trustee will deposit, on behalf of the Owners of the Class A Certificates and the Certificate Insurer, in the Pre-Funding Account the Original Group I Pre- Funded Amount from the proceeds of the sale of the Fixed Rate Certificates and (ii) the Original Group II Pre-Funded Amount, from the proceeds of the sale of the Class A-8 Certificates.

         (b) On any Subsequent Transfer Date, the Seller shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Loan Balances of the Subsequent Home Equity Loans sold to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Sections 3.05 and 3.07 hereof with respect to such transfer; in connection with such instruction, the Seller shall additionally inform the Trustee whether such Subsequent Home Equity Loans are being transferred to Group I or Group II. In no event shall the Seller be permitted to instruct the Trustee to release from the Pre-Funding Account to the Certificate Account with respect to Subsequent Home Equity Loans to be transferred to Group I an amount in excess of the Original Group I Pre-Funded Amount or to release from the Pre-Funding Account to the Certificate Account with respect to Subsequent Home Equity Loans to be transferred to Group II an amount in excess of the Original Group II Pre-Funded Amount.

         (c) If the Pre-Funded Amount with respect to a Group of Home Equity Loans has been reduced to $100,000 or less prior to the May 1996 Monthly Remittance Date, after giving effect to any reductions in the Pre-Funded Amount on or before the such Monthly Remittance Date, then the Trustee shall withdraw from the Pre-Funding Account the amount (exclusive of any related Pre-Funding Account Earnings still on deposit therein) remaining in the Pre-Funding Account with respect to such Group and deposit such amount to the Certificate Account on the Monthly Remittance Date;

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
         (d) On the first two Payment Dates, the Trustee shall transfer from the Pre-Funding Account to the Capitalized Interest Account (i) with respect to Group I, the Group I Pre-Funding Account Earnings, if any, applicable to such Payment Date and (ii) with respect to Group II, the Group II Pre-Funding Account Earnings, if any, for each Payment Date unless the Pre-Funding Account has been reduced to $100,000 or less.

         (e) On the first two Payment Dates, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account (i) with respect to Group I, the sum of any Group I Capitalized Interest Requirement, if any, and any Group I Pre-Funding Account Earnings for such Payment Date and (ii) with respect to Group II, the sum of any Group II Capitalized Interest Requirement, if any, and any Group II Pre-Funding Account Earnings for such Payment Date unless the Pre-Funding Account has been reduced to $100,000 or less.

         (f) On each Subsequent Transfer Date the Trustee shall distribute the Overfunded Interest Amount, if any, (calculated by the Trustee on the day prior to such Subsequent Transfer Date) to the Seller Payment Date in June 1996, the Trustee shall distribute to the Seller any amounts remaining in the Capitalized Interest Account after taking into account the transfers on such Payment Date described in clause (e) above. The Capitalized Interest Account shall be closed at the end of the Funding Period. All amounts, if any, remaining in the Capitalized Interest Account on such day shall be transferred to the Seller.

         (g) Any amounts transferred to the Certificate Account from the Pre-Funding Account on the June 1996 Determination Date shall be distributed to the Owners of the Class A Certificates in accordance with Section 7.03(b)(iv)(C) and (D).

         Section 7.05      Investment of Accounts.

         (a) Consistent with any requirements of the Code, all or a portion of any Account held by the Trustee for the benefit of the Owners shall be invested and reinvested by the Trustee in the name of the Trust, as directed in writing by the Seller, in one or more Eligible Investments bearing interest or sold at a discount. The bank serving as Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No investments will be liquidated prior to maturity unless the proceeds thereof are needed for disbursement.

         (c) Subject to Section 10.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

         (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, in accordance with the written instructions delivered to the Trustee on the Startup Day, but only in one or more Eligible Investments bearing interest or sold at a discount.

         If the Seller shall have failed to give investment directions to the Trustee then the Trustee shall invest in money market funds described in Section 7.07(k) to be redeemable without penalty no later than the Business Day immediately preceding the next Payment Date.

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


         (e) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt, and any loss resulting from such investments shall be charged to such Account, as appropriate, subject to the requirement of Section 8.08(b) that the Servicer contribute funds in an amount equal to such loss in the case of the Principal and Interest Account. For federal income tax purposes, the earnings on the Capitalized Interest Account and Pre-Funding Account shall be treated as income of the Seller.

         Section 7.06      Payment of Trust Expenses.

         (a) The Trustee shall make demand on the Seller to pay and the Seller shall pay the amount of the expenses of the Trust referred to in Section 2.05 (other than payments of premiums to the Certificate Insurer) (including Trustee's fees and expenses not covered by Section 7.03(b)(i) and 7.03(b)(iv)(E)), and the Seller shall promptly pay such expenses directly to the Persons to whom such amounts are due.

         (b) The Seller shall pay directly on the Startup Day the reasonable fees and expenses of counsel to the Trustee.

         Section 7.07      Eligible Investments.

         The following are Eligible Investments:

         (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

         (b)      Federal Housing Administration debentures;

         (c) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

         (d)  Consolidated  senior debt  obligations  of any  Federal  Home Loan
Banks;

         (e) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

         (f) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated A-1 by Standard & Poor's and P-1 by Moody's;

         (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by Standard & Poor's) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

         (h) Repurchase  agreements  collateralized  by securities  described in
(a),  (c),  or (e)  above  with  any  registered  broker/dealer  subject  to the
Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any

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commercial bank, if such  broker/dealer or bank has an uninsured,  unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's and A-1+ or AA, respectively, or better by Standard & Poor's, provided:

                  a.  A  master   repurchase   agreement  or  specific   written
         repurchase agreement governs the transaction, and

                  b. The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank, (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, or (c) a bank approved in writing for such purpose by the Certificate Insurer, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee, and

                  c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR 350.0 et seq., in such securities is created for the benefit of the Trustee, and

                  d. The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than weekly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and

                  e.  The fair  market  value of the  collateral  securities  in
         relation  to  the  amount  of  the  repurchase  obligation,   including
         principal and interest, is equal to at least 106%.

         (i) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of Standard & Poor's and Moody's;

         (j) Investments in no load money market funds rated AAAm or AAAm-G by Standard & Poor's and Aaa by Moody's; and

         (k) Any other investment permitted by each of the Rating Agencies and the Certificate Insurer.

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         Section 7.08      Accounting and Directions by Trustee.

         By 12:00 noon New York time, on the Business Day preceding each Payment Date (or such earlier period as shall be agreed by the Seller and the Trustee), the Trustee shall notify (subject to the terms of Section 10.03(j) hereof, based solely on information provided to the Trustee by the Servicer and

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upon which the Trustee may rely) the Seller,  the Depositor,  each Owner and the
Certificate Insurer, of the following information with respect to the next Payment Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

                  (1) The aggregate amount on deposit in the Certificate Account as of the related Determination Date;

                  (2) The Class A Distribution Amount, with respect to each Class individually, and all Classes in the aggregate, and the Class S-I Distribution Amount, on the next Payment Date;

                  (3) The amount of any Subordination Increase Amount for each Group;

                  (4) The amount of any Insured Payment to be made by the Certificate Insurer on such Payment Date;

                  (5) The  application of the amounts  described in clauses (1),
         (3) and (4) above in respect of the distribution of the Class A Distribution Amount on such Payment Date in accordance with Section
         7.03 hereof;

                  (6) The Class A Certificate Principal Balance, the aggregate amount of the principal of each Class of the Class A Certificates to be paid on such Payment Date and the remaining Certificate Principal
         Balance of each Class of Class A Certificates following any such payment;

                  (7) The amount, if any, of any Realized Losses for the related Remittance Period;

                  (8) The amount of any Subordination Reduction Amount for each Group;

                  (9) For the Payment Dates during the Funding Period, (A) the Pre-Funded Amount previously used to purchase Subsequent Home Equity Loans, (B) the Pre-Funded Amount distributed as either a Group I Principal Distribution Amount or a Group, (C) the Group I and Group II Pre-Funding Account Earnings transferred to the Capitalized Interest Account, (D) the amounts transferred from the Capitalized Interest Account to the Certificate Account and the amount transferred to the Seller, if any, and (E) the remaining Pre-Funded Amount; and

                  (10) The amount by which the Group I Servicing Fee is reduced because of the Group I Underwater Loans.

         Section 7.09      Reports by Trustee to Owners and Certificate Insurer.

         (a) On the Business Day preceding each Payment Date the Trustee shall transmit a report in writing to each Owner, the Certificate Insurer, Standard & Poor's and Moody's:


                  (i)the amount of the distribution with respect to such Owners' Certificates (based on a Certificate in the original principal amount of $1,000);

                   (ii) the amount of such  Owner's  distributions  allocable to principal, separately identifying the aggregate amount of any prepayments in full or Prepayments or other recoveries of principal included therein, with respect to Group I and Group II, and any Pre-Funded Amounts distributed as a prepayment (based on a Certificate in the original principal amount of $1,000) and any related Subordination Increase Amount;

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
                  (iii) the amount of such Owner's distributions allocable to interest (based on a Certificate in the original principal amount of $1,000);

                   (iv) if the distribution (net of any Insured Payment) to the Owners of any Class of the Class A Certificates or Class S-I Certificates on such Payment Date was less than the related Class A Distribution Amount or Class S-I Distribution Amount, as the case may be, on such Payment Date, the related Carry Forward Amount and the allocation thereof to the related Classes of Class A Certificates or Class S-I Certificates resulting therefrom;

                    (v) the amount of any Insured Payment included in the amounts distributed to the Owners of Class A Certificates or Class S-I Certificates on such Payment Date;

                   (vi) the principal amount of each Class of Class A Certificate (based on a Certificate in the original principal amount of $1,000) which will be Outstanding and the aggregate Loan Balance of each Group after giving effect to any payment of principal on such Payment Date;

                  (vii) the Subordinated Amount and Subordination Deficit for each Group, if any, remaining after giving effect to all distributions and transfers on such Payment Date;

                 (viii) based upon information furnished by the Servicer, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                   (ix) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution with respect to each Group;

                  (x) the weighted average Coupon Rate of the Home Equity Loans in each Group;

                   (xi) such other information as the Certificate Insurer or any Owner may reasonably request with respect to Delinquent Home Equity Loans;

                  (xii) the weighted average gross margin of the Home Equity Loans in Group II;

                  (xiii) the largest home equity loan balance outstanding in each Group; and

                  (xiv) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount for each Group.

         The Servicer shall provide to the Trustee the information  described in
Section 8.08(d)(iii) and in clause (b) below to enable the Trustee to perform its reporting obligations under this Section, and such obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii), (ix) and (x) shall be based solely upon information contained in the monthly servicing report provided by the Servicer to the Trustee pursuant to Section 8.08 hereof.

         (b) In addition, on the Business Day preceding each Payment Date the Trustee will distribute to each Owner, the Certificate Insurer, Standard & Poor's and Moody's, together with the information described in Subsection (a) preceding, the following information with respect to each Home Equity Loan Group and for both Groups in the aggregate which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Monthly Remittance Date:

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


                            (i) the number and aggregate principal balances of Home Equity Loans (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business on the last Business Day of the calendar month immediately preceding the Payment Date, (d) the numbers and aggregate Loan Balances of all Home Equity Loans as of such Payment Date and (e) the percentage that each of the amounts represented by clauses (a), (b) and (c) represent as a percentage of the respective amounts in clause (d);

                           (ii) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Payment Date, separately stating, for this purpose, all Home Equity Loans with respect to which foreclosure proceedings were commenced in the immediately preceding calendar month;

                           (iii) the number of Mortgagors and the Loan Balances of (a) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Payment Date and (b) Home Equity Loans in Group I that are "balloon" loans;

                           (iv) the existence and status of any REO Properties, as of the close of business of the last Business Day of the month immediately preceding the Payment Date;

                           (v) the book value of any REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the Payment Date;

                           (vi) the Cumulative Loss Percentage, the amount of cumulative Realized Losses, the current period Realized Losses, the Annual Loss Percentage (Rolling Six Month) and the Annual Loss Percentage (Rolling Twelve Month); and

                           (vii) the 60+ Delinquency Percentage and the amount of 60-Day Delinquent Loans.

         Section 7.10      Reports by Trustee.

         (a) The Trustee shall report to the Depositor, the Seller, the Certificate Insurer and each Owner, with respect to the amount on deposit in the Certificate Account, the amount therein relating to each Group, and the identity of the investments included therein, as the Depositor, the Seller, any Owner or the Certificate Insurer may from time to time reasonably request. Without limiting the generality of the foregoing, the Trustee shall, at the reasonable request of the Depositor, the Seller, any Owner or the Certificate Insurer transmit promptly to the Depositor, the Seller, any Owner and the Certificate Insurer copies of all accountings of receipts in respect of the Home Equity Loans furnished to it by the Servicer and shall notify the Seller and the Certificate Insurer if any Monthly Remittance Amount has not been received by the Trustee when due.

         (b) The Trustee shall report to the Certificate Insurer and each Owner with respect to any written notices it may from time to time receive which provide an Authorized Officer with actual knowledge that any of the statements set forth in Section 3.04(b) hereof are inaccurate.

                               END OF ARTICLE VII
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

                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                              OF HOME EQUITY LOANS

         Section 8.01      Servicer and Sub-Servicers.

         Acting  directly  or through one or more  Sub-Servicers  as provided in
Section 8.03, the Servicer shall service and administer the Home Equity Loans in accordance with this Agreement, the terms of the respective Home Equity Loans, and the servicing standards set forth in the FNMA Guide and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable but without regard to: (i) any relationship that the Servicer, any Sub- Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with the related Mortgagor; (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer; (iii) the Servicer's obligation to make Delinquency Advances or Servicing Advances; or (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction. It is the intent of the parties hereto that the Servicer shall have all of the servicing obligations hereunder which a lender would have under the FNMA Guide (as such provisions relate to second lien mortgages); provided, however, that to the extent that such standards, such obligations or the FNMA Guide are amended by FNMA after the date hereof and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, in accordance with the servicing standards set forth herein, determine not to comply with such amendment.

         Subject to Section 8.03 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Home Equity Loans through a Sub-Servicer as it may from time to time designate, but no such designation of a Sub-Servicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Sub-Servicer shall have the rights and powers of the Servicer which have been delegated to such Sub-Servicer with respect to such Home Equity Loans under this Agreement.

         Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, the Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Trustee to execute and deliver, and may be authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Owners and the Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Home Equity Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property in the name of the Servicer on behalf of the Trustee, and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trustee; provided, however, that to the extent any instrument described in clause (i) preceding would be delivered by the Servicer outside of its usual procedures for home equity loans held in its own portfolio the Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Certificate Insurer, and provided further, however, that Section 8.13(a) and Section 8.14(a) shall each constitute a revocable power of attorney from the Trustee to the Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Home Equity Loan held by the Trustee hereunder paid in full or foreclosed (or with respect to which payment in full has been escrowed). Revocation of the power of attorney created by the final proviso of the preceding sentence shall take effect upon
(i) the receipt by the Servicer of written notice thereof from the Trustee, (ii) a Servicer Termination Event or (iii) the termination of the Trust. The Trustee shall execute

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
any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing. Subject to Sections 8.13 and 8.14, the Trustee shall execute a power of attorney to the Servicer or any Sub-Servicer and furnish them with any other documents as the Servicer or such Sub-Servicer shall reasonably request to enable the Servicer and such Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

         Upon the request of the Trustee, the Servicer shall send to the Trustee, the details concerning the servicing of the Home Equity Loans on computer generated tape, diskette or other machine readable format.

         The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

         Servicing Advances incurred by the Servicer or any Sub-Servicer in connection with the servicing of the Home Equity Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Servicer or such Sub-Servicer to the extent described in Section 8.09(b) hereof.

         Section 8.02      Collection of Certain Home Equity Loan Payments.

         The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow collection procedures for all Home Equity Loans at least as rigorous as those described in the FNMA Guide. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Note, the Servicer shall nonetheless make payment of any required Delinquency Advance with respect to the payments so extended to the same extent as if such installment were due, owing and Delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 8.09(a) hereof.

         Section 8.03     Sub-Servicing    Agreements   Between   Servicer   and
                          Sub-Servicers.

         The Servicer may, with the consent of the Certificate Insurer, enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution which is acceptable to the Certificate Insurer and which, (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles). The Servicer shall give notice to the Trustee, the Owners, the Certificate Insurer and the Rating Agencies of the appointment of any Sub-Servicer (and shall receive the confirmation of the Rating Agencies that such Sub-Servicer shall not result in a withdrawal or downgrading by any Rating Agency of the rating or the shadow rating of the Class A Certificates). For purposes of this Agreement, the Servicer shall be deemed to have received payments on Home Equity Loans when any Sub-Servicer has received such payments. Each Sub-Servicer shall be required to service the Home Equity Loans in accordance with this Agreement and any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Sub-Servicing Agreement shall provide that the Trustee (if acting as successor Servicer) or any other successor Servicer shall have the option to terminate such agreement without

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


payment of any fees if the original Servicer is terminated or resigns. The Servicer shall deliver to the Trustee and the Certificate Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof promptly upon the Servicer's execution and delivery of such instrument.

         Section 8.04      Successor Sub-Servicers.

         The Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and to either itself directly service the related Home Equity Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under
Section 8.03.

         Section 8.05      Liability of Servicer; Indemnification.

         (a) The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement.

         (b) The Servicer (except Chemical Bank if it is required to succeed the Servicer hereunder) agrees to indemnify and hold the Trustee, the Certificate Insurer and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the Certificate Insurer and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Depositor, the Certificate Insurer and each Owner if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee and the Certificate Insurer) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor, the Certificate Insurer and/or Owner in respect of such claim. The Trustee shall, in accordance with instructions received from the Servicer, reimburse the Servicer only from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonpayable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Agreement. The provisions of this Section 8.05(b) shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 8.06     No  Contractual   Relationship  Between  Sub-Servicer,
                          Trustee or the Owners.

         Any Sub-Servicing Agreement and any other transactions or services relating to the Home Equity Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 8.07.

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
         Section 8.07 Assumption or Termination of Sub-Servicing Agreement by Trustee.

         In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that the Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by the Trustee without act or deed on part of the Trustee; provided, however, that the Trustee (if acting as successor Servicer) or any other successor Servicer may terminate the Sub-Servicer as provided in Section 8.03.

         The Servicer shall, upon the reasonable request of the Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

         Section 8.08      Principal and Interest Account.

         (a) The Servicer shall establish and maintain at one or more Designated Depository Institutions the Principal and Interest Account to be held as a trust account. Each Principal and Interest Account shall be identified on the records of the Designated Depository Institution as follows: Chemical Bank, as Trustee on behalf of the Owners of the IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates. If the institution at any time holding the Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer shall immediately be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If the Servicer fails to name such a successor institution, then the Principal and Interest Account shall thenceforth be held as a trust account with a qualifying Designated Depository Institution selected by the Trustee. The Servicer shall notify the Trustee, the Certificate Insurer and the Owners if there is a change in the name, account number or institution holding the Principal and Interest Account.

         Subject to Subsection (c) below, the Servicer shall deposit all receipts required pursuant to Subsection (c) below and related to the Home Equity Loans to the Principal and Interest Account on a daily basis (but no later than the first Business Day after receipt).

         (b) All funds in the Principal and Interest Account shall be held (i) uninvested or (ii) invested in Eligible Investments. Any investments of funds in the Principal and Interest Account shall mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. The Principal and Interest Account shall be held in trust in the name of the Trust for the benefit of the Owners. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the Principal and Interest Account by the Servicer immediately following the remittance of the Monthly Remittance Amount (and the Total Monthly Excess Spread included therein) by the Servicer. Any investment losses on funds held in the Principal and Interest Account shall be for the account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Principal and Interest Account. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

         (c) The Servicer shall deposit to the Principal and Interest Account on the Business Day after receipt all principal and interest collections on the Home Equity Loans due after the Cut-Off Date, including any Prepayments and Net Liquidation Proceeds, other recoveries or amounts related to the

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Home Equity Loans  received by the Servicer and any income from REO  Properties, but net of (i) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Home Equity Loan immediately prior to liquidation, plus (II) accrued and unpaid interest on such Home Equity Loan (net of the related Servicing Fee) to the date of such liquidation and (III) any Realized Losses incurred during the related Remittance Period, (ii) principal and interest due (and Prepayments collected) on the Home Equity Loans on or prior to the Cut-Off Date or related Subsequent Cut-Off Date, as the case may be, (iii) reimbursements for Delinquency Advances and (iv) reimbursements for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amount herein referred to as "Daily Collections").

         (d) (i) The Servicer may make withdrawals for its own account from the Principal and Interest Account, with respect to each Home Equity Loan Group, only in the following priority and for the following purposes:

         (A) on each Monthly Remittance Date, to pay itself the related Servicing Fees;

         (B) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

         (C) to withdraw amounts that have been deposited to the Principal and Interest Account in error;

         (D)      to   reimburse   itself   pursuant  to  Section   8.09(a)  for
                  unrecovered Delinquency Advances and to retain any excess Compensating Interest received by it pursuant to Section 8.10(a) hereof; and

         (E) to clear and terminate the Principal and Interest Account following the termination of the Trust pursuant to Article IX.

         (ii) The Servicer shall (a) remit to the Trustee for deposit in the Certificate Account by wire transfer, or otherwise make funds available in immediately available funds, without duplication, the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date and Loan Purchase Prices and Substitution Amounts two Business Days following the related purchase or substitution, and (b) on each Monthly Remittance Date, deliver to the Trustee and the Certificate Insurer, a monthly servicing report, with respect to each Home Equity Loan Group, containing (without limitation) the following information: principal and interest collected in respect of the Home Equity Loans, scheduled principal and interest that was due on the Home Equity Loans, relevant information with respect to Liquidated Loans, if any, summary and detailed delinquency reports, Liquidation Proceeds and other similar information concerning the servicing of the Home Equity Loans. In addition, the Servicer shall inform the Trustee and the Certificate Insurer on each Monthly Remittance Date, with respect to each Home Equity Loan Group, of the amounts of any Loan Purchase Prices or Substitution Amounts so remitted during the related Remittance Period, and of the Loan Balance of the Home Equity Loan having the largest Loan Balance as of such date.

         (iii) The Servicer shall provide to the Trustee the information described in Section 8.08(d)(ii)(b) and in Section 7.09(b) to enable the Trustee to perform its reporting requirements under Section 7.09.

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         Section 8.09      Delinquency Advances and Servicing Advances.

         (a) On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds any Delinquent payment of interest with respect to each Delinquent Home Equity Loan, which payment was not received on or prior to the related Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances".

         The Servicer shall be permitted to reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from collections on any Home Equity Loans that are not required to be distributed on the Payment Date occurring during the month in which such reimbursement is made or as provided in Section 7.03(b)(iii)(C).

         Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards set out herein that any proposed Delinquency Advance would not be recoverable, the Servicer shall not be required to make Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines will be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided in the prior paragraph. The Servicer shall give written notice of such determination as to why such amount would not be recoverable to the Trustee and the Certificate Insurer; the Trustee shall promptly furnish a copy of such notice to the Owners of the Class R Certificates; provided, further, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances from Liquidation Proceeds for the related Home Equity Loan.

         (b) The Servicer will pay all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) Preservation Expenses, (ii) the cost of any enforcement or judicial proceedings, including foreclosures, (iii) the cost of the management and liquidation of REO Property and (iv) advances required by Section 8.13(a), except to the extent that such amounts are determined by the Servicer in its reasonable business judgment not to be recoverable. Such costs will constitute "Servicing Advances". The Servicer may recover a Servicing Advance (x) from the Mortgagors to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan and (y) as provided in Section 7.03(b)(iii)(C). The Servicer shall be entitled to recover the Servicing Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement. Except as provided in the previous sentence, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan except as provided in Section 7.03(b)(iii)(C).

         Section 8.10    Compensating Interest; Repurchase of Home Equity Loans.

         (a) If a prepayment in full of a Home Equity Loan or a Prepayment of at least six times a Mortgagor's Monthly Payment occurs during any calendar month, any difference between (x) the interest collected from the Mortgagor in connection with such payoff, and (y) the full month's interest at the Coupon Rate that would be due on the related Due Date for such Home Equity Loan ("Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Remittance Period) shall be deposited by the Servicer to the Principal and Interest Account (or if such difference is an excess, the Servicer shall retain such excess) on the next succeeding Monthly Remittance Date and shall be included

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
in the Monthly Remittance Amount to be made available to the Trustee on such Monthly Remittance Date.

         (b) Subject to the clause (c) below, the Servicer has the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes Delinquent, in whole or in part, as to at least three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer pursuant to Section 8.13; provided, however, that the Servicer may not purchase any such Home Equity Loan unless the Servicer has delivered to the Trustee at the Servicer's expense, an opinion of counsel acceptable to the Certificate Insurer and the Trustee to the effect that such a purchase would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) as a REMIC. Any such Home Equity Loan so purchased shall be purchased by the Servicer on a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

         (c) If a Home Equity Loan to be repurchased by the Servicer pursuant to clause (b) above, is the greatest number of days Delinquent of all then Delinquent Home Equity Loans, the Servicer may repurchase such Home Equity Loans without having first notified the Certificate Insurer of such repurchase. In all other cases, the Servicer must notify the Certificate Insurer, in writing, of its intent to repurchase a Home Equity Loan and the Servicer may not repurchase such Home Equity Loan without the written consent of the Certificate Insurer; provided, that the Certificate Insurer shall be deemed to have consented to such repurchase unless it notifies the Servicer, in writing, of its objection to such repurchase within 5 days after its receipt of the notice of proposed repurchase.

         (d) The Net Liquidation Proceeds from the disposition of any REO Property shall be deposited in the Principal and Interest Account and remitted to the Trustee as part of the Daily Collections remitted by the Servicer to the Trustee.

         Section 8.11      Maintenance of Insurance.

         (a) The Servicer shall cause to be maintained with respect to each Home Equity Loan a hazard insurance policy with a carrier generally acceptable to the Servicer that provides for fire and extended coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan in an amount not less than the least of (i) the outstanding principal balance of the Home Equity Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises. The Servicer shall maintain the insurance policies required hereunder in the name of the mortgagee, its successors and assigns, as loss payee. The policies shall require the insurer to provide the mortgagee with 30 days' notice prior to any cancellation or as otherwise required by law. The Servicer may also maintain a blanket hazard insurance policy or policies if the insurer or insurers of such policies are rated investment grade by Moody's and Standard & Poor's.

         (b) If the Home Equity Loan at the time of origination (or if required by federal law, at any time thereafter) relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the then current guidelines of the Federal Insurance Administration with a carrier generally acceptable to the Servicer in an amount representing coverage, and which provides for a recovery by the Trust of insurance proceeds relating to such Home Equity Loan of not less than the least of (i) the outstanding principal balance of

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
the Home Equity Loan (plus the related senior lien loan, if any), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Servicer shall indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to advance premiums for such insurance required by this Section when so permitted by the terms of the Mortgage as to which such loss relates.

         Section 8.12    Due-on-Sale  Clauses;  Assumption and Substitution
                         Agreements.

         When a Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Home Equity Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. An opinion of counsel, provided at the expense of the Servicer, to the foregoing effect shall conclusively establish the reasonableness of such belief. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Servicer outside of its usual procedures for home equity loans held in its own portfolio the Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Certificate Insurer. The Home Equity Loan, as assumed, shall conform in all material respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the File to which it relates) which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, no material term of the Home Equity Loan (including, without limitation, the required monthly payment on the related Home Equity Loan, the stated maturity, the outstanding principal amount or the Coupon Rate) shall be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section         8.13  Realization  Upon  Defaulted  Home Equity  Loans;
                         Workout of Home Equity Loans.

         (a) The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the Trust of Properties relating to defaulted Home Equity Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the

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Servicer has not purchased pursuant to Section 8.10(b).  In connection with such foreclosure or other conversion, the Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs and consistent with the servicing standards set forth in the FNMA Guide, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to Senior
Liens, and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 8.09(b) hereof. The Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, at such price as the Servicer deems necessary to comply with this covenant unless the Servicer obtains for the Certificate Insurer and the Trustee, an opinion of counsel (the expense of which opinion shall be a Servicing Advance) experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee, addressed to the Certificate Insurer, the Trustee and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust or the REMIC therein as defined in Section 860F of the Code or cause the REMIC therein to fail to qualify as a REMIC under the REMIC Provisions
at  any  time  that  any  Certificates  are  outstanding.   Notwithstanding  the
generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Owners solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section  860G(a)(8) of the Code or result in the receipt by the REMIC therein of
any  "income  from   non-permitted   assets"   within  the  meaning  of  Section
860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the
Comprehensive   Environmental  Response  Compensation  and  Liability  Act,  the
Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Property. The Servicer shall not take any such action with respect to any Property known by the Servicer to contain such wastes or substances or to be within one mile of the site of such wastes or substances, without the prior written consent of the Certificate Insurer.

         (b) The Servicer shall determine, with respect to each defaulted Home Equity Loan and in accordance with the procedures set forth in the FNMA Guide, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Home Equity Loan, whereupon such Home Equity Loan shall become a "Liquidated Loan".

         (c) The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall extend the maturity date of such Home Equity Loan beyond the Remittance Period related to the Final Scheduled Payment Date of the Class A-7 Certificates. Notwithstanding anything set out in this
Section 8.13(c) or elsewhere in this Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

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

         (d) The Servicer shall provide written notice to the Trustee and the Certificate Insurer prior to the execution of any modification, waiver or amendment of any provision of any Home Equity Loan; provided that if the Certificate Insurer does not object in writing to the modification, waiver or amendment specified in such notice within 5 Business Days after its receipt thereof, the Servicer may effectuate such modification, waiver or amendment and shall deliver to the Custodian, on behalf of the Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof.

         Section 8.14      Trustee to Cooperate; Release of Files.

         (a) Upon the payment in full of any Home Equity Loan (including any liquidation of such Home Equity Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Custodian, on behalf of the Trustee the FNMA "Request for Release of Documents" (FNMA Form 2009). Upon receipt of such Request for Release of Documents, the Custodian, on behalf of the Trustee shall promptly release the related File, in trust, in its reasonable discretion to (i) the Servicer, (ii) an escrow agent or
(iii) any employee, agent or attorney of the Trustee. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account or to the Trustee. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Custodian, on behalf of the Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by the Servicer; in such event, the Custodian, on behalf of the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

         (b) The Servicer shall have the right (upon receiving the consent of the Certificate Insurer) to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by the Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the Loan-to-Value Ratio and debt-to-income ratio of such Note on the Cut-Off Date and any increase in the Loan-to-Value Ratio shall not exceed 5% unless approved in writing by the Certificate Insurer; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of the Servicer setting forth the action proposed to be taken in respect of a particular Home Equity Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by the Servicer pursuant to this paragraph. The Servicer shall notify the Certificate Insurer and the Rating Agencies if an application is approved under clause (y) above without approval in writing by the Certificate Insurer.

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
         Section 8.15      Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain the amount of the related Servicing Fee with respect to each Home Equity Loan. Additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 8.08(c)(ii) and similar items may, to the extent collected from Mortgagors, be retained by the Servicer, unless a successor Servicer is appointed pursuant to Section 8.20 hereof, in which case the successor Servicer shall be entitled to such fees as are agreed upon by the Trustee, the successor Servicer and the majority of the Percentage Interests of the Class R Certificates.

         The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

         Section 8.16      Annual Statement as to Compliance.

         The Servicer, at its own expense, will deliver to the Trustee, the Certificate Insurer, the Depositor, and the Rating Agencies, on or before April 30 of each year, commencing in 1997, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

         Section 8.17      Annual Independent Certified Public Accountants'
                           Reports.

         On or before April 30 of each year, commencing in 1997, the Servicer, at its own expense (or if the Trustee is then acting as Servicer, at the expense of the Seller, which in no event shall exceed $1,000 per annum), shall cause to be delivered to the Trustee, the Certificate Insurer, the Depositor, and the Rating Agencies a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Audit Procedure for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         Section 8.18 Access to Certain Documentation and Information Regarding the Home Equity Loans.

         The Servicer shall provide to the Trustee, the Certificate Insurer, the Office of Thrift Supervision (the "OTS"), the FDIC and the supervisory agents and examiners of each of the FDIC and the OTS (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Home Equity Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

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         Section 8.19      Assignment of Agreement.

         Other than with respect to entering into Sub-Servicing Agreements pursuant to Section 8.03 hereof, the Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.20(g) hereof for a successor servicer.

         Section 8.20 Removal of Servicer; Retention of Servicer; Resignation of Servicer.


         (a) The Certificate Insurer or the Trustee (or, except in the case of item (vi) below, the Owners, with the consent of the Certificate Insurer pursuant to Section 6.11 hereof) may remove the Servicer upon the occurrence of any of the following events (each a "Servicer Termination Event"):

                            (i) The Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due,
         (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent, (V) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing; or

                           (ii) If without the application, approval or consent of the Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days; or

                           (iii) The Servicer shall fail to perform any one or more of its obligations hereunder and shall continue in default thereof for a period of thirty (30) days (one (1) Business Day in the case of a delay in making a payment required of the Servicer under this Agreement) after the earlier of (a) actual knowledge of an officer of the Servicer or (b) receipt of notice from the Trustee or the Certificate Insurer of said failure; provided, however, that if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

                           (iv) The Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.02 which materially and adversely affects the interests of the Owners or the Certificate Insurer for a period of sixty (60) days after the earlier of the Servicer's

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
         discovery or receipt of notice thereof; provided, however, that if the Servicer can demonstrate to the reasonable satisfaction of the Certificate Insurer that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Certificate Insurer; or

                           (v) The merger, consolidation or other combination of the Servicer with or into any other entity, unless (1) the Servicer or an Affiliate of the Servicer is the surviving entity of such combination or (2) the surviving entity (A) is servicing at least $300,000,000 of home equity loans that are similar to the Home Equity Loans and (B) has equity of not less than $10,000,000 (as determined in accordance with generally acceptable account principles); or

                           (vi) The failure of the Servicer (except the Trustee in its capacity as successor Servicer) to satisfy the Servicer Termination Test.

         (b) Upon the occurrence of a Servicer Termination Event, the Servicer shall act as servicer under this Agreement, subject to the right of removal set forth in subsection (a) hereof, for an initial period commencing on the date on which such Servicer Termination Event occurred and ending on the last day of the calendar quarter in which such Servicer Termination Event occurred, which period shall be extended for a succeeding quarterly period on June 30, September 30, December 31, and March 31 of each year as provided below (each such quarterly period for which the Servicer shall be designated to act as servicer hereunder, a "Term of Service"); provided that nothing in this Section 8.20(b) shall prohibit the Certificate Insurer or the Trustee from removing the Servicer pursuant to Section 8.20(a). Notwithstanding the foregoing, the Certificate Insurer may, in its sole discretion, extend the period for which the Servicer is to act as such for a period in excess of one quarter (provided such extension shall be an additional one or more quarters), but any such extension shall be revocable at any time by the Certificate Insurer upon written notice delivered to the Trustee and the Servicer at least fifteen days prior to the expiration of the related quarterly period.

         (c) The Certificate Insurer agrees to use its best efforts to inform the Trustee of any materially adverse information regarding the Servicer's servicing activities that comes to the attention of the Certificate Insurer from time to time.

         (d) The Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel acceptable to the Trustee at the expense of the Servicer to such effect which shall be delivered to the Trustee and the Certificate Insurer.

         (e) No removal or resignation of the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with this Section.

         (f) Upon removal or resignation of the Servicer, the Servicer at its own expense also shall promptly deliver or cause to be delivered to a successor servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that the Servicer has maintained for the Home Equity Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Servicer's possession.

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
         (g) Any collections then being held by the Servicer prior to its removal and any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

         (h) Upon removal or resignation of the Servicer, the Trustee may (A) solicit bids for a successor servicer as described below or (B) shall appoint the Backup Servicer as Servicer. If the Trustee elects to solicit bids for a successor Servicer, the Trustee agrees to act as Backup Servicer during the solicitation process. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second home equity loans and having equity of not less than $5,000,000 (or such lower level as may be acceptable to the Certificate Insurer), as determined in accordance with generally accepted accounting principles and acceptable to the Certificate Insurer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (other than the Trustee in its capacity as successor Servicer) so appointed shall be the amount agreed to between the successor Servicer, the Certificate Insurer and the majority of the Percentage Interests of the Class R Certificates, (up to a maximum of 0.50% per annum on each Home Equity Loan) together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15; provided, however, that if the Trustee becomes the successor Servicer it shall receive as its compensation the same compensation paid to the Servicer immediately prior to the Servicer's removal or resignation; provided, further, however, that if the Trustee acts as successor Servicer then the Seller agrees to pay to the Trustee at such time that the Trustee becomes such successor Servicer a set-up fee of twenty-five dollars ($25.00) for each Home Equity Loan then included in the Trust Estate. The amount payable in excess of twenty-five dollars ($25.00) per Home Equity Loan, if any, shall be payable to the successor Servicer and reimbursable pursuant to Section 7.03(b)(iv)(E) hereof. The Trustee shall be obligated to serve as successor Servicer whether or not the fee described in this section is paid by the Seller, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Seller.

         (i) In the event the Trustee elects to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Servicer shall be entitled to servicing compensation in accordance with clause (g) above, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 8.08 and 8.15. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain servicing. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Trustee or the Trust from the Servicer shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

         (j) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly

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also transfer to the Trustee or such  successor  Servicer,  as  applicable,  all amounts which then have been or should have been deposited in the Principal and Interest Account by the Servicer or which are thereafter received with respect to the Home Equity Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer. If the Servicer resigns or is replaced hereunder, the Seller agrees to reimburse the Trust, the Owners and the Certificate Insurer for the costs and expenses associated with the transfer of servicing to the replacement Servicer, but subject to a maximum reimbursement to all such parties in the amount of twenty-five dollars ($25.00) for each Home Equity Loan then included in the Trust Estate. The amount payable in excess of twenty-five dollars ($25.00) per Home Equity Loan, if any, shall be payable to the successor Servicer and reimbursable pursuant to Section 7.03(b)(iv)(E) hereof.

         (k) The Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall immediately (i) record all assignments of Home Equity Loans not previously recorded in the name of the Trustee pursuant to
Section 3.05(b)(ii) as a result of an opinion of counsel and (ii) make all Delinquency Advances and Compensating Interest payments and deposit them to the Principal and Interest Account which the Servicer has theretofore failed to remit with respect to the Home Equity Loans; provided, however, that if the Trustee is acting as successor Servicer, the Trustee shall only be required to make Delinquency Advances (including the Delinquency Advances described in this clause (j)) if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the Home Equity Loans.

         (l) The Servicer which is being removed or is resigning shall give notice to the Mortgagors, to Moody's and to Standard & Poor's of the transfer of the servicing to the successor.

         (m) The Trustee shall give notice to the Certificate Insurer, the Owners, the Trustee, the Seller, Moody's and Standard & Poor's of the occurrence of any event described in paragraphs (a) above of which the Trustee is aware.

         Section 8.21   Inspections  by  Certificate   Insurer;   Errors  and
                        Omissions Insurance.

         (a) At any reasonable time and from time to time upon reasonable notice, the Trustee, the Certificate Insurer, any Owner of a Class R Certificate, or any agents thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer during the
Servicer's normal business hours with any of its officers or directors; provided, however, that the costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer.

         (b) The Servicer (including the Trustee if it shall become the Servicer hereunder) agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of FNMA Guide or any successor provision thereof; provided, however, that in any event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Trustee shall promptly give such notice to the Certificate Insurer and the Owners.

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
         Section 8.22    Additional   Servicing   Responsibilities  for  Second
                         Mortgage Loans.

         The Servicer must notify any superior lienholder in writing of the existence of the Second Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

         If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations under a First Mortgage Loan, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Owners and the Certificate Insurer, and/or to preserve the security of the related Home Equity Loan, subject to the application of the REMIC Provisions. The Servicer shall advance the necessary funds to cure the default or reinstate the lien securing a First Mortgage Loan, if such advance is in the best interests of the Certificate Insurer and the Owners; provided, however, that no such additional advance need be made if such advance would be nonrecoverable. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced. Any expenses incurred by the Servicer pursuant to this
Section 8.22 shall be Servicing Advances.


                               END OF ARTICLE VIII

                                   ARTICLE IX
                              TERMINATION OF TRUST

         Section 9.01      Termination of Trust.

         The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of both Home Equity Loan Groups within the Trust is effected as described in Section 9.02. To effect a termination of this Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide to the Trustee, at their expense, an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer either shall sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the United Kingdom, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.05.


         Section 9.02    Termination   Upon   Option  of  Owners  of  Class  R
                         Certificates.

         (a) On any Monthly Remittance Date after the Clean-Up Call Date, the Owners of a majority of the Percentage Interests represented by the Class R Certificates then outstanding may determine to purchase, in whole only, and may cause the purchase from the Trust of all (but not fewer than all) Home Equity Loans and all property theretofore acquired in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate (i) on terms agreed upon between the Certificate Insurer and such Owners of the Class R Certificates, or (ii) in the absence of such an agreement, at a price equal to (x) in the case of Home Equity Loans 100% of the aggregate Loan Balances of the related Home Equity Loans and (y) in the case of REO Properties, the appraised value of such properties (such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee) as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Home Equity Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate, plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which the Servicer has theretofore failed to remit; provided, that in any case such price shall not be less than the then outstanding Class A Certificate Principal Balance. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         (b) In the event that the Owners of the Class R Certificates purchase all Home Equity Loans and each REO Property remaining in the Trust Estate pursuant to Section 9.02(a), the Trust Estate shall be terminated in accordance with the following additional requirements:

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
                  (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the Trust Estate's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder,

                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Estate to the Owner for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the owners of the Class R Certificates all cash on hand in the Trust Estate (other than cash retained to meet claims), and the Trust Estate shall terminate at that time.

         (c) By their acceptance of the Certificates, the Owners thereof hereby agree to authorize the Trustee to specify the first day in the 90-day liquidation period in a statement attached to the Trust Estate's final Tax Return, which shall be binding upon all successor Owners.

         (d) In connection with any such purchase, such Owners of the Class R Certificates shall provide to the Trustee and the Certificate Insurer an opinion of counsel at the expense of such Owners experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such purchase and liquidation constitutes a Qualified Liquidation of the REMIC.

         (e) Promptly following any purchase described in this Section 9.02, the Trustee will release the Files to the Owners of such Class R Certificates or the Certificate Insurer, as the case may be, or otherwise upon their order, in a manner similar to that described in Section 8.14 hereof.

         Section 9.03      Termination Upon Loss of REMIC Status.

         (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a price equal to the sum of
(x) the greater of (i) 100% of the aggregate Loan Balances of the Home Equity Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account representing collections of principal on the Home Equity Loans during the current Remittance Period, and (ii) the fair market value of such Home Equity Loans (disregarding accrued interest), (y) one month's interest on such amount computed at the Adjusted Pass- Through Rate and (z) the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and any Delinquency Advances which the Servicer has theretofore failed to remit.

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
         Upon receipt of such direction from the Certificate Insurer, the Trustee shall notify the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Home Equity Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Adjusted Pass-Through Rate, (b) the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and (c) any Delinquency Advances which the Servicer has theretofore failed to remit. If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause (a)(i) above, the Servicer shall sell the Home Equity Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate Insurer or the Owners of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) preceding the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         (b) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an opinion of counsel experienced in federal income tax matters, acceptable to the Certificate Insurer and selected by the Owners of the Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Home Equity Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Home Equity Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Home Equity Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (b) the aggregate amount of unreimbursed Delinquency Advances and (c) any Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Owners of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

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         Section 9.04      Disposition of Proceeds.

         The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account; provided, however, that any amounts representing unreimbursed Delinquency Advances and Servicing Advances theretofore funded by the Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from the proceeds of the Trust Estate.

                                END OF ARTICLE IX




                                       100

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                                    ARTICLE X

                                   THE TRUSTEE

         Section 10.01     Certain Duties and Responsibilities.

         (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) the banking institution that is the Trustee shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions or any other resolutions, statements, reports, documents, orders or other instruments furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions or any other resolutions, statements, reports, documents, orders or other instruments which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Certificate Insurer, the Seller or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Owners of the Certificates of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

         (b) Notwithstanding the appointment of the Servicer hereunder, the Trustee is hereby empowered to perform the duties of the Servicer it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee, and that all parties hereto agree that, prior to any termination of the Servicer, the Servicer and, thereafter, the Trustee or any other successor servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicer, and pending the appointment of any other Person as successor Servicer have the power and duty during its performance as Successor Servicer:


(i)          to collect Mortgagor payments;

         (ii)      to foreclose on defaulted Home Equity Loans;

         (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

         (iv)      to deliver  instruments of  satisfaction  pursuant to Section
                   8.14;

         (v)       to enforce the Home Equity Loans; and

         (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest.

       (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

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         (ii)      the Trustee shall not be  personally  liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

        (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes and the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates;

         (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default; and

         (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 10.01, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate from funds available in the Certificate Account.

         (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

         (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

         (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

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         Section 10.02 Removal of Trustee for Cause.

         (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                   (1) the  Trustee  shall  fail  to  distribute  to the  Owners entitled hereto on any Payment Date any amounts available for distribution that it has received in accordance with the terms hereof; (provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

                   (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller, the Certificate Insurer, or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Class A Certificates then Outstanding, or, if there are no Class A Certificates then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

                   (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 75 days; or

                   (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property; or

                   (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing.

         The Depositor shall give to the Certificate Insurer, Moody's and Standard & Poor's notice of the occurrence of any such event of which the Depositor is aware.

         (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent (which shall not be unreasonably withheld) of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Class A Certificates or if there are no Class A Certificates then outstanding by such majority of the Percentage Interests represented by the Class R Certificates, may, whether or not the Trustee resigns pursuant to
Section 10.09(b) hereof, immediately,  concurrently with the giving of notice

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to the Trustee,  and without  delaying the 30 days required for notice  therein, appoint a successor Trustee pursuant to the terms of Section 10.09 hereof.

         (c) The Servicer shall not be liable for any costs relating to the removal of the Trustee or the appointment of a new Trustee.

         Section 10.03     Certain Rights of the Trustee.

         Except as otherwise provided in Section 10.01 hereof:

         (a) the Trustee (acting as Trustee or Tax Matters Person) may request and may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Depositor, the Seller, the Certificate Insurer, or the Owners of any Class of Certificates mentioned herein shall be sufficiently evidenced in writing;

         (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

         (d) the Trustee may consult with counsel, and the advice of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, unless requested in writing to do so by the Owners; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodian;

         (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by the Authorized Officer of any Person or within its rights or powers under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

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
         (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

         (j) pursuant to the terms of this Agreement, the Servicer is required to furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee's duties under the Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate (either in writing or orally with prompt written or telecopy confirmations), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information; and

         (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

         Section 10.04 Not Responsible for Recitals or Issuance of Certificates.

         The recitals and representations contained herein and in the Certificates, except the execution and authentication of the Certificates, shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for their correctness (other than with respect to such execution and authentication). The Trustee makes no representation as to the validity or sufficiency of this Agreement of the Certificates, or any Home Equity Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Seller or the Servicer in respect of the Home Equity Loans or deposited into or withdrawn from the Principal and Interest Account or the Certificate Account by the Depositor, the Servicer or the Seller, and shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns or Securities and Exchange Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

         Section 10.05     May Hold Certificates.

         The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

         Section 10.06     Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

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         Section 10.07     Compensation and Reimbursement.

         The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.05, Section 6.12, Section 7.03(b)(i), Section
7.06 and Section 10.13 hereof. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability, or "unanticipated out-of-pocket" expense incurred or paid to third parties (which expenses shall not include salaries paid to employees, or allocable overhead, of the Trustee) in connection with the acceptance or administration of its trusts hereunder or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. All such amounts described in the preceding sentence shall be payable as provided in (A) Section 7.03(b)(i) with respect to the first $50,000 of such amounts and (B) Section 7.03(b)(iv)(E) with respect to the remainder of such amounts, subject in the case of clause (B), to Sections 10.01(e) and 10.01(g). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Seller and held harmless against any loss, liability or reasonable expenses incurred by the Trustee in performing its duties as Tax Matters Person for the REMIC under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties as Tax Matters Person for the REMIC. The provisions of this Section 10.07 shall survive the termination of this Agreement.

         Section 10.08     Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America, acceptable to the Certificate Insurer and the Owners of a majority of the Percentage Interests of the Class A Certificates and having a deposit rating of at least A- from Standard & Poor's and A2 by Moody's. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Seller with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) or of the Certificate Insurer, resign immediately in the manner and with the effect hereinafter specified in this Article X.

         Section 10.09     Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

         (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Certificate Insurer and the Owners at their addresses appearing on the Register. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Seller, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been

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
appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.

         (c) If at any time the Trustee shall cease to be eligible under Section
10.08 hereof and shall fail to resign after written request therefor by the Depositor or by the Certificate Insurer, the Certificate Insurer or the Depositor with the written consent of the Certificate Insurer may remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         (d) The Owners of a majority of the Percentage Interests represented by the Class A Certificates with the consent of the Certificate Insurer, or, if there are no Class A Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, may at any time remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor, to the Servicer and to the Certificate Insurer, copies of the record of the act taken by the Owners, as provided for in Section
12.03 hereof.

         (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section 10.08 to serve as Trustee, the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Certificate Insurer duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

         (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Seller shall promptly appoint a successor trustee acceptable to the Certificate Insurer and the Owner of the majority of Percentage Interests of the Class A Certificates then Outstanding. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor. If no successor trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (g) The Seller shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Certificate Insurer, to the Rating Agencies and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

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         Section 10.10     Acceptance of Appointment by Successor Trustee.

         Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

         Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor trustee shall cause such notice to be mailed at the expense of the Trust.

         No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

         Section 10.11 Merger, Conversion, Consolidation or Succession to Business of the Trustee.

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

         Section 10.12     Reporting; Withholding.

         (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

         (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in (a) preceding, the Trustee shall timely file all reports prepared by the Seller and required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the

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Internal Revenue  Service's Form 1066 and Schedule Q and the form required under
Section 6050K of the Code, if applicable to REMICs. Furthermore, the Trustee shall report to Owners, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Trustee by the Seller with respect to such allocation of expenses. The Trustee shall, upon request of the Seller, collect any forms or reports from the Owners determined by the Seller to be required under applicable federal, state and local tax laws.

         (c)  Except  as  otherwise   provided,   the  Trustee  shall  have  the
responsibility for preparation and execution of those returns, forms, reports and other documents referred to in this Section.

         (d) The Seller covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a), (b) and (c) above.

         Section 10.13     Liability of the Trustee.

         The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Account, the Depositor, the Seller, the Servicer or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Subject to the foregoing sentence, the Trustee shall not be liable for losses on investments of amounts in the Certificate Account (except for any losses on obligations on which the bank serving as Trustee is the obligor). In addition, the Depositor, the Seller and Servicer covenant and agree to indemnify the Trustee and the Servicer (if the Servicer is also the Trustee) from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of its duties hereunder other than those resulting from the negligence or bad faith of the Trustee, and the Seller shall pay all amounts not otherwise paid or reimbursed pursuant to Sections 2.05, 6.12 and 7.06 hereof. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         Section 10.14     Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and reasonably acceptable to the Certificate Insurer to act as Co-Trustee or Co- Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case any event indicated in Section 8.20(a)shall have occurred and be continuing, the

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Trustee subject to reasonable  approval of the  Certificate  Insurer alone shall have the power to make such appointment. No Co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.08 and no notice to Owner of the appointment of any Co-Trustee or separate Trustee shall be required under Section 10.09.

         Every separate Trustee and Co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

                   (i) All rights,  powers,  duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or Co-Trustee jointly (it being understood that such separate Trustee or Co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or Co-Trustee, but solely at the direction of the Trustee;

                   (ii) No Co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other Co-Trustee hereunder; and

                   (iii) The Servicer, and the Certificate Insurer and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or Co-Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and Co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or Co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and Co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

         Any separate Trustee or Co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or Co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         The parties hereto acknowledge that the Co-Trustee will act as co-trustee hereunder pursuant to the Co-Trustee Agreement and shall be entitled to the same rights and subject to the same standards as the Trustee with respect to all rights and immunities of the Trustee, including with respect to indemnification and the obligations and duties of the Servicer to the Trustee pursuant to Sections 2.05, 8.05, 10.07 and 11.16(a). The Trustee shall pay the Co-Trustee any compensation to which the Co-Trustee may be entitled from its own funds.

                                END OF ARTICLE X

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                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01     Compliance Certificates and Opinions.

         Upon any application or request by the Depositor, the Seller, the Certificate Insurer or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, the Seller, the Certificate Insurer or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

         Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

                   (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                   (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

                   (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 11.02     Form of Documents Delivered to the Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, the Seller or the Servicer, stating that the information with respect to such factual matters is in the possession of the Depositor, the Seller or the Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise

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
of  reasonable   care  should  know,   that  the   certificate   or  opinion  or
representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

         Section 11.03     Acts of Owners.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c)      The ownership of Certificates shall be proved by the Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

         Section 11.04     Notices, etc. to Trustee.

         Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Certificate Insurer, the Depositor, the Seller shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office as set forth in Section
2.02 hereof.

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         Section 11.05     Notices and Reports to Owners; Waiver of Notices.

         Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if the Servicer is removed or resigned or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

         Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

         Section 11.06     Rules by Trustee and Seller.

         The Trustee may make reasonable rules for any meeting of Owners.

         Section 11.07     Successors and Assigns.

         All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

         Section 11.08     Severability.

         In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.09     Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

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         Section 11.10     Legal Holidays.

         In any case where the date of any Monthly Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Monthly Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         Section 11.11     Governing Law; Submission to Jurisdiction.

         (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

         (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

         (c) Each of the Depositor, Seller and Servicer hereby irrevocably appoints and designates the Trustee as its true and lawful attorney and duly authorized agent for acceptance of service of legal process with respect to any action, suit or proceeding set forth in paragraph (b) hereof. Each of the Seller and Servicer agrees that service of such process upon the Trustee shall constitute personal service of such process upon it.

         (d) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Seller, the Servicer or the Certificate Insurer or third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Home Equity Loans against any Mortgagor in the courts of any jurisdiction.

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         Section 11.12     Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.13 Usury.

         The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

         Section 11.14     Amendment.

         (a) The Trustee, the Depositor, the Seller and the Servicer, may at any time and from time to time, with the prior approval of the Certificate Insurer but without the giving of notice to or the receipt of the consent of the Owners, amend this Agreement, and the Trustee shall consent to the amendment for the purposes of (i) if accompanied by an approving opinion of counsel which shall not be at the expense of the Trustee experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status of the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account), (iii) curing any ambiguity, (iv) correcting or supplementing any provisions of this Agreement which are inconsistent with any other provisions of this Agreement or (v) for any other purpose, provided that in the case of clause (v), (A) the Seller delivers an opinion of counsel acceptable to the Trustee which shall not be at the expense of the Trustee that such amendment will not adversely effect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the rating of the Class A Certificates without regard to the Certificate Insurance Policy. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding or
(c) which affects in any manner the terms or provisions of the Certificate Insurance Policy.

         (b) The Certificate Insurer and the Rating Agencies shall be provided by the Seller with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

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         (c)  Notwithstanding  any contrary  provisions of this  Agreement,  the
Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust pursuant to the REMIC Provisions or cause the REMIC to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

         Section 11.15     Paying Agent; Appointment and Acceptance of Duties.

         The Trustee is hereby appointed Paying Agent. The Seller may, subject to the eligibility requirements for the Trustee set forth in Section 10.08 hereof, including, without limitation, the written consent of the Certificate Insurer, appoint one or more other Paying Agents or successor Paying Agents.

         Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

         Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

                   (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Payment Date among such Owners in the proportion specified by the Trustee; and

                   (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

         Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

         In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

         Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Owners by mailing notice thereof at their addresses appearing on the Register.

         Section 11.16     REMIC Status.

         (a) The parties hereto intend that the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) shall constitute, and that the affairs of the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) shall be conducted so as to qualify it as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, Chemical Bank or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as Tax Matters Person for the Trust and that in such capacity it shall: (i) prepare or cause to be prepared and

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filed, at its own expense, in a timely manner,  annual tax returns and any other tax return required to be filed by the REMIC using a calendar year as the taxable year for the REMIC (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of the REMIC for it to be treated as a REMIC; (iii) at the Tax Matters Person's expense, prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to the REMIC including Schedule Q to Form 1066, as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "Issue Price" (within the meaning of Section 1273 of the Code) of the Certificates of the related Class; provided that the tax return filed on Schedule Q to Form 1066 shall be prepared and forwarded to the Owners of the Class R Certificates no later than 50 days after the end of the period to which such tax return related; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC, except as provided under this Agreement; (v) represent, the Trust or the REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust, or the REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust, or the REMIC, and otherwise act on behalf of the Trust, or the REMIC in relation to any tax matter involving the Trust, or the REMIC (the legal expenses and costs of any such action described in this subsection (v) and any liability resulting therefrom shall constitute expenses of the Trust and the Trustee shall be entitled to reimbursement therefor as provided in Section 7.03(b)(i) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence); (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transferor of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of the Trustee or such other designated Tax Matters Person pursuant to this Section 11.16 shall survive the termination or discharge of this Agreement.

         In addition to the foregoing, the Tax Matters Person shall prepare and forward, or cause to be prepared and forwarded, to the Seller as long as it is an Owner of a Class R Certificate each year, beginning in December 1996, on or before the twenty-seventh day (or if such day is not a business day, on the next succeeding business day) of the month of (1) March (beginning in 1997), with respect to the period January 1 to March 31, (2) May, with respect to the period April 1 to May 31, (3) August, with respect to the period June 1 to August 31 and (4) December, with respect to the period September 1 to December 31, an estimate of such Owner's allocable portion of taxable income or net loss, excess inclusions and investment expenses for the related period to the extent such amounts are required to be furnished on Schedule Q to Form 1066. Such estimates shall be made to the extent of and based upon information provided to the Tax Matters Person by the Servicer (which information may consist of actual information related to payments received on the Home Equity Loans, except that the estimate with respect to any month for which actual information is not available may be based on the payment history for prior months and an assumption of prepayments of the Home Equity Loans as provided by the Servicer). The legal expenses and costs of any action or proceeding resulting from or relating to the estimates provided by the Tax Matters Person pursuant to this Section 11.16(a) and any liability resulting therefrom shall constitute expenses of the Servicer and the Trustee shall be entitled to reimbursement therefor from the

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Servicer unless such legal  expenses,  costs or liability are incurred by reason of the Trustee willful misfeasance, bad faith or gross negligence.

         (b) The Seller, the Depositor, the Trustee and the Servicer covenant and agree for the benefit of the Owners and the Certificate Insurer (i) to take no action which would result in the termination of REMIC status for the REMIC,
(ii) not to engage in any "prohibited  transaction",  as such term is defined in
Section 860F(a)(2) of the Code, (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and
(iv) to cause the Servicer not to take or engage in any such action, to the extent the Seller is aware of any such proposed action by the Servicer.

         (c) The REMIC shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

         (d) Except as otherwise permitted by Section 7.05(b), no Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

         (e) Neither the Depositor, the Seller nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

         (f) Notwithstanding the foregoing clauses (d) and (e), the Trustee or the Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for the REMIC; provided, however, that such transaction is otherwise permitted under this Agreement.

         (g) In the event that any tax is imposed on "prohibited transactions" of the Trust created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust as defined in Section 860G(c) of the Code, on any contributions to the Trust after the Startup Date therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee if such tax arises out of or results from the willful misfeasance, bad faith or negligence in performance by the Trustee of any of its obligations under Article X, (ii) to the Servicer if such tax arises out of or results from a breach by the Servicer of any of its obligations under
Article VIII or otherwise (iii) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom.

         Section 11.17    Additional Limitation on Action and Imposition of Tax.

          Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer at the expense of the party seeking to take such action but in no event at the expense of the Trust to the effect that such transaction does not result in a tax imposed on the Trust or the REMIC or cause a termination of REMIC status for the REMIC, (i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day (other than Subsequent Home Equity Loans) (iii) allow the Servicer to foreclose upon any Home Equity Loan if such foreclosure would result in a tax on the Trust or the REMIC or cause termination of the REMIC status for the REMIC or (iv) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a

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separate  non-interest  bearing account, the net income from any such Prohibited
Transactions of the REMIC and use such income, to the extent necessary, to pay such tax; provided that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Class A Certificates to the extent they are fully reimbursed and then to the Owners of the Class R
Certificates.   If  any  tax,   including  interest  penalties  or  assessments,
additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates on a pro rata basis. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

         Section 11.18     Appointment of Tax Matters Person.

         A Tax Matters Person will be appointed for REMIC for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for the REMIC shall be the Trustee as long as it owns a Class R Certificate. If the Trustee does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters person by delivering an affidavit in the form of Exhibit I.

         Section 11.19     The Certificate Insurer.

         Any right conferred to the Certificate Insurer hereunder shall be suspended and shall run to the benefit of the Owners during any period in which there exists a Certificate Insurer Default; provided, that the right of the Certificate Insurer to receive the Premium Amount shall not be suspended if such Certificate Insurer Default was a default other than a default under clause (a) of the definition thereof. At such time as the Class A Certificates and the Class S-I Certificates are no longer Outstanding hereunder and the Certificate Insurer has received all Reimbursement Amounts, the Certificate Insurer's rights hereunder shall terminate.

         Section 11.20     Maintenance of Security Interest.

         (a) The Owners of the Class R Certificates (except Chemical Bank) shall each execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Trustee under this Agreement in the Total Monthly Excess Cashflow and in the proceeds thereof. The Owners of the Class R Certificates shall each deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) No Owner of Class R Certificates (except Chemical Bank) shall change its name, identity, address or corporate structure in any manner that would, could, or might make any financing statement or continuation statements filed by such Owner in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have theretofore filed amendments to such statements reflecting such change and shall have given the Trustee at least 15 days' prior written notice thereof.

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

         (c) The Depositor and each Owner of a Class R Certificate shall continuously keep an original executed counterpart of this Agreement in its official records.

         Section 11.21     Third Party Rights.

         The Trustee, the Seller, the Depositor and the Owners agree that the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement as if it were a party hereto.

         Section 11.22     Notices.

         All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

         The Trustee:               Chemical Bank
                                    450 W. 33rd Street, 15th Floor
                                    New York, NY  10001
                                    Attention: Structured Finance Services (MBS)
                                    (212) 946-8600
                                    (212) 946-3240 - Fax

         The Depositor:             ContiSecurities Asset Funding Corp.
                                    277 Park Avenue
                                    New York, NY  10172
                                    (212) 207-2800
                                    (212) 207-5251 - Fax

         The Seller:                Industry Mortgage Company, L.P.
                                    3450 Bushwood Park Drive
                                    Tampa, FL  33618
                                    (813) 932-2211
                                    (813) 932-8257 - Fax

         The Servicer:              Industry Mortgage Company, L.P.
                                    3450 Bushwood Drive
                                    Tampa, FL  33618
                                    (813) 932-2211
                                    (813) 932-8257 - Fax


         The Certificate
                Insurer:            Financial Security Assurance
                                    350 Park Avenue
                                    New York, New York  10022
                                    Attention:  Surveillance Department
                                    Tel:    (212) 826-0100
                                    Fax:    (212) 339-3518
                                            (212) 339-3529

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
         The Underwriters           Bear, Stearns & Co. Inc.
                                    245 Park Avenue
                                    New York, New York 10167
                                    Attention: Asset-Backed Securities
                                    Tel: (212) 272-2000
                                    Fax: (212) 272-7294

                                    Nomura Securities International, Inc.
                                    Two World Financial Center
                                    Building B, 21st Floor
                                    New York, New York  10281-1198
                                    Attention: Residential Mortgage-Backed Group
                                    Tel: (212) 667-1000
                                    Fax: (212) 667-1391

                                    ContiFinancial Services Corporation
                                    277 Park Avenue
                                    New York, New York  10172
                                    Attention: Chief Counsel
                                    Tel: (212) 207-2822
                                    Fax: (212) 207-2837

         Moody's:                   Moody's Investors Service, Inc.
                                    99 Church Street
                                    New York, New York  10007
                                    Attention:  The Residential Mortgage
                                                Monitoring Department
                                    Tel: (212) 553-0300
                                    Fax: (212) 553-0355


         Standard & Poor's:         Standard & Poor's Ratings Services, a
                                    division of the McGraw-Hill Companies
                                    26 Broadway
                                    15th Floor
                                    New York, New York  10004
                                    Attention: Residential Mortgage Group
                                    Tel: (212) 208-8000
                                    Fax: (212) 208-8365

         Others:                    Any notice to the Depositor shall also be
                                    furnished to:
                                    ContiTrade Services L.L.C.
                                    Chief Counsel
                                    277 Park Avenue, 38th Floor
                                    New York, New York  10172
                                    Tel:  (212) 207-2822
                                    Fax:  (212) 207-5251

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

         Section 11.23 Rule 144A Information. For so long as any of the Class R Certificates or Class S-I Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Servicer agrees to provide to any Owner of the Class R Certificate or Class S-I Certificates and to any
prospective purchaser of Class R Certificates or Class S-I Certificates designated by such an Owner, upon the request of such Owner or prospective purchaser, the information specified below which is intended to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act; provided that this Section 11.23 shall require, as to the Trustee or the Servicer, only that the Servicer provide publicly available information regarding it or the Trustee in response to any such request; and provided further that the Servicer shall be obligated to provide only such basic, material information concerning the structure of the Class R Certificates or Class S-I Certificates and distributions thereon, the nature, performance and servicing of the Home Equity Loans supporting the Certificates, and any credit enhancement mechanism, if any, associated with the Certificates. Any recipient of information provided pursuant to this Section 11.23 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Class R Certificates or Class S-I Certificates by the prospective purchaser. The Trustee shall have no responsibility for the sufficiency under Rule 144A of any information so provided by the Servicer to any Owner or prospective purchaser of Class R Certificates or Class S-I Certificates.


                                END OF ARTICLE XI

                                   ARTICLE XII

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

         Section 12.01 Trust Estate and Accounts Held for Benefit of the Certificate Insurer.

         The Trustee shall hold the Trust Estate for the benefit of the related Owners and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Owners of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

         The Servicer hereby acknowledges and agrees that it shall service and administer the Home Equity Loans and any REO Properties, and shall maintain the Principal and Interest Account, for the benefit of the Owners and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Owners shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default exists, the Servicer shall not terminate any Sub-Servicing Agreements without cause without the prior consent of the Certificate Insurer.

         Section 12.02     Claims Upon the Policy; Policy Payments Account.

                   (a) If on the Determination Date, the funds then on deposit in the Certificate Account, are insufficient to pay the Insured Payments on such Payment Date, the Trustee shall give notice to the Certificate Insurer by telephone or telecopy of the amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Certificate Insurance Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Certificate Insurance Policy), if any, at or before 9:00 a.m., New York City time, on the second Business Day prior to such Payment Date.

         (b) The Trustee shall establish a separate special purpose trust account for the benefit of the Owners of the Class A Certificates, the Class S-I Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trust shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Certificate Insurance Policy in the Policy Payments Account and distribute such amount only for purposes of payment to the Owners of the Class A Certificates or the Class S-I Certificates of the Insured Payments for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust. Amounts paid under the Certificate Insurance Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Owners of the Class A Certificates or the Class S-I Certificates in accordance with Section
7.03. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payments with other funds available to make such payment. However, the amount of any payment of principal of or interest on the related Class A Certificates or the Class S-I Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Register and in the statement to be furnished to Owners of the Class A Certificates or the Class S-I Certificates pursuant to Section 7.08. Funds held in the Policy Payments Account shall not be invested by the Trustee.

                   On any Payment Date with respect to which a claim has been made under the Insurance Policy, the amount of funds received by the Trustee as a result of any claim under the Insurance Policy, to the extent required to make the Insured Payment on such Payment Date shall be withdrawn from the Policy Payments Account and deposited in the Certificate Account and applied by the Trustee, together with the other funds to be withdrawn from the Certificate Account, directly to the payment in full of the Insured Payment due on the related Class of Class A Certificates or Class S-I Certificates. Funds received by the Trustee as a result of any claim under the Insurance Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Owners of the Class A Certificates or Class S-I Certificates may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Trustee or the Trust. Any funds remaining in the Policy Payments Account on the first Business Day following a Payment Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

                   (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate or Class S-I Certificates from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

                   (d) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent of any proceeding or the institution of any action, of which an Authorized Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class A Certificates or Class S-I Certificates. Each Owner of a Class A Certificate or Class S-I Certificates by its purchase of such Certificate, the Servicer and the Trustee hereby agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and Owner of Class A Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

         Section 12.03  Effect  of  Payments  by  the   Certificate   Insurer;
                        Subrogation.

                   Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates or Class S-I Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section 7.03. The Depositor, the Servicer and the Trustee acknowledge, and each Owner by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer, the Trustee or the Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates or Class S-I Certificates to the Owners of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

                   The Trustee, the Seller, the Depositor and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Owners as otherwise set forth therein.

         Section 12.04     Notices to the Certificate Insurer.

                   All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Owners shall also be sent to the Certificate Insurer.

         Section 12.05     Third-Party Beneficiary.

                   The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

         Section 12.06 Rights to the Certificate Insurer To Exercise Rights of Owners.

                   By accepting its Certificate, each Owner of a Class A Certificate agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Owners of the Class A Certificates as specified under this Agreement without any further consent of the Owners of the Class A Certificates.


                               END OF ARTICLE XII

         IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  CONTISECURITIES ASSET FUNDING CORP.
                                  as Depositor


                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------


                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------


                                  INDUSTRY MORTGAGE COMPANY, L.P., as Seller


                                  By:  Industry Mortgage Corporation,
                                           as General Partner

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------


                                  INDUSTRY MORTGAGE COMPANY, L.P., as Servicer

                                  By:  Industry Mortgage Corporation,
                                           as General Partner

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------


                                  CHEMICAL BANK
                                   as Trustee

                                  By:
                                     ------------------------------------------
                                  Title:
                                        ---------------------------------------

STATE OF NEW YORK                   )
                                      :  ss.:
COUNTY OF NEW YORK                  )



         On the ___ day of _____________, 1996, before me personally came __________________ and ____________ to me known, who, being by me duly sworn, did each depose and say that he/she resides at ________________, _____________________________ and __________________, ________________________;
that he/she is a ____________________ and of Contisecurities Asset Funding Corp., a Delaware Corporation; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

                              --------------------------
                                      Notary Public

STATE OF FLORIDA                            )
                                            : ss.:
COUNTY OF HILLSBOROUGH                      )



         On the ___ day of _____________, 1996, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ________________, _____________________________; that he/she is a ____________________ of Industry Mortgage Corporation, a Delaware corporation, the general partner of Industry Mortgage Company, L.P., a Delaware limited partnership; and that he signed his name thereto by order of the respective Boards of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



NOTARIAL SEAL

                              ---------------------------
                                      Notary Public

STATE OF NEW YORK                   )
                                    :  ss.:
COUNTY OF NEW YORK                  )


         On the ___ day of _______________, 1996, before me personally came ______________, to me known, who, being by me duly sworn did depose and say that he/she resides at ____________________; that he/she is a ________________________ of Chemical Bank, the New York banking corporation described in and that executed the above instrument as Trustee; and that he/she signed his/her name thereto by order of the Board of Directors of said New York banking corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




NOTARIAL SEAL

                              ---------------------------
                                      Notary Public

                                  SCHEDULE I-A

                     SCHEDULE OF HOME EQUITY LOANS - GROUP I

         A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

                                  SCHEDULE I-B

                    SCHEDULE OF HOME EQUITY LOANS - GROUP II

         A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

                                   SCHEDULE II

                              SCHEDULE OF ARM LOANS

         A copy of this Schedule is maintained by the Trustee at the Corporate Trust Office and by the Servicer.

                                                                     EXHIBIT A-1

                                                   FORM OF CLASS A-1 CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-1
                           (_____% Pass-Through Rate)

         Representing Certain Interests in a Pool of Group I Home Equity
                  Loans Originated or Purchased and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("IMC Home Equity Loan Trust 1996-2") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  A-1-                                                        --------------
                                                                     CUSIP

    $                                     April __, 1996
- -----------------------                  -----------------      ---------------
Original Class A-1 Certificate                 Date             Final Scheduled
Principal Balance                                                 Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                      A-1-1

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group I (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group II (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in
Schedule I-A to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Class A-1 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-1
Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to May 28, 1996 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO MAY 28, 1996 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                      A-1-2

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class A-8 (the "Class A-8 Certificates"), Class S-I (the "Class S-I Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class A-1 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-1 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-1 Certificate on the Startup Day by the aggregate Class A-1 Certificate Principal Balance on the Startup Day.

         "Class A-1 Distribution Amount" means with respect to any Payment Date the sum of (x) the Class A-1 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-1 Certificates pursuant to Section 7.03(b)(iv)(C) of the Pooling and Servicing Agreement for such Payment Date:

         "Class A-1 Current Interest" means with respect to any Payment Date, 30 days' interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-1 Certificates as it relates to interest previously paid on the Class A-1 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-1 Certificates.

                                     A-1-3

         "Group I Principal Distribution Amount" means with respect to the Fixed Rate Certificates for any Payment Date, the lesser of:

          (a) the Group I Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Current Interest for such Payment Date with respect to the Fixed Rate Certificates; and

          (b)  the excess, if any, of (i) the sum of:


                                    (A) the  Preference  Amount with  respect to
                           principal owed to the Owners of the Fixed Rate Certificates that remains unpaid as of such Payment Date,

                                    (B) the  principal  portion of all scheduled
                           monthly payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                                    (C) the Loan  Balance  of each  Home  Equity
                           Loan in Group I that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                                    (D) any  Substitution  Amounts  delivered by
                           the Seller on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                                    (E) all Net  Liquidation  Proceeds  actually
                           collected by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                                    (F) the amount of any Subordination  Deficit
                           with respect to Group I for such Payment Date,

                                    (G) the  principal  portion of the  proceeds
                           received by the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                                    (H)  with   respect  to  the  Payment   Date
                           immediately following the last day of the Funding Period with respect to Group I, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during the Funding Period, and


                                    (I) the amount of any Subordination Increase
                           Amount with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose, over

                                     A-1-4

                           (ii) the amount of any Subordination Reduction Amount
with respect to Group I for such Payment Date.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay the related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class S-I Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the owners of such Class A-1 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-1 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-1 Certificates

                                     A-1-5
and shall receive all future distributions of the Class A-1 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof,

                                     A-1-6
of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.


         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-1 Certificates are issuable only as registered Certificates in minimum denominations of $1,000,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.


                                     A-1-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                           CHEMICAL BANK, as Trustee


                                           By:
                                              ---------------------------------

                                           Title:
                                                 ------------------------------




Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   ------------------------------------
Title:
      ---------------------------------





                                     A-1-8

                                                                    EXHIBIT A-2
                                                   FORM OF CLASS A-2 CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-2
                           (_____% Pass-Through Rate)

        Representing Certain Interests in a Pool of Group II Home Equity
                  Loans Originated or Purchased and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("IMC Home Equity Loan Trust 1996-2") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  A-2-                                                        -----------
                                                                    CUSIP


     $                              April __, 1996
- -----------------------            ---------------
Original Class A-2 Certificate          Date                    Final Scheduled
Principal Balance                                                 Payment Date

                                     CEDE & CO.
                                  ----------------
                                  Registered Owner




                                      A-2-1

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group I (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group I (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in
Schedule I-A to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Class A-2 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2
Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to May 28, 1996 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.


         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO MAY 28, 1996 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                     A-2-2

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class A-2 (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class A-8 (the "Class A-8 Certificates"), Class S-I (the "Class S-I Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class A-2 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-2 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-2 Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-2 Certificate on the Startup Day by the aggregate Class A-2 Certificate Principal Balance on the Startup Day.

         "Class A-2 Distribution Amount" means with respect to any Payment Date the sum of (x) the Class A-2 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-2 Certificates pursuant to Section 7.03(b)(iv)(C) of the Pooling and Servicing Agreement for such Payment Date:

         "Class A-2 Current Interest" means with respect to any Payment Date, 30 days' interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-2 Certificates as it relates to interest previously paid on the Class A-2 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-2 Certification.

                                     A-2-3

         "Group I Principal Distribution Amount" means with respect to the Fixed Rate Certificates for any Payment Date, the lesser of:

          (a) the Group I Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Current Interest for such Payment Date with respect to the Fixed Rate Certificates; and

          (b)  the excess, if any, of (i) the sum of:


                           (A) the  Preference  Amount with respect to principal
                  owed to the Owners of the Fixed Rate Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group I that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                  on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group I for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group I, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during the Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose, over



                                      A-2-4

                  (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay the related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class S-I Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the owners of such Class A-2 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-2 Certificates with respect to such Insured Payment, shall be

                                     A-2-5
deemed to the extent of the payments so made to be a registered Owner of such Class A-2 Certificates and shall receive all future distributions of the Class A-2 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the

                                A-2-6

Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-2 Certificates are issuable only as registered Certificates in minimum denominations of $1,000,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.



                                     A-2-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                         CHEMICAL BANK, as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------

Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   --------------------------------------
Title:
      -----------------------------------








                                     A-2-8

                                                                     EXHIBIT A-3

                                                   FORM OF CLASS A-3 CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-3
                           (_____% Pass-Through Rate)

         Representing Certain Interests in a Pool of Group I Home Equity
                  Loans Originated or Purchased and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("IMC Home Equity Loan Trust 1996-2") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  A-3-                                                        --------
                                                                   CUSIP


  $                                     April __, 1996
- ------------------                      ---------------         ---------------
Original Class A-3 Certificate                Date              Final Scheduled
Principal Balance                                                 Payment Date

                                          CEDE & CO.
                                      ----------------
                                      Registered Owner






                                      A-3-1

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group I (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group I (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in
Schedule I-A to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Class A-3 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-3
Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to May 28, 1996 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.


         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO MAY 28, 1996 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-3-2

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class A-3 (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class A-8 (the "Class A-8 Certificates"), Class S-I (the "Class S-I Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class A-3 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-3 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-3 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-3 Certificate on the Startup Day by the aggregate Class A-3 Certificate Principal Balance on the Startup Day.

         "Class A-3 Distribution Amount" means with respect to any Payment Date the sum of (x) the Class A-3 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-3 Certificates pursuant to Section 7.03(b)(iv)(C) of the Pooling and Servicing Agreement for such Payment Date:

         "Class A-3 Current Interest" means with respect to any Payment Date, 30 days' interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-3 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-3 Certificates as it relates to interest previously paid on the Class A-3 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-3 Certification.

                                     A-3-3

         "Group I Principal Distribution Amount" means with respect to the Fixed Rate Certificates for any Payment Date, the lesser of:

          (a) the Group I Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Current Interest for such Payment Date with respect to the Fixed Rate Certificates; and

          (b)  the excess, if any, of (i) the sum of:

                           (A) the  Preference  Amount with respect to principal
                  owed to the Owners of the Fixed Rate Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group I that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                  on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group I for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group I, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during the Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose,

                                      over

                                      A-3-4

                  (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay the related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class S-I Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the owners of such Class A-3 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-3 Certificates with respect to such Insured Payment, shall be

                                     A-3-5
deemed to the extent of the payments so made to be a registered Owner of such Class A-3 Certificates and shall receive all future distributions of the Class A-3 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the

                                     A-3-6

Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-3 Certificates are issuable only as registered Certificates in minimum denominations of $1,000,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.




                                     A-3-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.


                                         CHEMICAL BANK, as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------


Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   -------------------------------------
Title:
      ----------------------------------




                                     A-3-8

                                                                     EXHIBIT A-4

                                                   FORM OF CLASS A-4 CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-4
                           (_____% Pass-Through Rate)

         Representing Certain Interests in a Pool of Group I Home Equity
                  Loans Originated or Purchased and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("IMC Home Equity Loan Trust 1996-2") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  A-4-
                                                                  --------
                                                                   CUSIP


  $                                     April __, 1996
- ------------------                      ---------------         ---------------
Original Class A-4 Certificate                Date              Final Scheduled
Principal Balance                                                 Payment Date

                                          CEDE & CO.
                                      ----------------
                                      Registered Owner


                                      A-4-1

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group I (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group I (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in
Schedule I-A to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Class A-4 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-4
Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to May 28, 1996 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.


         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO MAY 28, 1996 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-4-2

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class A-4 (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp. in its capacity as Depositor (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class A-8 (the "Class A-8 Certificates"), Class S-I (the "Class S-I Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class A-4 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-4 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-4 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-4 Certificate on the Startup Day by the aggregate Class A-4 Certificate Principal Balance on the Startup Day.

         "Class A-4 Distribution Amount" means with respect to any Payment Date the sum of (x) the Class A-4 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-4 Certificates pursuant to Section 7.03(b)(iv)(C) of the Pooling and Servicing Agreement for such Payment Date:

         "Class A-4 Current Interest" means with respect to any Payment Date, 30 days' interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-4 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-4 Certificates as it relates to interest previously paid on the Class A-4 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-4 Certification.

                                     A-4-3

         "Group I Principal Distribution Amount" means with respect to the Fixed Rate Certificates for any Payment Date, the lesser of:

          (a) the Group I Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Current Interest for such Payment Date with respect to the Fixed Rate Certificates; and

          (b)  the excess, if any, of (i) the sum of:

                           (A) the  Preference  Amount with respect to principal
                  owed to the Owners of the Fixed Rate Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group I that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                  on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group I for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group I, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during the Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose,

                                      over

                                     A-4-4

                 (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class S-I Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the owners of such Class A-4 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-4 Certificates with respect to such Insured Payment, shall be

                                     A-4-5
deemed to the extent of the payments so made to be a registered Owner of such Class A-4 Certificates and shall receive all future distributions of the Class A-4 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the

                                A-4-6

Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-4 Certificates are issuable only as registered Certificates in minimum denominations of $1,000,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                     A-4-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                        CHEMICAL BANK, as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------


Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   -------------------------------------
Title:
      ----------------------------------


                                     A-4-8

                                                                     EXHIBIT A-5

                                                   FORM OF CLASS A-5 CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-5
                           (_____% Pass-Through Rate)

         Representing Certain Interests in a Pool of Group I Home Equity
                  Loans Originated or Purchased and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("IMC Home Equity Loan Trust 1996-2") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  A-5-
                                                                  --------
                                                                   CUSIP


  $                                     April __, 1996
- ------------------                      ---------------         ---------------
Original Class A-5 Certificate                Date              Final Scheduled
Principal Balance                                                 Payment Date

                                          CEDE & CO.
                                      ----------------
                                      Registered Owner

                                  A-5-1

        The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group I (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group I (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in
Schedule I-A to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Class A-5 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-5
Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to May 28, 1996 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.


         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO MAY 28, 1996 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                     A-5-2

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class A-5 (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class A-8 (the "Class A-8 Certificates"), Class S-I (the "Class S-I Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class A-5 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-5 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-5 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-5 Certificate on the Startup Day by the aggregate Class A-5 Certificate Principal Balance on the Startup Day.

         "Class A-5 Distribution Amount" means with respect to any Payment Date the sum of (x) the Class A-5 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-5 Certificates pursuant to Section 7.03(b)(iv)(C) of the Pooling and Servicing Agreement for such Payment Date:

         "Class A-5 Current Interest" means with respect to any Payment Date, 30 days' interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-5 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-5 Certificates as it relates to interest previously paid on the Class A-5 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-5 Certification.

                                     A-5-3

         "Group I Principal Distribution Amount" means with respect to the Fixed Rate Certificates for any Payment Date, the lesser of:

          (a) the Group I Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Current Interest for such Payment Date with respect to the Fixed Rate Certificates; and

          (b)  the excess, if any, of (i) the sum of:

                           (A) the  Preference  Amount with respect to principal
                  owed to the Owners of the Fixed Rate Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group I that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                  on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group I for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group I, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during the Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose,

                                      over

                                      A-5-4

                 (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class S-I Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the owners of such Class A-5 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-5 Certificates with respect to such Insured Payment, shall be

                                     A-5-5
deemed to the extent of the payments so made to be a registered Owner of such Class A-5 Certificates and shall receive all future distributions of the Class A-5 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners

                                     A-5-6
will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-5 Certificates are issuable only as registered Certificates in minimum denominations of $1,000,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.


                                     A-5-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                         CHEMICAL BANK, as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------


Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   -------------------------------------
Title:
      ----------------------------------





                                     A-5-8

                                                                     EXHIBIT A-6

                                                   FORM OF CLASS A-6 CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-6
                           (_____% Pass-Through Rate)

         Representing Certain Interests in a Pool of Group I Home Equity
                  Loans Originated or Purchased and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("IMC Home Equity Loan Trust 1996-2") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  A-6-
                                                                  --------
                                                                   CUSIP


  $                                     April __, 1996
- ------------------                      ---------------         ---------------
Original Class A-6 Certificate                Date              Final Scheduled
Principal Balance                                                 Payment Date

                                          CEDE & CO.
                                      ----------------
                                      Registered Owner

                                  A-6-1

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group I (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group I (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in
Schedule I-A to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Class A-6 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-6
Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to May 28, 1996 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.


         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO MAY 28, 1996 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                     A-6-2

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class A-6 (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class A-8 (the "Class A-8 Certificates"), Class S-I (the "Class S-I Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.


         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class A-6 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-6 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-6 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-6 Certificate on the Startup Day by the aggregate Class A-6 Certificate Principal Balance on the Startup Day.

         "Class A-6 Distribution Amount" means with respect to any Payment Date the sum of (x) the Class A-6 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-6 Certificates pursuant to Section 7.03(b)(iv)(C) of the Pooling and Servicing Agreement for such Payment Date:

         "Class A-6 Current Interest" means with respect to any Payment Date, 30 days' interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-6 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-6 Certificates as it relates to interest previously paid on the Class A-6 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-6 Certification.

                                     A-6-3

         "Group I Principal Distribution Amount" means with respect to the Fixed Rate Certificates for any Payment Date, the lesser of:

          (a) the Group I Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Current Interest for such Payment Date with respect to the Fixed Rate Certificates; and

          (b)  the excess, if any, of (i) the sum of:


                           (A) the  Preference  Amount with respect to principal
                  owed to the Owners of the Fixed Rate Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group I that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                  on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group I for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group I, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during the Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose,

                                      over

                                     A-6-4

                 (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class S-I Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the owners of such Class A-6 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-6 Certificates with respect to such Insured Payment, shall be

                                     A-6-5
deemed to the extent of the payments so made to be a registered Owner of such Class A-6 Certificates and shall receive all future distributions of the Class A-6 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners

                                     A-6-6
will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-6 Certificates are issuable only as registered Certificates in minimum denominations of $1,000,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.




                                     A-6-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                         CHEMICAL BANK, as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------


Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   -------------------------------------
Title:
      ----------------------------------






                                     A-6-8

                                                                     EXHIBIT A-7

                                                   FORM OF CLASS A-7 CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-7
                           (_____% Pass-Through Rate)

         Representing Certain Interests in a Pool of Group I Home Equity
                  Loans Originated or Purchased and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("IMC Home Equity Loan Trust 1996-2") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  A-7-
                                                                  --------
                                                                   CUSIP


  $                                     April __, 1996
- ------------------                      ---------------         ---------------
Original Class A-7 Certificate                Date              Final Scheduled
Principal Balance                                                 Payment Date

                                          CEDE & CO.
                                      ----------------
                                      Registered Owner

                                  A-7-1

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group I (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group I (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in
Schedule I-A to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Class A-7 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-7
Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to May 28, 1996 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO MAY 28, 1996 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                     A-7-2

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class A-7 (the "Class A-7 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp., in its capacity as Depositor (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-8 (the "Class A-8 Certificates"), Class S-I (the "Class S-I Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class A-7 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-7 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-7 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-7 Certificates. The Percentage Interest of each Class A-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-7 Certificate on the Startup Day by the aggregate Class A-7 Certificate Principal Balance on the Startup Day.

         "Class A-7 Distribution Amount" means with respect to any Payment Date the sum of (x) the Class A-7 Current Interest and (y) the Group I Principal Distribution Amount payable to the Owners of the Class A-7 Certificates pursuant to Section 7.03(b)(iv)(C) of the Pooling and Servicing Agreement for such Payment Date:

         "Class A-7 Current Interest" means with respect to any Payment Date, 30 days' interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-7 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-7 Certificates as it relates to interest previously paid on the Class A-7 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-7 Certification.

                                     A-7-3

         "Group I Principal Distribution Amount" means with respect to the Fixed Rate Certificates for any Payment Date, the lesser of:

          (a) the Group I Total Available Funds plus any Insured Payment with respect to the Fixed Rate Certificates minus the Current Interest for such Payment Date with respect to the Fixed Rate Certificates; and

          (b)  the excess, if any, of (i) the sum of:

                           (A) the  Preference  Amount with respect to principal
                  owed to the Owners of the Fixed Rate Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group I due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group I that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                  on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group I (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group I for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group I from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group I, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group I during the Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group I for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose,

                                      over

                                     A-7-4

                 (ii) the amount of any Subordination Reduction Amount with respect to Group I for such Payment Date.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class S-I Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the owners of such Class A-7 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-7 Certificates with respect to such Insured Payment, shall be

                                     A-7-5
deemed to the extent of the payments so made to be a registered Owner of such Class A-7 Certificates and shall receive all future distributions of the Class A-7 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners

                                     A-7-6
will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-7 Certificates are issuable only as registered Certificates in minimum denominations of $1,000,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-7 Certificates are exchangeable for new Class A-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

                                     A-7-7

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                         CHEMICAL BANK, as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------


Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   -------------------------------------
Title:
      ----------------------------------



                                     A-7-8

                                                                     EXHIBIT A-8

                                                   FORM OF CLASS A-8 CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-8
                          (Variable Pass-Through Rate)

        Representing Certain Interests in a Pool of Group II Home Equity
                  Loans Originated or Purchased and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional ownership interest in the Home Equity Loans and certain other property held by the Trust.)

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("IMC Home Equity Loan Trust 1996-2") or its agent for registration of transfer, exchange, or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No:  A-8-
                                                                  --------
                                                                   CUSIP


  $                                     April __, 1996
- ------------------                      ---------------         ---------------
Original Class A-8 Certificate                Date              Final Scheduled
Principal Balance                                                 Payment Date

                                          CEDE & CO.
                                      ----------------
                                      Registered Owner

                                  A-8-1

         The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Initial Home Equity Loans in Group II (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-B to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans in Group II (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in
Schedule I-B to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Depositor's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre- Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a) - (c) above shall be collectively referred to herein as the "Trust Estate").

         The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Class A-8 Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-8
Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to May 28, 1996 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO MAY 28, 1996 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

                                     A-8-2

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class A-8 (the "Class A-8 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp. in its capacity as Depositor (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates"), Class A-2 (the "Class A-2 Certificates"), Class A-3 (the "Class A-3 Certificates"), Class A-4 (the "Class A-4 Certificates"), Class A-5 (the "Class A-5 Certificates"), Class A-6 (the "Class A-6 Certificates"), Class A-7 (the "Class A-7 Certificates"), Class S-I (the "Class S-I Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates shall be together referred to as the "Class A Certificates" and the Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class A-8 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-8 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class A-8 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-8 Certificates. The Percentage Interest of each Class A-8 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-8 Certificate on the Startup Day by the aggregate Class A-8 Certificate Principal Balance on the Startup Day.

         "Class A-8 Distribution Amount" means with respect to any Payment Date the sum of (x) the Class A-8 Current Interest and (y) the Group II Principal Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.03(b)(iv)(D) of the Pooling and Servicing Agreement for such Payment Date:

         "Class A-8 Current Interest" means with respect to any Payment Date, 30 days' interest accrued on the Class A-8 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-8 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-8 Certificates as it relates to interest previously paid on the Class A-8 Certificates, plus the Carry Forward Amount, if any, with respect to the Class A-8 Certification.

                                     A-8-3

         "Class A-8  Pass-Through  Rate":  As of any Payment Date, the lesser of
(i) 13.26% per annum and (ii) the weighted average of the Remittance Rates on the Home Equity Loans in Group II.

         "Group II Principal Distribution Amount" means with respect to the Class A-8 Certificates for any Payment Date, the lesser of:

          (a) the Group II Total Available Funds plus any Insured Payment with respect to the Class A-8 Certificates minus the Class A-8 Current Interest for such Payment Date; and

          (b)  the excess, if any, of (i) the sum of:


                           (A) the  Preference  Amount with respect to principal
                  owed to the Owners of the Class A-8 Certificates that remains unpaid as of such Payment Date,

                           (B) the principal  portion of all  scheduled  monthly
                  payments on the Home Equity Loans in Group II due on or prior to the related Due Date thereof, to the extent actually received by the Trustee during the related Remittance Period and any Prepayments made by the Mortgagors and actually received by the Trustee during the related Remittance Period,

                           (C) the Loan  Balance  of each  Home  Equity  Loan in
                  Group II that was repurchased by the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date, to the extent such Loan Balance is actually received by the Trustee during the related Remittance Period,

                           (D) any Substitution  Amounts delivered by the Seller
                  on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in Group II (to the extent such Substitution Amounts relate to principal), to the extent such Substitution Amounts are actually received by the Trustee on the related Remittance Date,

                           (E) all Net Liquidation  Proceeds actually  collected
                  by the Servicer with respect to the Home Equity Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal) to the extent such Net Liquidation Proceeds are actually received by the Trustee,

                           (F) the  amount  of any  Subordination  Deficit  with
                  respect to Group II for such Payment Date,

                           (G) the principal portion of the proceeds received by
                  the Trustee with respect to Group II from any termination of the Trust (to the extent such proceeds related to principal),

                           (H) with  respect  to the  Payment  Date  immediately
                  following the last day of the Funding Period with respect to Group II, all amounts remaining on deposit in the Pre-Funding Account to the extent not used to purchase Subsequent Home Equity Loans for inclusion in Group II during the Funding Period, and

                           (I) the amount of any  Subordination  Increase Amount
                  with respect to Group II for such Payment Date, to the extent of any Net Monthly Excess Cashflow available for such purpose,

                                      over

                                     A-8-4

                 (ii) the amount of any Subordination Reduction Amount with respect to Group II for such Payment Date.

         The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay related Current Interest for such Payment Date from a source other than the Certificate Insurance Policy and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Owners of the Class A Certificates, the Trustee shall distribute in accordance with the Pooling and Servicing Agreement such amounts (directly or through a Paying Agent) to the Owners of the appropriate Class of the Class A and Class S-I Certificates.

         The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement) and payments received by the Trustee pursuant to the Certificate Insurance Policy all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner. The Owner of this Certificate, by its acceptance hereof, agrees, however, that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee

                                     A-8-5
or Paying Agent), to the owners of such Class A-8 Certificates, the Certificate Insurer will be subrogated to the rights of such Owners of Class A-8 Certificates with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Owner of such Class A-8 Certificates and shall receive all future distributions of the Class A-8 Distribution Amount until all such Insured Payments by the Certificate Insurer have been fully reimbursed.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of the majority of the Percentage Interests represented by the Class A Certificates with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior

                                     A-8-6
written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class A-8 Certificates are issuable only as registered Certificates in minimum denominations of $1,000,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-8 Certificates are exchangeable for new Class A-8 Certificates of authorized denominations evidencing the same aggregate principal amount.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.




                                     A-8-7

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                         CHEMICAL BANK, as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------


Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   -------------------------------------
Title:
      ----------------------------------









                                     A-8-8

                                                                       EXHIBIT B
                                                   FORM OF CLASS S-I CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

         THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                        IMC Home Equity Loan Trust 1996-2
                    HOME EQUITY LOAN PASS-THROUGH CERTIFICATE

                                    CLASS S-I

    Representing Certain Interests Relating to a Pool of ARM Loans in Group I
                     Originated or Purchased and Serviced by

                         Industry Mortgage Company, L.P.
                                   as Servicer

         This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This certificate represents a fractional ownership interest in the Home Equity Loans as described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Home Equity Loans held by the Trust.

No.:  S-I
                                 April __, 1996
                                      Date

- -------------------                                      -----------------
Percentage Interest                                      Final Scheduled
                                                         Distribution Date
                                -----------------
                                Registered Holder

         The registered Owner named above is th registered Owner of a fractional interest in (a) the Initial Home Equity Loans (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule II to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee [and the Subsequent Home Equity Loans (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in Schedule II to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee] (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Seller's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a)-(c) above shall be collectively referred to herein as the "Trust Estate").

         Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

         THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTION OF PRINCIPAL WITH RESPECT TO THE HOME EQUITY LOANS.

         This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class S-I (the "Class S-I Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities
Asset Funding Corp., in its capacity as Depositor, (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 (collectively, the "Class A Certificates") and Class R (the "Class R Certificates"). The Class A Certificates, the Class S-I

Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

         On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, the Owners of the Class S-I Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class S-I Distribution Amount relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least 5 business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

         Each Owner of record of a Class S-I Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class S-I Certificates. The Percentage Interest of each Class S-I Certificate as of any date of determination will be equal to the percentage interest set forth on such Class S-I Certificate.

         "Class S-I Distribution Amount" means with respect to each Payment Date, the sum of the following (determined with respect to each Home Equity Loan listed on Schedule II to the Pooling and Servicing Agreement) (a) one-twelfth of the product of (x) the outstanding Loan Balance of each such Home Equity Loan on such immediately preceding Payment Date and (y) the excess, if any, of (i) the Coupon Rate of each Home Equity Loan listed on such Schedule II on the first day of the related Remittance Period over (ii) the Coupon Rate (determined as of the Startup Day) of each Home Equity Loan listed on such Schedule II, (b) the Preference Amount, if any, as it relates to the Class S-I Certificates and (c) the Class S-I Carry Forward Amount, if any. The Class S-I Distribution Amount shall be calculated on a loan-by-loan basis.

         The Certificate Insurer is required, subject to the terms of the Insurance Policy to make Insured Payments available to the Trustee on or prior to the related Payment Date for distribution to the Owners. "Insured Payments" means with respect to any Home Equity Loan Group and as to any Payment Date, the sum of (i) any shortfall in the amount required to pay the related Subordination Deficit for such Payment Date from a source other than the Certificate Insurance Policy, (ii) any shortfall in the amount required to pay the related Current Interest for such Payment Date from a source other than the Certificate
Insurance Policy, and (iii) any shortfall in the amount required to pay the related Preference Amount from a source other than the Certificate Insurance Policy.

         The Trustee or any duly appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

         The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub- Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by, ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

         No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

         Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

         The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of such plan and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may, at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

         The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

         The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then outstanding with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

         As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

         The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

         The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

         The Class S-I Certificates are issuable only as registered Certificates in minimum percentage interests of all interests in the Class S-I Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class S-I Certificates are exchangeable for new Class S-I Certificates of the same percentage interest as the Class S-I Certificates exchanged.

         No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                         CHEMICAL BANK,
                                            as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------


Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   -------------------------------------
Title:
      ----------------------------------

                                                                       EXHIBIT C
                                                     FORM OF CLASS R CERTIFICATE

         SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.
         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
         TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.
         A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.
         NEITHER THIS CERTIFICATE NOR THE UNDERLYING HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                        IMC HOME EQUITY LOAN TRUST 1996-2
                    Home Equity Loan PASS-THROUGH CERTIFICATE
                                     CLASS R
                               (Residual Interest)

             Representing Certain Interests Relating to two Pools of
                    Home Equity Loans Originated or Purchased
                                 and Serviced by

                         INDUSTRY MORTGAGE COMPANY, L.P.

         (This certificate does not represent an interest in, or an obligation of, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. This Certificate represents a fractional residual ownership interest in the Trust Estate as defined below.)

No:  R -__                                                   April __, 1996
                                                         --------------------
                                                                Date
Percentage Interest _________%

                           -------------------------
                                Registered Owner

         The registered Owner named above is the registered Owner of a fractional interest in (a) the Initial Home Equity Loans (other than any principal and interest due thereon on or prior to April 1, 1996 whether or not received) listed in Schedule I-A and I-B to the Pooling and Servicing Agreement which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Trustee and the Subsequent Home Equity Loans (other than any principal and interest payments due thereon or prior to the related Subsequent Cut-Off Date whether or not received) listed in Schedule I-A and I-B to any Subsequent Transfer Agreement, which the Seller will cause to be delivered to the Depositor and the Depositor will cause to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Home Equity Loan documents and the Seller's interest in any Property which secured a Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account, together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicer) and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement ((a)-(c) above shall be collectively referred to herein as the "Trust Estate").

         THIS   CERTIFICATE   IS   A   PASS-THROUGH    CERTIFICATE   ONLY   AND,
NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

        This Certificate is one of a Class of duly-authorized Certificates designated as IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") by and among Industry Mortgage Company, L.P., in its capacity as the Seller (the "Seller") and as the Servicer (the "Servicer"), ContiSecurities Asset Funding Corp. in its capacity as Depositor, (the "Depositor") and Chemical Bank, a New York banking corporation, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as IMC Home Equity Loan Trust 1996-2 Home Equity Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 (collectively, the "Class A Certificates") and Class S-I (the "Class S-I Certificates"). The Class A Certificates, the Class S-I Certificates and the Class R Certificates are together referred to herein as the "Certificates."
Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

        On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing May 28, 1996, each Owner of a Class R Certificate as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Residual Net Monthly Excess Cashflow relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Class R Certificates having an aggregate Percentage Interest of at least 10% (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

        The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

        The Home Equity Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Home Equity Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

         This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Home Equity Loans insured or guaranteed by ContiSecurities Asset Funding Corp. or Industry Mortgage Company, L.P. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Home Equity Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

        No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

        Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

        The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust Estate or
(b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall provide the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Servicer shall either sell the Home Equity Loans and the Trustee shall distribute the proceeds of the liquidation of the Trust Estate, or the Servicer shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates to the effect that each such liquidation constitutes a Qualified Liquidation, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

         The Pooling and Servicing Agreement additionally provides that (i) the Owners of the Class R Certificates may at their option, purchase from the Trust all remaining Home Equity Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Monthly Remittance Date after the Clean Up Call Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Home Equity Loans may be sold, thereby effecting the early retirement of the Certificates.

        The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

        The Certificate Insurer or the Owners of a majority of the Percentage Interests represented by the Class A Certificates then outstanding with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

        As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the Trust Estate will be issued to the designated transferee or transferees.

        The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and without the consent of the

Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement such consent of the Owners will be required prior to amendment. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

        The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

        The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

        No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement with respect to the Certificate Insurer.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                         CHEMICAL BANK,
                                            as Trustee


                                         By:
                                            ----------------------------------
                                         Title:
                                               -------------------------------


Trustee Authentication

CHEMICAL BANK, as Trustee

By:
   -------------------------------------
Title:
      ----------------------------------

                                                                       EXHIBIT D

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

         ContiSecurities Asset Funding Corp. (the "Depositor"), as Depositor, Industry Mortgage Company, L.P. (the "Seller"), as Seller, and IMC Home Equity Loan Trust 1996-2, as Purchaser, pursuant to the Pooling and Servicing Agreement dated as of April 1, 1996 among the Depositor, the Seller, as Seller and Servicer, and Chemical Bank, as Trustee (the "Pooling and Servicing Agreement"), hereby confirm their understanding with respect to the sale by the Seller and the purchase by the Depositor and the sale by the Depositor and the purchase by the Purchaser of those Home Equity Loans (the "Subsequent Home Equity Loans") listed on the attached Schedule of Home Equity Loans.

         Conveyance of Subsequent Home Equity Loans. As of _____________, 1996 (the "Subsequent Cut-Off Date"), the Seller does hereby irrevocably transfer, assign, setover and otherwise convey to the Depositor and the Depositor does hereby irrevocably transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as otherwise explicitly provided for herein) all right, title and interest in and to any and all benefits accruing from the Subsequent Home Equity Loans (other than any principal and interest payments received thereon on or prior to the Subsequent Cut-Off Date) which are delivered to the Trustee herewith (and all substitutions therefor as provided by Sections 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Subsequent Home Equity Loan documents and the interest in any Property which secured a Subsequent Home Equity Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; and proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Subsequent Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). The Depositor shall deliver the original Mortgage or mortgage assignment with evidence of recording thereon (except as otherwise provided by the Pooling and Servicing Agreement) and other required documentation in accordance with the terms set forth in Sections 3.05 and 3.07 of the Pooling and Servicing Agreement.

         The costs relating to the delivery of the documents specified in this Subsequent Transfer Agreement and the Pooling and Servicing Agreement shall be borne by the Depositor.

         Additional terms of the sale are attached hereto as Attachment A.


         The Depositor hereby affirms the representations and warranties set forth in the Pooling and Servicing Agreement that relate to the Depositor and the Subsequent Home Equity Loans as of the date hereof. The Depositor hereby delivers notice and confirms that each of the conditions set forth in Section 3.07(b) to the Pooling and Servicing Agreement are satisfied as of the date hereof.

         All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein, provided that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

         Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.

                            CONTISECURITIES ASSET FUNDING CORP.
                            as Depositor



                            By:
                               --------------------------------
                                     Name:
                                     Title:

                            By:
                                --------------------------------
                                     Name:
                                     Title:

                            INDUSTRY MORTGAGE COMPANY, L.P.
                            as Seller


                            By:
                                --------------------------------
                                     Name:
                                     Title:

                            CHEMICAL BANK, as Trustee for IMC
                            Home Equity Loan Trust 1996-2



                            By:
                               --------------------------------
                                     Name:
                                     Title:


Dated:

                                                                       EXHIBIT E

                    FORM OF CERTIFICATE RE: HOME EQUITY LOANS
                       PREPAID IN FULL AFTER CUT-OFF DATE


                          CERTIFICATE RE: PREPAID LOANS


         I,  __________________________,  _______________  of Industry  Mortgage
Company, L.P. ("IMC"), hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of April 1, 1996 among ContiSecurities Asset Funding Corp., as Depositor, IMC as Seller and Servicer, and Chemical Bank, as Trustee) and the "Startup Day," the following schedule of "Home Equity Loans" (each as defined in the Pooling and Servicing Agreement) have been prepaid in full.


 Account                         Original          Current            Date Paid
 Number          Name             Amount            Balance              Off





Dated: April __, 1996


                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

                                                                     EXHIBIT F-1


                      TRUSTEE'S ACKNOWLEDGEMENT OF RECEIPT

         Chemical Bank, in its capacity as Trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of April 1, 1996 ( the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, Industry Mortgage Company, L.P., a Delaware limited partnership, as seller and servicer ("IMC"), and Chemical Bank, as Trustee (the "Trustee"), hereby acknowledges receipt of an aggregate cash amount of approximately $__________ into the Pre-Funding Account and an aggregate cash amount of approximately $__________ into the Capitalized Interest Account pursuant to
Section 7.04 of the Pooling and Servicing Agreement.

         The Trustee hereby additionally acknowledges that it shall cause the Custodian (as defined in the Pooling and Servicing Agreement) to review such items as required by Section 3.06(a) of the Pooling and Servicing Agreement.


                                    CHEMICAL BANK, as Trustee



                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

Dated:  April __, 1996



                                      F-1-1

                                                                     EXHIBIT F-2




                     CUSTODIAN'S ACKNOWLEDGEMENT OF RECEIPT

         The First National Bank of Boston, in its capacity as custodian (the "Custodian) under the Custodial Agreement dated as of April 1, 1996 among the Custodian and Chemical Bank, in its capacity as Trustee (the "Trustee") under that certain Pooling and Servicing Agreement dated as of April 1, 1996 ( the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, Industry Mortgage Company, L.P., a Delaware limited partnership, as seller and servicer ("IMC"), and Chemical Bank, as Trustee (the "Trustee"), hereby acknowledges receipt (subject to review as required by Section 3.06(a) of the Pooling and Servicing Agreement) of the items delivered to it by IMC with respect to the Initial Home Equity Loans pursuant to Section 3.05(b)(i) of the Pooling and Servicing Agreement.

         The Schedules of Initial Home Equity Loans is attached to this Receipt.

         The Custodian hereby additionally acknowledges that it shall review such items as required by Section 3.06(a) of the Pooling and Servicing Agreement and shall otherwise comply with Section 3.06(b) of the Pooling and Servicing Agreement as required thereby.


                                     THE FIRST NATIONAL BANK OF BOSTON,
                                         as custodian



                                     By:
                                        --------------------------------
                                     Name:
                                          ------------------------------
                                     Title:
                                           -----------------------------

Dated:  April __, 1996





                                      F-2-1

                                                                       EXHIBIT G

                                                      FORM OF POOL CERTIFICATION

                               POOL CERTIFICATION

         WHEREAS, the undersigned is an Authorized Officer of The First National Bank of Boston, in its capacity as Custodian (the "Custodian") under the Custodial Agreement dated April 1, 1996 between the Custodian and Chemical Bank, a New York banking corporation, acting in its capacity as trustee (the "Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, Industry Mortgage
Company, L.P., as Seller (the "Seller") and Servicer, and Chemical Bank, as Trustee; and

         WHEREAS, the Custodian is required, pursuant to Section 3.06(a) of the Pooling and Servicing Agreement, to review the Mortgage Files relating to the Pool within a specified period following the Startup Day and to notify the Seller promptly of any defects with respect to the Pool, and the Seller is required to remedy such defects or take certain other action, all as set forth in Section 3.06(b) of the Pooling and Servicing Agreement; and

         WHEREAS, Section 3.06(a) of the Pooling and Servicing Agreement requires the Custodian to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

         NOW, THEREFORE, the Custodian hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section
3.05 of the Pooling and Servicing Agreement) have been executed or received, and that such documents relate to the Home Equity Loans identified in the Schedule of Home Equity Loans pursuant to Section 3.06(a) of the Pooling and Servicing Agreement or, in the event that such documents have not been executed and received or do not so relate to such Home Equity Loans, any remedial action by the Seller pursuant to Section 3.06(b) of the Pooling and Servicing Agreement has been completed. The Custodian makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                                    THE FIRST NATIONAL BANK OF BOSTON, as
                                    Custodian




                                    By:
                                        --------------------------------
                                    Title:
                                           -----------------------------

Dated: April __, 1996

                                                                       EXHIBIT H

                                                          FORM OF DELIVERY ORDER

                                 DELIVERY ORDER



Chemical Bank, as Trustee
450 W. 33rd Street, 15th Floor
New York, NY  10001

Attention:  Structured Finance Services

Dear Sirs:

         Pursuant to Section 4.01 of the Pooling and Servicing Agreement, dated as of April 1, 1996 (the "Pooling and Servicing Agreement") among ContiSecurities Asset Funding Corp., as Depositor, Industry Mortgage Company, L.P., a Delaware Corporation ("IMC"), as Seller and Servicer, and Chemical Bank, a New York banking corporation, as Trustee (the "Trustee"), IMC HEREBY CERTIFIES that all conditions precedent to the issuance of the IMC Home Equity Loan Trust 1996-2, Home Equity Loan Pass-Through Certificate, Class A, Class S-I and Class R (the "Certificates"), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates, and to RELEASE said Certificates to the owners thereof, or otherwise upon their order. Instructions regarding the registration of the Certificates are attached hereto.

                                     Very truly yours,

                                     CONTISECURITIES ASSET FUNDING CORP.



                                     By:
                                        --------------------------------
                                     Title:
                                           -----------------------------


                                     By:
                                         --------------------------------

                                     Title:
                                           -----------------------------

Dated: April __, 1996

                                                                       EXHIBIT I

                                FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

                                AFFIDAVIT PURSUANT TO SECTION
                                860E(e) OF THE INTERNAL REVENUE
                                CODE OF 1986, AS AMENDED

STATE OF                   )
                           ) ss:
COUNTY OF                  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income.);
(ii) it is not acquiring the Class R Certificate for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , .

                                            [NAME OF INVESTOR]

                                            By:
                                               --------------------------------
                                            [Name of Officer]
                                            [Title of Officer]

[Corporate Seal]

Attest:

- --------------------------------
[Assistant] Secretary

         Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this______ day of____________  ,_______.



- --------------------------------
NOTARY PUBLIC

COUNTY OF
          --------------------------------

STATE OF
          --------------------------------

         My commission expires the____day of________________, __________     .

                                                                     EXHIBIT J-1
                                          FORM OF CERTIFICATE REGARDING TRANSFER
                                                           (ACCREDITED INVESTOR)

                                     [DATE]



Chemical Bank, as Trustee
450 W. 33rd Street, 15th Floor
New York, NY  10001

Attention:  Corporate Trustee Department

         Re:      IMC Home Equity Loan Trust 1996-2
                  Home Equity Loan Pass-Through Certificates,
                  Class S-I ("Certificates")

Gentlemen:

         In   connection   with  our   purchase   on  the  date  hereof  of  the
above-referenced    Certificates   from    ______________________    ("Seller"),
[PURCHASER] (the "Purchaser") hereby certifies that:

         1. The Purchaser is acquiring the Certificates for [investment purposes only for]1 the Purchaser's own account and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate Section 5 of the Securities Act of 1933, as amended (the "Act"), provided that the disposition of its property shall at all times be and remain within its control;

         2. The Purchaser understands that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are (a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

         3. The Purchaser has received a copy of the Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which it has requested;

         4. The Purchaser believes it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that it is able to bear the economic risks of such an investment;

         5. [The Purchaser is not an "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(1)

- --------
1  Not required if the Purchaser is a broker/dealer.

of the Internal Revenue Code of 1986] OR [The source of funds to be used by the Purchaser to purchase the Certificates is a general account and either (i) no part of such assets constitutes assets of an "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(l) of the Internal Revenue Code of 1986, or (ii) to the extent that such assets constitute assets of an "employee benefits plan" within the meaning of Section 3(3) of ERISA, or a "plan" within the meaning of Section 4975(e)(1) of the Code, it acknowledges that in the discharge of its duty as a plan fiduciary in connection with the purchase of the Certificates it has concluded that such purchase will not constitute a violation of Section 404(a) of ERISA];

         6. If the Purchaser sells any of the Certificates at its option, it will (i) obtain from any investor that purchases any Certificate from it a letter substantially in the form of Exhibit J-1 or J-2 to the Pooling and Servicing Agreement and (ii) to the extent required by the Pooling and Servicing Agreement, cause an opinion of counsel to be delivered, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws; and

         7. The Purchaser certifies that for purposes of the Certificate Register, its address, including telecopier number and telephone number, is as follows:




                  telecopier:

                  telephone:

         (H) The purchase of the Certificates by the Purchaser does not violate the provisions of the first sentence of Section 5.08(d) of the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this letter to be executed by its signatory, duly authorized, as of the date first above written.


                                            [PURCHASER]

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                                                     EXHIBIT J-2
                                          FORM OF CERTIFICATE REGARDING TRANSFER
                                                           (Rule 144A)


                                     [Date]



Chemical Bank
450 W. 33rd Street, 15th Floor
New York, NY 10001

Attention:  Corporate Trustee Department

         Re:      IMC Home Equity Loan Trust 1996-2
                  Home Equity Loan Pass-Through Certificates,
                  Class __-___ ("Certificates")


Dear Gentlemen or Ladies:

         In   connection   with  our   purchase   on  the  date  hereof  of  the
above-referenced Certificates from _______________ ("Seller") hereby certify that:

         1. We are acquiring the Certificates for our own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate the Securities Act of 1933, as amended (the "Act"), provided that the disposition of our property shall at all times be and remain within our control;

         2. We understand that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are
(a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

         3. We have received a copy of the Pooling and Servicing Agreement dated as of April 1, 1996 (the "Pooling and Servicing Agreement") pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which we have requested;

         4. We believe we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that we are able to bear the economic risks of such an investment;

         5. If we sell any of the Certificates at our option, we will either (i) obtain from any institutional investor that purchases any Certificate from us a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs 1, 2 through 4 and this paragraph 5 or
(ii) deliver an opinion of counsel to such institutional investor, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws;

         6. We are acquiring the Certificates for our own account and the source of funds to be used by us to purchase the Certificates is a general account and either (i) no part of such assets constitutes assets of an "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(l) of the Internal Revenue Code of 1986, or (ii) to the extent that such assets constitute assets of an "employee benefits plan" within the meaning of Section 3(3) of ERISA, or a "plan" within the meaning of Section 4975(e)(1) of the Code, we acknowledge that in the discharge of our duty as a plan fiduciary in connection with the purchase of the Certificates we have concluded that such purchase will not constitute a violation of Section 404(a) of ERISA;

         7. We certify that for purposes of the Certificate Register, our address, including telecopier number and telephone number, is as follows:

                           ------------------------------------

                           ------------------------------------

                           ------------------------------------

                           telecopier:

                           telephone:

         8. If we sell any of the Certificates, will obtain from any purchaser from us the same representations contained in the foregoing paragraph 6 and this paragraph 7; and

         9. Our purchase of the Certificates does not violate the provisions of the first sentence of Section 5.08(d) of the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, we have signed this certificate as of the date first written above.




                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------

                EXHIBIT K TO THE POOLING AND SERVICING AGREEMENT

                   HOME EQUITY LOANS WITH DOCUMENT EXCEPTIONS




Loan Number       Borrower Name    Original Loan Amount            Exception